UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Securities Exchange Act of 1934

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MarshMcLennan

2024

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Marsh GuyCarpenter Mercer OliverWyman

Marsh McLennan is a global professional services firm with comprehensive expertise across risk, strategy and people.

We partner with clients, colleagues, investors and communities to build the confidence to thrive through the power of perspective.

Our strengths unite us across disciplines and around the world:

Being committed partners

We work with curiosity, care and integrity to understand our clients' needs and enable their success.

Applying unique expertise

We bring a distinct combination of capabilities to clarify present and future risks and opportunities.

Delivering actionable solutions

We provide practical solutions to pressing challenges that help businesses and communities thrive.

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

DEAR STOCKHOLDER:

You are cordially invited to attend the annual meeting of stockholders of Marsh McLennan at:

DATE Thursday, May 16, 2024	TIME ONLINE CHECK-IN BEGINS: 9:45 a.m. Eastern Time MEETING BEGINS: 10:00 a.m. Eastern Time	LOCATION Meeting live via the Internet—please visit: WWW.VIRTUALSHAREHOLDER MEETING.COM/MMC2024

This year’s annual meeting will be held virtually. Stockholders will be able to listen, vote, and submit questions remotely via the Internet. Information on how to participate in the virtual annual meeting is on page 87. There are five items of business for this year’s annual meeting:

ITEMS OF BUSINESS

1.	To elect eleven (11) persons named in the accompanying proxy statement to serve as directors for a one-year term;

2.	To approve, by nonbinding vote, the compensation of our named executive officers;

3.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm;

4.	To vote on one stockholder proposal, if properly presented at the meeting; and

5.	To conduct any other business that may properly come before the meeting.

YOUR VOTE IS VERY IMPORTANT

If you were a stockholder at the close of business on March 18, 2024, you are eligible to vote at this year’s annual meeting. Whether or not you plan to participate in the annual meeting, your vote is very important. We urge you to participate in the election of our directors and in deciding the other items on the agenda for the annual meeting.

You may vote on the Internet or by telephone.

•	If you accessed this proxy statement through the Internet, instructions appear in the Notice of Internet Availability of Proxy Materials.

•	If you received this proxy statement by mail, you may also vote by mail and instructions appear on the enclosed proxy card.

CONNOR KURATEK

Deputy General Counsel & Corporate Secretary

March 29, 2024

Important Notice Regarding the Availability of Proxy Materials for the Marsh McLennan Annual Meeting of Stockholders to Be Held on May 16, 2024: This proxy statement and the Company’s 2023 Annual Report, which includes financial statements as of and for the fiscal year ended December 31, 2023, are available at proxy.mmc.com.

This notice and proxy statement is first being mailed or made available on the Internet to stockholders on or about March 29, 2024.

In these materials, we refer to Marsh & McLennan Companies, Inc. as “Marsh McLennan”, the “Company”, “we”, and “our”.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement carefully before voting.

VOTING MATTERS	Page number for more information	Board’s recommendation

Election of Directors (Item 1)	18	FOR
To elect eleven (11) persons named in the accompanying proxy statement to serve as directors for a one-year term

Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation (Item 2)	26	FOR
To approve, by nonbinding vote, the compensation of our named executive officers

Ratification of Independent Auditor (Item 3)	70	FOR
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm

Stockholder Proposal—Shareholder Right to Act by Written Consent (Item 4)	73	AGAINST
To vote on one stockholder proposal

HIGHLIGHTS OF OUR BUSINESS

Business

We are the world’s leading professional services firm in the areas of risk, strategy and people. We help clients build the confidence to thrive through the power of perspective of our four market-leading businesses: Marsh, Guy Carpenter, Mercer and Oliver Wyman Group. With annual revenue of $23 billion, we have more than 85,000 colleagues advising clients in over 130 countries:

Marsh provides data-driven risk advisory services and insurance solutions to commercial and consumer clients.

Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and identify and capitalize on emerging opportunities.

Mercer delivers advice and technology-driven solutions that help organizations redefine the world of work, shape retirement and investment outcomes, and advance health and well-being for a changing workforce.

Oliver Wyman Group serves as a critical strategic, economic and brand advisor to private sector and governmental clients.

1	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

PROXY SUMMARY	(Continued)

KEY GOVERNANCE POLICIES AND PRACTICES

BOARD OF DIRECTORS

✓  Our Chair of the Board is an independent director.

✓  All of our directors are elected annually.

✓  Our directors’ skills and areas of expertise are presented in a matrix on page 11.

✓  Our Governance Guidelines articulate the Board’s responsibility, alongside management, for setting the “tone at the top” and overseeing management’s strategy to promote a culture of integrity throughout the Company.

KEY DIRECTOR STATISTICS
*Key Director Statistics are as of May 16, 2024

ANNUAL REVIEW of BOARD COMPOSITION including SKILLS AND CHARACTERISTICS to be sought in candidates	In the past 5 YEARS, we have appointed 5 INDEPENDENT DIRECTORS	As of our 2024 annual meeting, we expect 36% OF OUR BOARD TO BE WOMEN

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	2

PROXY SUMMARY	(Continued)

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

Our 2023 ESG Report is available on our website at marshmclennan.com/about/esg.html and discloses against aspects of the Task Force on Climate-related Financial Disclosures (TCFD), Sustainability Accounting Standards Board (SASB) and Global Reporting Initiative (GRI) standards. Our 2023 ESG report and our website are not deemed part of this report and are not incorporated by reference. We have formally integrated ESG considerations into our decision-making processes since 2008 and believe that transparent and consistent disclosure enables better-informed business and investment decisions.

STOCKHOLDER ENGAGEMENT

✓ In each of the past five years, we offered to engage with institutional stockholders holding approximately 36% to 64% of our outstanding common stock.

✓ In 2023, we expanded our stockholder engagement to take feedback from our stockholders following our lower-than-usual support for our 2023 say on pay proposal. We offered to engage with each of our top 50 stockholders, together representing 64% of our voting power and we held meetings with all stockholders that accepted our invitation. We ultimately met with stockholders representing approximately 33% of our voting power. Feedback was shared directly with the Board and its committees, including the Compensation Committee. The participating stockholders communicated their overall support of our executive compensation policies and practices.

✓ We understand that the one-time amendment to our former Chief Executive Officer (CEO), Daniel Glaser’s, outstanding performance stock unit awards in connection with his retirement was the basis for the lower-than-usual support for our say on pay proposal. We discussed the special circumstances, including the broad-based change to retirement treatment impacting all long-term incentive awards granted beginning in February 2022, Mr. Glaser’s lasting success as CEO and the successful transition of the CEO role to Mr. Doyle, that led the Compensation Committee to determine that the amendment was appropriate. Following the CEO transition, in the first quarter of 2023, we generated a 7% GAAP revenue increase and 9% underlying revenue growth, grew adjusted EPS* by 10% and GAAP EPS by 18% and expanded our margin. These strong results continued through 2023. We ended the year with a 25% increase in GAAP EPS, 17% growth in adjusted EPS*, generated revenue of $22.7 billion (a 10% increase on a GAAP basis compared with 2022) and 9% growth in underlying revenue.

* Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

✓ We reassured stockholders that the amendment of equity awards was not intended to be a common practice and the Company does not have any current intention to amend outstanding awards in the future.

✓ In response to stockholder feedback, we continued to govern our executive compensation program based on four main principles:

• Aligning with stockholder value creation;

• Supporting a strong performance culture;

• Setting target compensation at competitive levels in markets where we operate; and

• Maximizing colleagues’ perceived value of our programs.

For more information about what we heard and our response to the 2023 say on pay vote, please refer to page 32 in the Compensation Discussion and Analysis of this proxy statement.

STOCKHOLDER RIGHTS

✓ Our bylaws provide for proxy access.

✓ Our bylaws allow holders of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting.

✓ Directors must receive a majority of the votes cast to be elected in uncontested elections.

✓ We do not have a stockholder rights plan, or poison pill, in place.

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PROXY SUMMARY	(Continued)

COMPENSATION AND EQUITY

✓ We have stock ownership guidelines for directors and senior executives.

✓ We prohibit hedging transactions by directors and colleagues, including senior executives.

✓ Directors and senior executives are prohibited from pledging Company securities as collateral for a loan or otherwise.

KEY EXECUTIVE COMPENSATION POLICIES AND PRACTICES
STOCKHOLDER ALIGNED EXECUTIVE COMPENSATION PROGRAM

• Our senior executives have a high percentage of variable (‘‘at risk’’) pay.

• Long-term incentive compensation for our senior executives is delivered in stock options and performance stock unit awards, the value of which depends on stock price appreciation or achievement of specific Company financial objectives and the Company’s relative total stockholder return (“TSR”) versus S&P 500® constituents.

• We generally mitigate the potential dilutive effect of equity-based awards through our share repurchase program.

• The Compensation Committee has engaged an independent compensation consultant.

COMPENSATION RECOVERY POLICIES

• We maintain a compensation clawback policy for senior executives that provides for the recoupment of erroneously awarded compensation in the event of a financial restatement in accordance with Securities and Exchange Commission rules and New York Stock Exchange listing standards, which was filed as Exhibit 97.1 to our annual report on 10-K for the year ended December 31, 2023.

SEVERANCE AND CHANGE IN CONTROL

• Severance protections for our senior executives, including our CEO, are at a 1x multiple of base salary and annual bonus, with a pro-rata bonus for the year of termination. Further, we are required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives if they provide for cash severance that exceeds 2.99x the executive’s base salary and three-year average annual bonus award.

• We provide “double-trigger” vesting of equity-based awards and payment of severance benefits following a change in control of the Company.

• We do not provide golden parachute excise tax gross-ups in connection with a change in control of the Company.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	4

PROXY SUMMARY	(Continued)

SAY ON PAY

• We hold a nonbinding advisory vote on named executive officer compensation each year.

• Stockholder support for our executive compensation program has generally been very strong. While our approval rate was 65% in 2023, it was 94% in 2022, 95% in 2021 and 93% or higher since 2013.

• As a result, we expanded our stockholder outreach and offered to engage with 64% of our voting power to have the opportunity to hear our stockholders’ feedback and concerns.

• We are committed to ongoing engagement with our stockholders and the major proxy advisory firms.

For more information about what we heard and our response to the 2023 say on pay vote, please refer to page 32 in the Compensation Discussion and Analysis of this proxy statement.

HIGHLIGHTS OF OUR 2023 PERFORMANCE AND COMPENSATION
FINANCIAL OBJECTIVES

• In 2023, Marsh McLennan delivered strong results as we successfully continued to invest in our talent and capabilities, both organically and through acquisitions.

• Our GAAP EPS increased 25%. We delivered 17% growth in adjusted EPS.*

• We generated $22.7 billion of revenue, an increase of 10% on a GAAP basis compared with 2022. We achieved 9% growth in underlying revenue.

• Our GAAP operating income increased by 23%. We grew our adjusted operating income* by 17%, and expanded adjusted margin for our 16th consecutive year.*

* Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

CAPITAL MANAGEMENT

• In 2023, we deployed approximately $4 billion of capital across dividends, acquisitions and share repurchases.

• We raised our quarterly dividend by 20%, paying total dividends of $1.3 billion in 2023 ($2.60 per share). We have increased our dividend every year since 2010.

• We invested $1.6 billion in acquisitions that added to our talent, capabilities and scale. This was our largest year for acquisitions in nearly two decades, aside from 2019 when we acquired JLT.

• We completed $1.15 billion of share repurchases.

POSITIONING OUR BUSINESS FOR THE FUTURE

• We completed a seamless leadership transition in the role of President and Chief Executive Officer.

• We continued to realize benefits of our recent investments in our talent.

• We continue to optimize our portfolio with the sale of two administration businesses at Mercer, which closed on January 1, 2024.

5	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

PROXY SUMMARY	(Continued)

STOCK PERFORMANCE

• Our 2023 total stockholder return (“TSR”) of 16.2% outperformed the S&P 500® Equal Weight Index (13.8%). Our TSR lagged the S&P 500® index TSR (26.3%) as a result of high stock appreciation in 2023 of certain technology companies with high market capitalizations.

• Our five-year annualized TSR of 20.8% outperformed both the S&P 500® Equal Weight Index (13.7%) and the S&P 500® index TSR (15.7%).

EXECUTIVE COMPENSATION

•  In February 2024, the Compensation Committee assessed management’s performance against our 2023 objectives. The Compensation Committee determined bonuses that were above target for all of our named executive officers commensurate with strong performance with respect to our financial and strategic objectives.

•  We achieved three-year annualized adjusted EPS growth of 17.9%* for our 2021 performance stock unit (“PSU”) awards. This was above our 7% target and 11% maximum for the award, resulting in the maximum payout at 200% of target. In addition, our three-year TSR was above the 75th percentile versus S&P 500® constituents*, which resulted in the maximum 1.25x relative TSR modifier; however, the modifier had no impact on the actual payout of awards since they were capped at the maximum 200% of target based on our adjusted EPS growth.

*  Please see “Definitions of Financial Performance Measures” on page 49 for information about the calculation of adjusted EPS growth and TSR for our PSU awards.

SENIOR EXECUTIVE CHANGES

As part of a thoughtful and planned CEO and executive succession process, the Company made the following senior executive changes:

Effective January 1, 2023

• John Q. Doyle was appointed President and Chief Executive Officer succeeding Daniel Glaser. Mr. Doyle previously served as Group President and Chief Operating Officer.

• John J. Jones was appointed Chief Marketing and Communications Officer. Mr. Jones previously served as Chief Marking Officer of Marsh.

Effective April 1, 2024

• Patrick Tomlinson will be appointed President and Chief Executive Officer of Mercer succeeding Martine Ferland upon her retirement. Mr. Tomlinson previously served as President of Mercer and Marsh McLennan US and Canada CEO.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	6

PROXY SUMMARY	(Continued)

OUR BUSINESS AND STRATEGY TIE TO OUR EXECUTIVE COMPENSATION PROGRAM

As a professional services firm, our business relies on the expertise and capabilities of our colleagues to lead in ways that meet our clients’ needs and, in turn, promote the long-term interests of our stockholders. We have designed our executive compensation program to achieve our business objectives and attract, motivate and retain highly talented individuals.

We continued to evaluate performance in our executive compensation program against the following long-term financial and strategic objectives:

  Deliver on financial objectives.

  Generate top line growth through innovation and organic investments.

  Make Marsh McLennan a great place to work.

  Focus on strategic priorities, including mergers and acquisitions, technology and innovation.

  Execute a balanced capital management strategy.

  Promote a culture of integrity.

The financial performance measures used in our executive compensation program, which include Company and business net operating income, EPS growth and relative TSR, are defined in “Definitions of Financial Performance Measures” on page 49.

The strength of our financial performance and strategic accomplishments over the past five years is reflected in our TSR. The following graph compares the annual cumulative stockholder return for the five-year period ended December 31, 2023 of Marsh McLennan common stock with the S&P 500® Stock Index and the S&P 500® Financials Index, assuming an investment of $100 on December 31, 2018.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ($100 invested 12/31/18 with dividends reinvested)

7	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

CORPORATE GOVERNANCE

We describe key features of the Company’s corporate governance environment below and in the next section of this proxy statement, captioned “Board of Directors and Committees.” Our key corporate governance materials are available online at marshmclennan.com/about/corporate-governance.html.

OVERVIEW

Our Board of Directors currently has thirteen (13) members, including H. Edward Hanway, our Independent Chair, and John Q. Doyle, our President and Chief Executive Officer. Bruce P. Nolop and Raymond G. Young, who have served as directors since 2008 and 2023, respectively, are not standing for re-election at the 2024 annual meeting. Mr. Doyle is the only member of management who serves as a director. As described in more detail under “Board of Directors and Committees,” our Board maintains an Audit Committee, a Compensation Committee, a Directors and Governance Committee, a Finance Committee, an ESG Committee and an Executive Committee.

CORPORATE GOVERNANCE PRACTICES

The Company is committed to best practices in corporate governance. Highlights of our corporate governance practices are described below.

Board Structure

•	Board Independence. All of the Company’s directors are independent, with the exception of our CEO, who is the only member of management serving on the Board.

•	Independent Chair. The Company maintains separate roles of chief executive officer and Board chair as a matter of policy. An independent director acts as Board chair.

•	Offer to Resign upon Change in Circumstances. Pursuant to our Governance Guidelines, any director undergoing a significant change in professional circumstances must offer to resign from the Board.

Election of Directors

•	Annual Election of Directors. The Company’s charter provides for the annual election of directors.

•

Majority Voting in Director Elections. The Company’s bylaws provide that, in uncontested elections, director candidates must be elected by a majority of the votes cast. Each director candidate has previously tendered an irrevocable resignation that will be effective upon his or her failure to receive the requisite votes and the Board’s acceptance of such resignation.

Proxy Access

•

Proxy Access. The Company’s bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of Board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws.

Right of Stockholders to Call Special Meetings

•	Stockholder Right to Call Special Meetings. The Company’s bylaws allow holders of record of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting.

Stockholder Rights Plan

•	No Poison Pill. The Company does not have a stockholder rights plan in place.

Compensation Practices

•

Compensation Structure for Independent Directors. The Company’s director compensation structure is transparent to investors and does not provide for meeting fees or retainers for non-chair committee membership.

•

Cap on Executive Severance Payments. The Company is required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives if they provide for cash severance that exceeds 2.99x the executive’s base salary and three-year average annual bonus award. Severance protections for our senior executives, including our CEO, are at a 1x multiple of base salary and bonus, as described in “Severance Arrangements” on page 50.

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CORPORATE GOVERNANCE	(Continued)

•

“Double-Trigger” Condition for Vesting of Equity-Based Awards following a Change in Control. Our equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a specified termination of employment in order for vesting to be accelerated.

•

“Clawback” Policies. We maintain a compensation clawback policy for senior executives that provides for the recoupment of erroneously awarded compensation in the event of a financial restatement in accordance with Securities and Exchange Commission rules and New York Stock Exchange listing standards, which was filed as exhibit 97.1 to our annual report on 10-K for the year ended December 31, 2023.

Equity Ownership and Holding Requirements

•

Senior Executive Equity Ownership and Holding Requirements. The Company requires senior executives to hold shares or stock units of our common stock (excluding performance stock units) with a value equal to a multiple of base salary. The multiple for our Chief Executive Officer is six, and the multiple for our other senior executives is three. Senior executives are required to hold shares of the Company’s common stock acquired in connection with equity-based awards until they reach their ownership multiple and may not sell any shares of the Company’s common stock unless they maintain their ownership multiple. Stock options (whether vested or unvested) are not counted in the ownership calculation. Additionally, outstanding performance stock units, which have a variable payout based on performance, are excluded from the calculation of ownership needed to satisfy the guidelines.

•

Director Equity Ownership and Holding Requirements. Directors are required to acquire over time, and thereafter hold (directly or indirectly), shares or stock units of our common stock with a value equal to at least 5x the Board’s basic annual retainer (currently $140,000, for a total ownership threshold of $700,000). Directors may not sell shares of the Company’s common stock until this ownership threshold is attained.

GUIDELINES FOR CORPORATE GOVERNANCE

The Company and the Board of Directors formally express many of our governance policies through our Guidelines for Corporate Governance (our “Governance Guidelines”). The Governance Guidelines are posted on our website at marshmclennan.com/about/corporate-governance.html.

The Governance Guidelines summarize certain policies and practices designed to assist the Board in fulfilling its fiduciary obligations to the Company’s stockholders, including the following (parenthetical references are to the relevant section of the Governance Guidelines):

•	The Board’s responsibility, alongside management, for setting the “tone at the top” and overseeing management’s strategy to promote a culture of integrity throughout the Company. (Section A)

•	Specific Board functions (Section B), such as:

Corporate Focus

•	reviewing, monitoring and, where appropriate, approving the Company’s strategic and operating plans, fundamental financial objectives and major corporate actions;

•	assessing major risks facing the Company and reviewing enterprise risk management (“ERM”) programs and processes;

•	overseeing the integrity of the Company’s financial statements and financial reporting processes;

•	reviewing processes to maintain the Company’s compliance with legal and ethical standards; and

•	reviewing and monitoring the effectiveness of the Company’s corporate governance practices.

Management Focus

•	selecting the CEO and planning for succession;

•	regularly evaluating the performance of, and determining the compensation paid to, the CEO; and

•	providing oversight and guidance regarding the selection, evaluation, development, succession and compensation of other senior executives.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	2

CORPORATE GOVERNANCE	(Continued)

•	Succession planning and management development. (Section C)

•	Director qualification standards and director independence. (Sections D.2 and D.3)

•	Board service limits of four public company boards for independent directors, and two public company boards for directors who also serve as a named executive officer of a public company. (Section D.5)

•	Majority voting in director elections. (Section E.3)

•	Resignation and retirement requirements for independent directors. (Section E.5)

•	Separation of Chair and CEO roles. (Section F.2)

•	Executive sessions of independent directors at every in-person meeting of the Board. (Section H.3)

•	Annual Board review of the Company’s long-term strategic plan and the strategic plans of the Company’s businesses. (H.4)

•	Board access to management and professional advisors. (Section I)

•	Director stock ownership requirements. (Section K.2)

•	Prohibition on directors’ hedging and pledging Company securities. (Section K.3)

•	Annual Board and committee evaluations. (Section L)

•	Policy on interested stockholder transactions. (Section O)

STOCKHOLDER ENGAGEMENT

We have a longstanding commitment to stockholder engagement. In each of the past five years, we offered to engage with institutional stockholders holding approximately 36% to 64% of our outstanding common stock. In 2023, we expanded our stockholder engagement to take feedback from our stockholders following our 2023 say on pay proposal. We offered to engage with each of our top 50 stockholders, together representing 64% of our voting power, and we had meetings with all stockholders that accepted our invitation. We ultimately met with stockholders representing approximately 33% of our voting power, including five of our ten largest stockholders.

Discussions covered corporate governance matters, such as board composition and succession planning, our sustainability commitments and social topics, as well as executive compensation and our 2023 say on pay proposal. The participating stockholders communicated their overall support of our executive compensation policies and practices. For more information about what we heard and our response to the 2023 say on pay vote, please refer to page 32 in the Compensation Discussion and Analysis.

Feedback received during the stockholder engagement process is shared with senior executives, the Board and its committees and is considered in making decisions on the issues discussed. We are committed to ongoing engagement with our stockholders and intend to continue these outreach efforts.

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CORPORATE GOVERNANCE	(Continued)

RISK OVERSIGHT

It is the responsibility of the Company’s senior management to assess and manage our exposure to risk and to bring to the Board’s attention the most material risks facing the Company. Our annual enterprise risk management review process consists of a bottom-up review of all risks facing Marsh McLennan, with business risk committees ultimately escalating risks to the Marsh McLennan Risk Committee and a top-down review of all risks facing the Company through Board and Executive Committee risk assessments. The Board oversees risk management directly and through its committees. The Board believes its approach to risk oversight allows it to appropriately allocate oversight responsibilities among and between the full Board and its committees.

Annually, the Board reviews management’s assessment of the Company’s key enterprise risks. Senior management then briefs the Board on its strategy with respect to each risk and provides a mid-year status update and a report at year-end. The Board receives updates from management on specific risks throughout the year, including geopolitical, cybersecurity, human capital management and ESG.

The Audit Committee regularly reviews the Company’s policies and practices with respect to risk assessment and risk management, including cybersecurity risk. The Directors and Governance Committee considers risks related to CEO succession planning, the Compensation Committee considers risks relating to the design of executive compensation programs and arrangements and the ESG Committee considers risks related to ESG and climate initiatives, including the evolving regulatory environment for climate and ESG matters. See the discussion under “Committees” on page 14 for additional information about the Board’s committees.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) OVERSIGHT AND ACTIVITIES

The Board has formally focused on key aspects of the Company’s ESG initiatives since 2008, when it created a Board committee with oversight of these issues. In addition, the Company has a Management ESG Committee that supports the Marsh McLennan Board and senior executives in identifying, aligning and prioritizing new and existing ESG objectives across Marsh McLennan. Our 2023 ESG Report is available on our website at marshmclennan.com/about/esg.html. Our ESG report and our website are not deemed part of this proxy statement and are not incorporated by reference.

The Board oversees the Company’s ESG initiatives and strategies primarily through its committees.

ESG Committee. The ESG Committee oversees and supports the Company’s commitment to social, environmental and other public policy initiatives. It is comprised of members who have been selected based upon their tenure, skills and expertise. The ESG Committee receives reports at least annually on sustainability matters from the Chair of the Company’s Management ESG Committee and Senior Director of Sustainability and on social topics from the Company’s Chief People Officer. The ESG Committee coordinates with the Directors and Governance Committee and the Compensation Committee on matters of mutual interest.

Compensation Committee. The Compensation Committee has responsibility to review certain key human resource strategic activities, including those relating to training and recruitment. The Compensation Committee receives annual reports on relevant topics from the Company’s Chief People Officer.

Directors and Governance Committee. The Directors and Governance Committee takes a leadership role in shaping the Company’s corporate governance principles and practices. It receives regular updates on governance practices and developments from the Company’s General Counsel.

Audit Committee. The Audit Committee has responsibility for the Company’s policies, systems and controls designed to promote ethical behavior and compliance with applicable legal and regulatory requirements. It receives regular updates from the Company’s Chief Compliance Officer, Head of Internal Audit and Global Controller.

Following each committee meeting, the respective committee chair reports on the meeting to the full Board. See the discussion under “Committees” on page 14 for additional information about the Board’s committees.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	4

CORPORATE GOVERNANCE	(Continued)

Management ESG Committee. An internal committee with members drawn from across the Company’s senior management helps coordinate the Company’s ESG initiatives. Members are drawn from senior management across our four global businesses and corporate departments, with our Deputy General Counsel, Chief Compliance Officer and Corporate Secretary serving as Chair.

CODES OF CONDUCT

Our reputation is fundamental to our business. The Company’s directors, senior executives and colleagues are expected to act ethically at all times. The Company’s codes of conduct and ethics are posted on the Company’s website at marshmclennan.com and copies are available to any stockholder upon request.

The Greater Good

Our Code of Conduct, The Greater Good, is the cornerstone of our culture of integrity. Available in 13 languages, it underpins our values, ethical commitments and standards of business integrity and professionalism. It provides guidance on many topics including anti-corruption, data handling, conflicts of interest, trade sanctions, anti-money laundering and environmental and social responsibility and is aligned around three key pillars: (1) Win With Integrity, (2) You Are Never Alone, and (3) Speak Up.

The Greater Good applies to all of our directors, officers and other colleagues and requires the Company’s agents, subcontractors and suppliers to comply with relevant aspects of our compliance policies. Each year, the Company’s directors and senior executives certify their commitment to The Greater Good.

The Greater Good supports colleagues in making decisions in situations where it may not be clear — or easy. Our colleagues are provided with comprehensive training and communication of The Greater Good, including through our digital integrity hub. We have also deployed a one-click desktop shortcut on every company computer and mobile device to allow colleagues to seamlessly engage with our Code of Conduct.

Code of Ethics for the CEO and Senior Financial Officers

The Company has also adopted an additional Code of Ethics for the Chief Executive Officer and Senior Financial Officers, which applies to our chief executive officer, chief financial officer and controller. We will disclose any amendments to, or waivers of, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers on our website at marshmclennan.com within four business days.

CEO SUCCESSION PLANNING AND SUCCESSION PLANNING FOR SENIOR EXECUTIVES

The Board believes that planning for CEO succession is one of its most important responsibilities. CEO succession planning is regularly discussed at Board meetings and in executive sessions. In addition, every year our CEO and Chief People Officer review with the Board potential internal candidates, including their qualifications, experience and development. At least annually, independent directors meet with the CEO to discuss potential successor candidates and their qualifications, experience and preparedness. The Board, taking into account the recommendations of the Directors and Governance Committee, approves and maintains a succession plan for the CEO. A confidential procedure is also maintained for the timely and efficient transfer of the CEO’s responsibilities in the event of an emergency or his sudden incapacitation or departure. In addition, our Governance Guidelines provide that, to the extent that a search firm is retained to identify external candidates for CEO, the Board will instruct the search firm to reflect a diverse slate, including gender, racial and ethnic diversity, in the initial pool of candidates.

The Board also believes that planning for succession below the CEO level is a key responsibility. The CEO periodically reviews with the independent directors the performance of senior executives and their qualifications, experience and development. The Compensation Committee has responsibility for reviewing the Company’s executive talent review process for senior executives. Every year, our Chief People Officer and CEO review with the Compensation Committee and full Board succession plans for direct reports to the CEO and other key executive positions.

Directors engage with senior executives and others at Board, committee and preparatory meetings. Directors also interact with senior executives and others in less formal settings to allow directors to personally assess potential candidates for CEO and senior executive roles.

5	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

CORPORATE GOVERNANCE	(Continued)

DIRECTOR RECRUITMENT, NOMINATION AND SUCCESSION PLANNING

The Board, taking into account the recommendation of the Directors and Governance Committee, is responsible for nominating a slate of director candidates for election at the Company’s annual meeting of stockholders.

Director Recruitment

The Board has delegated to the Directors and Governance Committee the authority to identify, consider and recommend to the Board potential new director candidates. An overview of the Board’s director recruitment process is provided below.

OVERVIEW OF DIRECTOR RECRUITMENT PROCESS
EVALUATE BOARD COMPOSITION

• The Directors and Governance Committee reviews Board composition at least annually

• The Directors and Governance Committee reviews with the Board periodically the skills and characteristics to be sought in director candidates

IDENTIFY POOL OF CANDIDATES

• Candidates may be recommended by search firms engaged by the Committee, other directors and stockholders

• Our Governance Guidelines provide that, to the extent that a search firm is retained to identify external director candidates, the Board will instruct the search firm to reflect a diverse slate, including gender, racial and ethnic diversity, in the initial pool of candidates

ASSESS POTENTIAL CANDIDATES

• Potential candidates are evaluated against the “Director Qualifications” on page 10 and the skills and experiences shown in the “Director Skills and Experience” matrix on page 11, as well as for independence and potential conflicts

• Members of the Directors and Governance Committee and other directors meet with potential candidates

RECOMMEND CANDIDATES FOR APPROVAL	• The Directors and Governance Committee recommends candidates to the Board for approval • Stockholders vote on director nominees at the annual meeting of stockholders

Director Nomination Planning

As part of the process for nominating director candidates, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our business and represent stockholder interests. In deciding whether to nominate an incumbent director for re-election, the Board considers many factors, including the criteria described under “Director Qualifications” on page 10, as well as his or her length of service and performance on the Board.

Director Succession Planning

The Board is committed to effective succession planning. The Directors and Governance Committee has responsibility to review the composition and structure of the Board as a whole, taking into account such factors as the Board’s current mix and diversity of skills, backgrounds and experiences, and to make recommendations to the Board as appropriate. In its review of Board composition, the Directors and Governance Committee considers succession planning in light of factors such as skills needed and upcoming retirements and other potential departures.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	6

CORPORATE GOVERNANCE	(Continued)

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

New directors participate in an orientation program throughout their first year on the Board to familiarize them with the Company’s business, strategy, finances, policies, corporate governance practices and culture. The orientation program includes one-on-one meetings with the Company’s senior executives and comprehensive background materials including our code of conduct, The Greater Good. Directors certify their commitment to The Greater Good when they join the Board and every year thereafter. Orientation sessions with key advisors are provided for incoming Audit and Compensation Committee members. Orientation sessions are also tailored upon request to meet directors’ needs and interests.

Directors are also encouraged to participate in continuing education programs. Continuing education programs may be part of regular Board or committee meetings or third-party presentations. Additionally, the Company pays for directors to have access to third-party resources that provide updates on issues and programs relevant to public companies and their directors.

DIRECTOR INDEPENDENCE

The Board has determined that all directors other than Mr. Doyle are independent under the New York Stock Exchange (“NYSE”) listed company rules and the standards set forth in the Governance Guidelines. Therefore, the Board has satisfied the objective, set forth in the Governance Guidelines, that a substantial majority of the Company’s directors be independent of management.

For a director to be considered independent, the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company. The Board has established standards to assist it in making determinations of director independence. These standards conform to, or are more exacting than, the independence requirements provided in the NYSE listed company rules. The Company’s director independence standards are set forth as Annex A to our Governance Guidelines.

All members of the Audit, Compensation and Directors and Governance Committees must be independent directors under the NYSE listed company rules and the standards set forth in the Company’s Governance Guidelines. Members of the Audit Committee must also satisfy a separate Securities and Exchange Commission (“SEC”) and NYSE independence requirement, which provides that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than compensation received in their capacity as members of the Board or any committee of the Board. The Board evaluated each member of the Audit Committee and determined that they meet the separate SEC and NYSE independence requirement. The Board also evaluated each member of the Compensation Committee under the additional NYSE compensation committee member independence standards and determined that these members qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).

Under our Governance Guidelines, if a director whom the Board has deemed independent has a change in circumstances or relationships that might cause the Board to reconsider that determination, the director must immediately notify the Independent Chair and the Chair of the Directors and Governance Committee.

REVIEW OF RELATED PERSON TRANSACTIONS

The Company maintains a written Policy Regarding Related Person Transactions, which sets forth standards and procedures for the review and approval of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary.

In determining whether to approve a related person transaction, the Directors and Governance Committee will review the facts and circumstances, including: the commercial reasonableness of the transaction; the benefits of the transaction to the Company; the availability of other sources for the products or services involved in the transaction; the materiality and nature of the related person’s direct or indirect interest in the transaction; the potential public perception of the transaction and the potential impact of the transaction on the independence of any of the Company’s directors. The Directors and Governance Committee will approve a related person transaction only if the Committee determines that the related person transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

7	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

CORPORATE GOVERNANCE	(Continued)

If the Directors and Governance Committee determines not to approve a related person transaction, the transaction will not be entered into or continued. No member of the Directors and Governance Committee will participate in any review or determination if the Committee member or any of his or her immediate family members is the related person.

See the discussion under “Transactions with Management and Others” on page 85.

STOCKHOLDER RECOMMENDATIONS AND NOMINATIONS FOR DIRECTOR CANDIDATES

Stockholders may recommend or nominate director candidates in writing to the Company’s Corporate Secretary. All stockholder recommendations for director candidates are considered, and they are evaluated in the same manner as other director candidates. Stockholder nominations for director elections must meet the requirements described in Article III of our bylaws. The notice of nomination also must meet bylaw requirements, including as the procedures and information required. Recommendations and notices of nomination should be delivered to the Company’s Corporate Secretary at our principal executive offices: Marsh McLennan, Attn: Directors and Governance Committee, c/o Corporate Secretary, 1166 Avenue of the Americas, New York, New York 10036-2774. See the discussion under “Submission of Stockholder Proposals and Other Items of Business for 2025 Annual Meeting” on page 89.

DIRECTOR ELECTION VOTING STANDARD

The Company’s bylaws provide that, in an uncontested election of directors, such as this one, where the number of nominees does not exceed the number of directors to be elected, a director nominee must receive more votes cast “for” than “against” his or her election in order to be elected to the Board.

In connection with the Company’s majority voting standard for director elections, the Board has adopted the following procedures, which are set forth more fully in Section E.3 of our Governance Guidelines:

•

The Board shall nominate for election only director candidates who agree to tender to the Board an irrevocable resignation that will be effective upon (i) a director’s failure to receive the required number of votes for re-election at the next meeting of stockholders at which he or she faces re-election and (ii) the Board’s acceptance of such resignation.

•

Following a meeting of stockholders at which an incumbent director who was a nominee for re-election does not receive the required number of votes for election, the Directors and Governance Committee shall make a recommendation to the Board as to whether to accept or reject such director’s resignation. Within 90 days following the certification of the election results, the Board, taking into account the recommendation of the Directors and Governance Committee and any other factors and information it deems relevant, shall decide whether to accept or reject the director’s resignation and shall publicly disclose that decision and its rationale.

•	If the Board accepts a director’s resignation, the Directors and Governance Committee will recommend to the Board whether to fill the resulting vacant Board seat or reduce the size of the Board.

•

If the Board rejects a director’s resignation, such director will, in accordance with Delaware law, continue in office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

COMMUNICATING WITH DIRECTORS

Holders of the Company’s common stock and other interested parties may send communications to the Board of Directors, the Independent Chair, any of the directors or the independent directors as a group by mail (addressed to Corporate Secretary, at the address shown below), online at ethicscomplianceline.com or by telephone (local dialing instructions can be found at ethicscomplianceline.com). Items unrelated to the directors’ duties and responsibilities as Board members may be excluded by the Corporate Secretary, including solicitations and advertisements, product-related communications, surveys and job referral materials such as resumes.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	8

CORPORATE GOVERNANCE	(Continued)

COMMUNICATING CONCERNS REGARDING ACCOUNTING MATTERS

The Audit Committee of the Board of Directors has established procedures to enable anyone who has a concern about the Company’s accounting, internal accounting controls or auditing practices to communicate that concern directly to the Audit Committee. These communications, which may be made on a confidential or anonymous basis, may be submitted in writing, by telephone or online as follows:

By mail to:

Marsh McLennan

Audit Committee of the Board of Directors

c/o Corporate Secretary

1166 Avenue of the Americas, Legal Department

New York, New York 10036-2774

By telephone or online:

Go to this website for dialing instructions or to raise a concern online:

ethicscomplianceline.com

Further details of the Company’s procedures for handling complaints and concerns of colleagues and other interested parties regarding accounting matters are posted on our website at marshmclennan.com/about/corporate-governance.html.

Company policy prohibits retaliation against anyone who raises a concern in good faith.

9	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES

BOARD COMPOSITION, LEADERSHIP AND SIZE

At the 2024 annual meeting, stockholders will vote on the election of eleven (11) directors. H. Edward Hanway currently serves as the Board’s Independent Chair. Bruce P. Nolop and Raymond G. Young will not stand for re-election at the May 2024 annual meeting.

The only member of management who serves on the Board is John Q. Doyle, the Company’s President and Chief Executive Officer. The position of Chair of the Board has been held by an independent director since 2005. The Board believes that this currently is the best leadership structure for the Company.

KEY DIRECTOR STATISTICS
*Key Director Statistics are as of May 16, 2024

DIRECTOR QUALIFICATIONS

As provided in our Governance Guidelines, all directors must demonstrate the highest standards of ethics and integrity, must be independent thinkers with strong analytical ability and must be committed to representing all of the Company’s stockholders rather than any particular interest group. In addition to these characteristics, our Governance Guidelines provide that each director candidate be evaluated by the Board against the following criteria: (1) the candidate’s personal and professional reputation and background; (2) the candidate’s knowledge and experience with the company’s businesses and industries; (3) the candidate’s experience with businesses or other organizations comparable to the Company in terms of size or complexity; (4) the interplay of the candidate’s skills and experience with those of the incumbent directors; (5) the extent to which the candidate would provide substantive expertise that is currently sought by the Board or any committees of the Board; (6) the candidate’s ability to commit the time necessary to fulfill a director’s responsibilities; (7) relevant legal and regulatory requirements and evolving best practices in corporate governance; (8) the Board’s diversity of backgrounds and experiences and (9) any other criteria the Board deems appropriate.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	10

BOARD OF DIRECTORS AND COMMITTEES	(Continued)

DIRECTOR SKILLS AND EXPERIENCE

As a global professional services firm offering clients advice and solutions in risk, strategy and people, the eight areas of expertise described in the chart below support our business and strategy. While each director possesses other relevant skills and experience, the chart below identifies the five principal skills that the Directors and Governance Committee considered for each director when evaluating that director’s experience and qualifications to serve as a director. Additional information about each director’s background, business experience and other matters, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company is provided under the heading “Item 1 — Election of Directors” beginning on page 18.

SKILLS AND EXPERIENCE

Leadership: Business and strategic management experience from service in a significant leadership position, such as a chief executive officer, chief financial officer or other senior leadership role.	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑	🌑

Financial:

Background and experience in finance,
accounting, banking, capital markets,
financial reporting or economics, including
from experience overseeing the preparation
of audited financial statements.

	🌑	🌑	🌑	🌑	🌑	🌑			🌑	🌑	🌑

Industry: Experience in the Company’s businesses and industries, including insurance, insurance and reinsurance brokerage, consulting, investment or asset management and healthcare.	🌑	🌑		🌑					🌑

International: International background or experience with multinational or global firms, including in growth markets.		🌑	🌑	🌑	🌑		🌑	🌑	🌑	🌑

Technology and Cybersecurity: Experience in technology, innovation, data analytics or cybersecurity risks and solutions, particularly as a senior executive.						🌑	🌑	🌑	🌑

ESG:

Experience with environmental, social and
governance matters, including climate risks, sustainability initiatives, inclusion and diversity efforts and governance practices for large
companies or institutions.

	🌑		🌑		🌑	🌑	🌑			🌑	🌑

Government Relations & Regulatory:

Experience with government relations,
political affairs, regulatory matters or
regulated industries, particularly insurance,
insurance and reinsurance brokerage and
investment or asset management.

			🌑	🌑			🌑	🌑			🌑

11	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES	(Continued)

SKILLS AND EXPERIENCE

Risk Management: Experience in risk management, risk mitigation or strategic planning.	🌑	🌑		🌑	🌑		🌑	🌑	🌑

Diversity: Meets the Board’s gender, racial or ethnic diversity criteria.	🌑		🌑	🌑	🌑	🌑	🌑		🌑

BOARD DIVERSITY

We are committed to maintaining a diverse and inclusive Board. Of the 11 directors standing for election, three are men who are Black or African-American and Hispanic or Latinx, and four are women. As of our 2024 annual meeting, we expect 36% of the Board to be women.

Our Governance Guidelines provide that, to the extent that a search firm is retained to identify external candidates for Board membership, the Board will instruct the search firm to reflect a diverse slate, including gender, racial and ethnic diversity, in the initial pool of candidates.

BOARD REFRESHMENT

The Board is committed to effective succession planning and refreshment. Five independent directors have joined in the last five years, enhancing the Board’s breadth and depth of experience. The average tenure of our directors standing for election is ten years. In deciding whether to nominate an incumbent director for re-election, the Board considers many factors, including tenure and an assessment of independence. The Board believes that term limits may arbitrarily deprive the Board of the contributions of directors who have valuable insight, developed over time, into the Company and its industries. The Board believes that a mix of director tenures provides fresh viewpoints, institutional knowledge and historical perspective.

RETIREMENT

Our Governance Guidelines require our independent directors not to stand for re-election at the annual meeting of stockholders following their 75th birthday. Any director who is an employee of the Company will resign from the Board when his or her employment ends.

ATTENDANCE

The Board held eleven meetings during 2023. The average attendance by directors at meetings of the Board and its committees held during 2023 was approximately 94%. All directors attended at least 75% of the meetings of the Board and committees on which they served. The Board’s policy is to have all directors attend the annual meetings of stockholders. All directors attended the 2023 annual meeting of stockholders.

EXECUTIVE SESSIONS

Our independent directors meet in executive session without management at regularly scheduled multi-day Board meetings. In 2023 they held six executive sessions, which were presided over by the Independent Chair. In addition, the members of the Audit, Compensation and Directors and Governance Committees meet in executive session without management at regularly scheduled committee meetings.

BOARD AND COMMITTEE EVALUATIONS

Our Governance Guidelines provide that the Directors and Governance Committee oversees an annual evaluation of the Board’s performance and effectiveness. In addition, the charters for the Audit, Compensation, Directors and Governance, Finance and ESG Committees provide that each committee evaluates its own performance annually.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	12

BOARD OF DIRECTORS AND COMMITTEES	(Continued)

Board Evaluations

The annual evaluation of the Board focuses on its contribution to the Company over the preceding year, including areas in which the Board or management believes the Board could enhance its future contributions. More generally, directors are encouraged to make suggestions at any time for improving the Board’s practices.

An overview of the Board self-evaluation process is provided below.

OVERVIEW OF BOARD SELF-EVALUATION PROCESS
DETERMINE FORM AND CONTENT OF SELF-EVALUATION

• The Directors and Governance Committee determines the form and content of the evaluation each year, taking into account director and stockholder feedback and best practices.

• The Directors and Governance Committee has considered engaging a third party for the evaluation.

INDIVIDUAL DIRECTOR INTERVIEWS	• In 2023, the Directors and Governance Committee determined to conduct individual director interviews every other year as part of the evaluation process.

DISCUSS IN EXECUTIVE SESSION	• The self-evaluation takes place in executive session using a compilation of unattributed responses, which is provided to directors in advance of the meeting.

RESPOND TO FEEDBACK	• Based on director feedback, changes are considered and, as appropriate, implemented.

For the evaluation of 2023, the Directors and Governance Committee considered the form of the evaluation and determined to use a questionnaire soliciting qualitative commentary and quantitative ratings from each director.

The questionnaire begins with open-ended discussion questions and also solicits the directors’ views on topics such as:

• the Board’s key priorities • the Board’s knowledge base • fulfillment of the Board’s and committees’ responsibilities	• the Board’s interaction with management • the Board’s structure, composition and committees • Board meetings and related processes

Recent changes to the questionnaire include additional discussion questions about the Company’s approach to ESG and recent enhancements to the director continuing education program. Changes made in response to director feedback from the Board evaluation have included rotating committee assignments.

13	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES	(Continued)

Committee Evaluations

The Audit, Compensation, Directors and Governance, Finance and ESG Committees evaluate their own performance annually pursuant to their respective charters. Material is provided in advance to assist the committee with assessing its performance of its responsibilities under its charter and our Governance Guidelines. These materials include questions for discussion, summaries of the committee’s activities and responsibilities and feedback from the Board self-evaluation regarding the committee. Committee self-evaluations are conducted in executive session.

COMMITTEES

Our Board maintains an Audit Committee, a Compensation Committee, a Directors and Governance Committee, a Finance Committee, an ESG Committee and an Executive Committee to assist the Board in discharging its responsibilities. Following each committee meeting, the respective committee chair reports the highlights of the meeting to the full Board.

Membership on each of the Audit, Compensation and Directors and Governance Committees is limited to independent directors as required by the Company, the listing standards of the NYSE and the SEC’s independence rules. The ESG and Finance Committees must consist of a majority of independent directors as required by the Company. Each of these committees is governed by a charter, which is available on our website at marshmclennan.com/about/corporate-governance.html.

The table below shows current committee assignments and the number of times each committee met in 2023:

Director	Audit	Compensation	Directors and Governance	Finance	ESG	Executive

Anthony K. Anderson	X(chair)				X

John Q. Doyle				X		X

Oscar Fanjul		X		X

H. Edward Hanway		X	X	X	X	X(chair)

Judith Hartmann	X				X

Deborah C. Hopkins			X	X(chair)		X

Tamara Ingram		X			X

Jane H. Lute	X				X

Steven A. Mills		X(chair)	X			X

Bruce P. Nolop(1)				X		X

Morton O. Schapiro		X	X(chair)			X

Lloyd M. Yates				X	X(chair)

Raymond G. Young(1)	X			X

2023 Meetings	10	6	5	4	5	0

(1)	Mr. Nolop and Mr. Young are not standing for re-election at the 2024 annual meeting.

Audit Committee

The Audit Committee is charged, among other things, with assisting the Board in fulfilling its oversight responsibilities with respect to:

•

our financial reporting processes and practices, and the integrity of the Company’s financial statements, including reviewing the adequacy and effectiveness of the Company’s internal controls over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002;

•	the qualifications, independence and performance of our independent registered public accounting firm;

•

the performance of the Company’s internal audit function, including reviewing issues identified in internal audits and management’s response, and discussing the annual internal audit plan and staffing;

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BOARD OF DIRECTORS AND COMMITTEES	(Continued)

•	the Company’s policies and implementation of systems and controls designed to promote ethical behavior;

•	compliance by the Company with legal and regulatory requirements;

•	the Company’s enterprise risk management programs and processes, including cyber risk management and risks related to information technology controls and security; and

•	the approval of the Audit Committee Report for our proxy statement.

The Audit Committee selects, oversees and approves, pursuant to a pre-approval policy, all services to be performed by our independent registered public accounting firm. Additionally, the Audit Committee assesses the scope, staffing, and fees for the annual audit and other audit services provided by our independent registered public accounting firm, as well as whether to appoint a new firm. The Company’s independent registered public accounting firm reports to the Audit Committee.

Meeting Schedule. The Audit Committee met ten times in 2023, including dedicated meetings to review quarterly earnings releases and financial filings with the SEC. The committee engages in regular communications with management to discuss material risk oversight matters. In addition, the Audit Committee regularly meets in separate executive sessions at which only Audit Committee members are present and in separate private sessions with each of management, internal auditors, and our independent registered public accounting firm.

Required Qualifications. The Board has determined that each of the Audit Committee members is independent within the meaning of applicable laws and listing standards. Additionally, all members of the Audit Committee are “financially literate,” as required by the NYSE and determined by the Board. The Board has determined that Anthony K. Anderson, Judith Hartmann and Raymond G. Young have the requisite qualifications to satisfy the SEC definition of “audit committee financial expert.” Mr. Young is not standing for re-election at the 2024 annual meeting.

Compensation Committee

The primary responsibilities of the Compensation Committee are to:

•	evaluate the performance and determine the compensation of our chief executive officer;

•	review and approve the compensation of our other senior executives;

•	review certain key human resource strategic activities, including those relating to talent management, succession planning, training and recruitment; and

•	oversee and discharge its responsibilities for the Company’s incentive compensation plans for our senior executives and equity-based award plans, including the Company’s compensation clawback policy.

Meeting Schedule. The Compensation Committee met six times in 2023, including a special meeting in February to complete its annual review of, and make decisions on, executive compensation. Decisions relating to significant matters are usually presented to the Compensation Committee and discussed at more than one meeting to allow for full consideration of the implications and possible alternatives before a final decision is made. The Compensation Committee receives support from its independent compensation consultant and the Company’s management, including the Company’s human resources staff, as described below. At each of its meetings, the Compensation Committee meets in executive session and without management present. The independent compensation consultant attends portions of the executive sessions.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to the Chair of the Compensation Committee or a subcommittee of the Compensation Committee. If necessary, the Chair is authorized to take action on behalf of the Compensation Committee between its regularly scheduled meetings, within prescribed guidelines. If any such action is taken, the Chair reports such action to the Compensation Committee at its next regularly scheduled meeting.

The Compensation Committee reports its discussions on a regular basis and, where appropriate, reviews its actions, including executive compensation determinations, with the full Board.

15	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

BOARD OF DIRECTORS AND COMMITTEES	(Continued)

Independent Compensation Consultant. The Compensation Committee has engaged Pay Governance LLC as its independent compensation consultant to support the Compensation Committee in performing its duties and to provide analysis and make recommendations to the Compensation Committee regarding our executive compensation program. The independent compensation consultant reports directly to the Compensation Committee and provides advice and analysis solely to the Compensation Committee. The independent compensation consultant supports the Compensation Committee by:

•	participating in meetings and executive sessions of the Compensation Committee to advise the Compensation Committee on specific matters that arise;

•

offering objective advice regarding the compensation and policy recommendations presented to the Compensation Committee by the Company’s management, including senior members of the Company’s human resources colleagues; and

•	providing data regarding the compensation practices of comparable companies.

The Compensation Committee requested and received advice from the independent compensation consultant with respect to all significant matters addressed by the Compensation Committee during 2023. Except for the services provided to the Board, neither the individual compensation consultant nor Pay Governance LLC nor any of its affiliates provided any services to the Company or its affiliates in 2023.

The Compensation Committee assessed the work of Pay Governance LLC during 2023 pursuant to SEC rules and the listing standards of the NYSE and concluded that Pay Governance’s work did not raise any conflict of interest.

Company Management. The Company’s management, including the Company’s human resources colleagues, supports the Compensation Committee by:

•	developing meeting agendas in consultation with the Chair of the Compensation Committee and preparing background materials for Compensation Committee meetings;

•

making recommendations to the Compensation Committee on the Company’s compensation philosophy, governance initiatives and short-term and long-term incentive (“LTI”) compensation design, and by providing input regarding the individual performance component of annual bonus awards; and

•	responding to actions and initiatives proposed by the Compensation Committee.

In addition, our President and Chief Executive Officer provides recommendations with respect to the compensation of our other senior executives.

Our President and Chief Executive Officer, senior members of the Company’s human resources staff and internal legal counsel attended Compensation Committee meetings when invited but were not present for executive sessions or for any discussion of their own compensation.

Timing and Procedures of Equity-Based Compensation Awards. Annual equity-based awards under our LTI compensation program are approved at a prescheduled meeting of the Compensation Committee each February and, consistent with our historical practice, are granted on that same date.

In addition, the Compensation Committee periodically grants restricted stock unit awards to newly hired senior executives and to continuing senior executives for increased responsibilities that accompany changes in position and for retention purposes. These awards are approved at prescheduled meetings of the Compensation Committee. The Compensation Committee has also authorized our President and Chief Executive Officer to make such awards to individuals who are not senior executives, subject to prescribed parameters. These awards are granted on the first calendar day of the month following approval of the award by the Compensation Committee or our President and Chief Executive Officer, as applicable. In the event that an award is approved prior to an individual’s employment start date with the Company, the award will be granted on the first calendar day of the first month on or following the individual’s employment start date; however, if an award is approved contingent on the award recipient providing documentation supporting the forfeiture of compensation from a former employer and that documentation has not been provided as of the individual’s employment start date, the award will be granted on the first calendar day of the month following the provision of such documentation and acceptance by the Company.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	16

BOARD OF DIRECTORS AND COMMITTEES	(Continued)

Typically, equity-based awards are denominated as a dollar value and then converted into a number of performance stock units, restricted stock units or stock options. The number of performance stock units or restricted stock units is determined based on the fair market value of the Company’s common stock, which is defined as the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. The number of stock options is determined based on the grant date fair value of a stock option to purchase a share of the Company’s common stock. The grant date fair value of stock options, performance stock units and restricted stock units is determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”). Stock options have an exercise price equal to the average of the high and low trading prices of the Company’s common stock on the trading day immediately preceding the grant date. We believe that our equity-based compensation grant procedures effectively protect against the manipulation of grant timing for employee gain.

The Company’s human resources staff regularly monitors, and updates the Compensation Committee on, the use of shares of the Company’s common stock for equity-based awards and the number of shares available for future awards under our equity-based compensation plans. As part of the process of granting annual LTI compensation, the Compensation Committee considers share use and equity run rate (a measure of the potential dilutive impact of the Company’s equity award program, defined as the number of shares underlying awards granted plus the number of shares underlying awards assumed upon acquisition (if any), divided by weighted average common shares outstanding) so that annual LTI awards, and the extent to which shares of the Company’s common stock are used for those awards, are maintained at a reasonable level.

Directors and Governance Committee

The Directors and Governance Committee’s duties and responsibilities include, among other things:

•

assisting the Board by identifying, considering and recommending, consistent with criteria approved by the Board, qualified candidates for election as directors, including the slate of directors to be nominated by the Board for election at the Company’s annual meeting of stockholders;

•	recommending Board committee assignments;

•	overseeing the development and implementation of succession planning for the Company’s chief executive officer; and

•	taking a leadership role in shaping the Company’s corporate governance, including developing and recommending to the Board the Company’s Guidelines for Corporate Governance.

Finance Committee

The Finance Committee reviews and makes recommendations to the Board concerning, among other matters, the Company’s capital structure, capital management and methods of corporate finance (including proposed issuances of securities or other financing transactions) and proposed acquisitions, divestitures or other strategic transactions.

ESG Committee

The ESG Committee’s purpose is to oversee and support the Company’s commitment to social, environmental and other public policy initiatives. The ESG Committee receives at least annual updates on sustainability matters and social topics and reports to the Board on a regular basis. The ESG Committee also receives a comprehensive report and briefing on Government Relations activities, including lobbying and advocacy, at least annually.

Executive Committee

The Executive Committee is empowered to act for the full Board during the intervals between Board meetings, except with respect to matters that, under Delaware law or the Company’s bylaws, may not be delegated to a committee of the Board. The Executive Committee meets as necessary, with all actions taken by the Committee reported at the next Board meeting.

17	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ELECTION OF DIRECTORS

ITEM 1:

ELECTION OF DIRECTORS

At the 2024 annual meeting, stockholders will vote on the election of the eleven (11) nominees listed on the following page for a one-year term.

The Board has nominated each of these individuals to serve until the 2025 annual meeting. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any of the nominees will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce its size. Each director holds office until his or her successor has been duly elected and qualified or his or her earlier resignation, death or removal.

In nominating the following slate of director candidates for election at the Company’s annual meeting of stockholders, the Board has evaluated each nominee by reference to the criteria described above on pages 10 and 11 under the headings “Director Qualifications” and “Director Skills and Experience.” In addition, the Board evaluates each individual director in the context of the Board as a whole, with the objective of recommending a group that can best support the success of our businesses and represent stockholder interests.

The following section contains information provided by the nominees about their principal occupations, business experience and other matters, including their current committee assignments, as well as a description of how each individual’s experience qualifies him or her to serve as a director of the Company.

THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR ALL OF THE DIRECTOR NOMINEES.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	18

ELECTION OF DIRECTORS	(Continued)

Name / Age	Director Since	Background	Independent	Other Public Company Boards	Committees

Anthony K. Anderson, 68	2016	Former Vice Chair and Midwest Area Managing Partner of Ernst & Young LLP	Yes	2	Audit (Chair) ESG

John Q. Doyle, 60	2023	President and Chief Executive Officer of Marsh McLennan	No	—	Executive Finance

Oscar Fanjul, 74	2001	Vice Chairman of Omega Capital, Founding Chairman and Former Chief Executive Officer of Repsol	Yes	1	Compensation Finance

H. Edward Hanway, 72	2010	Former Chairman and Chief Executive Officer of CIGNA Corporation	Yes	—	Compensation Directors and Governance Executive (Chair) Finance ESG

Judith Hartmann, 54	2023	Operating Partner, Sandbrook Capital, and Former Deputy CEO and Chief Financial Officer of ENGIE S.A.	Yes	1	Audit ESG

Deborah C. Hopkins, 69	2017	Former Chief Executive Officer of Citi Ventures, Former Chief Innovation Officer of Citigroup	Yes	2	Directors and Governance Executive Finance (Chair)

Tamara Ingram, 63	2019	Former Global Chairman, Wunderman Thompson	Yes	3	Compensation ESG

Jane H. Lute, 67	2020	Strategic Director, SICPA North America	Yes	2	Audit ESG

Steven A. Mills, 72	2011	Former Executive Vice President of Software & Systems of International Business Machines Corporation (IBM)	Yes	—	Compensation (Chair) Directors and Governance Executive

Morton O. Schapiro, 70	2002	Executive Vice President and Senior Advisor of TWG Global and President Emeritus, Northwestern University	Yes	—	Compensation Directors and Governance (Chair) Executive

Lloyd M. Yates, 63	2011	President and Chief Executive Officer of NiSource Inc.	Yes	1	ESG (Chair) Finance

19	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ELECTION OF DIRECTORS	(Continued)

ANTHONY K. ANDERSON
	Director since: 2016 Age: 68 Other Public Company Boards: AAR Corp. Exelon Corporation Past Five Years: Avery Dennison Corporation	Committees: Audit (Chair) ESG Key Skills and Experience: Leadership Financial Industry ESG Risk Management

Business Experience: Mr. Anderson served as Vice Chair and Midwest Area Managing Partner of Ernst & Young LLP from 2006 until his retirement in April 2012. He joined Ernst & Young in 1977 and held various management positions during his 35-year career there. Mr. Anderson served on the Board of the Federal Reserve Bank of Chicago from 2008 to 2010. He is a member of the American, California and Illinois Institutes of Certified Public Accountants. Mr. Anderson is also a director of AAR Corp. and Exelon Corporation. He is a former director of the Avery Dennison Corporation and First American Financial Corporation.

Qualifications: We believe Mr. Anderson’s qualifications to serve on our Board of Directors and chair our Audit Committee include his significant experience as an audit partner serving insurance and insurance brokerage entities, his corporate governance experience from serving as a director on other public company boards and his leadership and management experience with a global professional services organization.

JOHN Q. DOYLE
	Director since: 2023 Age: 60 Other Public Company Boards: N/A	Committees: Executive Finance Key Skills and Experience: Leadership Financial Industry International Risk Management

Business Experience: Mr. Doyle is President and CEO of Marsh McLennan. Previously, Mr. Doyle served as Group President and Chief Operating Officer, responsible for the strategy and operational objectives of Marsh McLennan’s four global businesses. He joined the firm in 2016 as President of Marsh, then led Marsh as President and CEO from 2017 to 2021. An industry veteran with more than 35 years of management experience, Mr. Doyle began his career at AIG, where he held several executive positions. He is a member of the Board of the New York Police and Fire Widows’ and Children’s Benefit Fund, a Trustee of the Inner-City Scholarship Fund and a member of the Board of Overseers of the Maurice R. Greenberg School of Risk Management, Insurance and Actuarial Science at St. John’s University. Mr. Doyle serves as the Chairman of the US Federal Advisory Committee on Insurance.

Qualifications: As the only member of the Company’s management team on the Board, Mr. Doyle’s presence on the Board provides directors with direct access to the Company’s chief executive officer and helps facilitate director contact with other members of the Company’s senior management.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	20

ELECTION OF DIRECTORS	(Continued)

OSCAR FANJUL
	Director since: 2001 Age: 74 Other Public Company Boards: Cellnex Ferrovial Past five years: The Holcim Group	Committees: Compensation Finance Key Skills and Experience: Leadership Financial International ESG Government Relations & Regulatory

Business Experience: Mr. Fanjul is Vice Chairman of Omega Capital, a private investment firm based in Spain. Mr. Fanjul is the Founding Chairman and former Chief Executive Officer of Repsol. Mr. Fanjul is a director of Cellnex Telecom and Ferrovial. Mr. Fanjul is the former Vice Chairman of the Board of The Holcim Group (formerly LafargeHolcim) and a former director of Unilever, the London Stock Exchange, Areva, Acerinox and Deoleo. He is a dual Spanish and Chilean national and has a Ph.D. in Economics.

Qualifications: We believe Mr. Fanjul’s qualifications to serve on our Board of Directors include his extensive experience in international markets with global companies, his understanding of global business practices, his perspective from being based outside the U.S. and his deep governance experience from serving as a director on other public company boards.

H. EDWARD HANWAY
	Director since: 2010 Age: 72 Other Public Company Boards: N/A	Committees: Compensation Directors and Governance Executive (Chair) Finance ESG Key Skills and Experience: Leadership Financial Industry International Government Relations & Regulatory

Business Experience: Mr. Hanway served as Chairman and Chief Executive Officer of CIGNA Corporation from 2000 until his retirement in 2009. From 1999 to 2000, he served as President and Chief Operating Officer of CIGNA. From 1996 to 1999, he was President of CIGNA HealthCare and from 1989 to 1996 was President of CIGNA International. Mr. Hanway is a former member of the Board of Directors of America’s Health Insurance Plans (AHIP). He is also a past Chairman of the Council on Affordable Quality Healthcare (CAQH) and has been active in a wide range of issues and initiatives associated with children’s health and education. He serves on the Board of Trustees of Drexel Neumann Academy and the Delaware County Community Foundation and was the Chairman of the Faith in the Future Foundation committed to growth of Catholic education in the Archdiocese of Philadelphia.

Qualifications: We believe Mr. Hanway’s qualifications to chair our Board of Directors include his years of significant leadership experience, including as a chief executive officer in the insurance industry, together with his background in the health and benefits sector, which provide our Board with insight into important areas in which the Company conducts business.

21	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ELECTION OF DIRECTORS	(Continued)

JUDITH HARTMANN
	Director since: 2023 Age: 54 Other Public Company Boards: Unilever PLC Past five years: Suez S.A.	Committees: Audit ESG Key Skills and Experience: Leadership Financial International ESG Risk Management

Business Experience: Judith Hartmann is an Operating Partner at Sandbrook Capital, a private investment firm focused on transforming energy infrastructure. From 2015 to 2022, Judith Hartmann was Deputy CEO and Group Chief Financial Officer of ENGIE S.A., a French multi-national utility company operating in the fields of electricity generation, energy transportation and distribution and energy services. She was the interim Co-CEO in 2020. She held P&L responsibility for the North American and U.K./Ireland business units and oversaw Procurement and Corporate Social Responsibility (CSR). Prior to ENGIE, Ms. Hartmann served as Chief Financial Officer and member of the Executive Board of the international media and services corporation Bertelsmann SE& Co. KGaA from 2012 to 2015. Prior to that, she served in a number of financial and operational roles at General Electric since 2000 in the U.S., Latin America and Europe, including at Global Service, GE Healthcare Clinical Systems, GE Water Europe, Middle East & Africa, GE Healthcare Latin America and GE Germany. Before that, she held positions in The Walt Disney Company and Transport Canada. Ms. Hartmann serves on the Board of Directors of Unilever and was a Non-Executive Director of Suez, Electrabel, International Power, RTL Group, Penguin Random House and Gruner + Jahr. She holds a Ph.D. in Economics (Hons) and an MBA from the WU University of Business Administration and Economics.

Qualifications: We believe Ms. Hartmann’s qualifications to serve on our Board of Directors include her expertise in international markets, her understanding of global business practices, her corporate governance experience from serving as a director on other boards and her significant experience in finance and leadership positions at multinational companies.

DEBORAH C. HOPKINS
	Director since: 2017 Age: 69 Other Public Company Boards: Union Pacific Corporation Bridge Investment Group Past five years: Compass Digital Acquisition Corp Virtusa Corporation	Committees: Directors and Governance Executive Finance (Chair) Key Skills and Experience: Leadership Financial Technology & Cybersecurity ESG Risk Management

Business Experience: Ms. Hopkins was the founder and Chief Executive Officer of Citi Ventures and served as Citigroup’s first Chief Innovation Officer. Previously at Citi she was Chief Operations and Technology Officer of the company, Chief Information Security Officer and Senior Advisor to the Corporate and Investment Bank. She retired at the end of 2016. Prior to joining Citigroup in 2003 as Head of Corporate Strategy and M&A, she was Chief Financial Officer of Lucent Technologies and The Boeing Company and held senior-level positions at General Motors in the U.S. and Zurich and at Unisys Corporation, after starting her career at Ford. Ms. Hopkins was twice named to Fortune’s 10 most powerful women in business and was on Institutional Investor’s Top 50 list every year from 2011 until she retired. She is a director of Union Pacific Corporation, Bridge Investment Group, Compass Digital Acquisition Corporation and privately-held cybersecurity company, Deep Instinct. She is a former director of Compass Digital Acquisition Corporation Virtusa Corporation, Qlik Technologies, E.I. DuPont de Nemours & Company and Dendrite International. Ms. Hopkins holds honorary doctorate degrees from Westminster College and Walsh College and a B.A. in Accounting from Walsh College.

Qualifications: We believe Ms. Hopkins’s qualifications to serve on our Board of Directors and chair our Finance Committee include her significant leadership positions in finance, technology, cybersecurity, innovation and strategic planning at various multinational and global companies.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	22

ELECTION OF DIRECTORS	(Continued)

TAMARA INGRAM
	Director since: 2019 Age: 63 Other Public Company Boards: Intertek plc Marks & Spencer plc Reckitt Benckiser Group plc Past five years: Serco Group plc	Committees: Compensation ESG Key Skills and Experience: Leadership International Technology & Cybersecurity ESG Government Relations & Regulatory

Business Experience: Ms. Ingram was Global Chairman of Wunderman Thompson, an international global advertising agency. Ms. Ingram held previous roles at WPP plc, a media conglomerate, including Global Chief Executive Officer of J. Walter Thompson, Grey UK’s Group Chief Executive Officer, Global Leader on their Procter & Gamble account, as well as roles at WPP’s wholly owned data investment division, Kantar. Prior to joining WPP plc, Ms. Ingram was Chief Executive Officer of McCann Worldgroup in London and Chief Executive Officer of Saatchi & Saatchi’s London office. Ms. Ingram previously served as a non-executive director of London Stock Exchange-listed companies Sage Group plc and Serco Group plc. She is a Trustee of Save the Children International (UK) and was awarded an OBE (Officer of the Most Excellent Order of the British Empire) for her services to tourism through her work as Chairman of Visit London. Ms. Ingram serves on the Board of Directors of Intertek plc, Marks & Spencer plc and Reckitt Benckiser Group plc.

Qualifications: We believe Ms. Ingram’s qualifications to serve on our Board of Directors include her significant leadership experience in leading client-focused, global businesses, particularly internationally, her experience with data analytics, and her corporate governance and ESG experience from serving as a director on other public company boards.

JANE H. LUTE
	Director since: 2020 Age: 67 Other Public Company Boards: Union Pacific Corporation Shell plc Past five years: Atlas Air Worldwide	Committees: Audit ESG Key Skills and Experience: Leadership International Technology & Cybersecurity Government Relations & Regulatory Risk Management

Business Experience: Ms. Lute is the Former Deputy Secretary of Homeland Security. She serves as a Strategic Director for SICPA North America, a company that specializes in providing material and digital integrity solutions to authenticate the provenance and protect the value of products, processes, and documents. Ms. Lute also serves as Special Advisor to the Secretary-General of the United Nations, where she has held several positions in peacekeeping and peace building. Previously, Ms. Lute served as Chief Executive Officer of the Center for Internet Security, an operating not-for-profit organization providing cybersecurity services for state, local, tribal and territorial governments. She began her distinguished career in the United States Army and served on the National Security Council staff under both Presidents George H.W. Bush and William Jefferson Clinton. Ms. Lute holds a Ph.D. in political science from Stanford University and a J.D. from Georgetown University. Ms. Lute serves on the Board of Directors of Union Pacific Corporation and Shell plc and previously served as Director of Atlas Worldwide Holding Corporation.

Qualifications: We believe Ms. Lute’s qualifications to serve on our Board of Directors include her broad expertise in cybersecurity risks and solutions, her vast international experience, her expertise in political affairs and her experience managing large, complex organizations.

23	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ELECTION OF DIRECTORS	(Continued)

STEVEN A. MILLS
	Director since: 2011 Age: 72 Other Public Company Boards: N/A	Committees: Compensation (Chair) Directors and Governance Executive Key Skills and Experience: Leadership Financial Industry International Technology & Cybersecurity

Business Experience: Mr. Mills was a senior executive at International Business Machines Corporation (IBM) before his retirement at the end of December 2015. Mr. Mills joined IBM in 1973 and during the course of his 40-plus-year career held various executive leadership positions across the company. At the time of his retirement, Mr. Mills was the Executive Vice President of Software & Systems, with responsibility for directing IBM’s $40 billion product business, which included over 100,000 employees spanning development, manufacturing, sales, marketing and support professions. Mr. Mills sits on Boards of privately held Syniti, Inc. and Arcadian Networks, Inc.

Qualifications: We believe Mr. Mills’ qualifications to serve on our Board of Directors and chair our Compensation Committee include his signifcant executive leadership and management experience, his vast technology expertise, including as a senior executive overseeing a significant business, his extensive international experience at IBM and his overall knowledge of global markets.

MORTON O. SCHAPIRO
	Director since: 2002 Age: 70 Other Public Company Boards: N/A	Committees: Compensation Directors and Governance (Chair) Executive Key Skills and Experience: Leadership Financial International ESG Risk Management

Business Experience: Mr. Schapiro is Executive Vice President and Senior Advisor of TWG Global and President Emeritus of Northwestern University. Prior to that, he was President and Professor of Economics at Northwestern University from 2009 to 2022. Previous positions include President and Professor at Williams College from 2000 to 2009, Dean of the College of Letters, Arts and Sciences of the University of Southern California from 1994 to 2000, the University’s Vice President for planning from 1999 to 2000 and Chair of its Department of Economics from 1991 to 1994. Mr. Schapiro is among the nation’s leading authorities on the economics of higher education and has expertise in labor and development economics.

Qualifications: We believe Mr. Schapiro’s qualifications to serve on our Board of Directors and chair our Directors and Governance Committee include his more than 20 years of executive leadership, governance and strategic planning experience with large, complex, top-ranking academic institutions, which provides the Board with a diverse perspective, including insight into human capital and diversity strategies, as well as his more than 30 years of experience as a professor of economics.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	24

ELECTION OF DIRECTORS	(Continued)

LLOYD M. YATES
	Director since: 2011 Age: 63 Other Public Company Boards: NiSource Inc. Past five years: American Water Works Company and Sonoco Products Company	Committees: ESG (Chair) Finance Key Skills and Experience: Leadership Financial ESG Government Relations & Regulatory Risk Management

Business Experience: Mr. Yates is the President and Chief Executive Officer of NiSource Inc. From 2012 until his retirement in 2019, Mr. Yates served in senior leadership roles with Duke Energy, including Executive Vice President and President of Duke Energy’s Carolinas Region and Executive Vice President of Customer Operations. Mr. Yates has more than 35 years of experience in the energy industry, including the areas of nuclear and fossil energy generation and delivery. Before the merger between Duke Energy and Progress Energy in July 2012, Mr. Yates served as President and Chief Executive Officer for Progress Energy Carolinas. Mr. Yates joined Progress Energy’s predecessor, Carolina Power & Light, in 1998. Before joining Progress Energy, he worked for PECO Energy for 16 years in several line operations and management positions.

Qualifications: We believe Mr. Yates’s qualifications to serve on our Board of Directors and chair our ESG Committee include the executive leadership and management experience he has acquired throughout his career in the energy industry, his extensive risk management experience with nuclear and fossil energy generation and delivery and his corporate governance and ESG experience from serving as a director on other public company boards.

25	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION

ITEM 2:

ADVISORY (NONBINDING) VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Recognizing that executive compensation is an important matter for our stockholders, and in accordance with SEC rules, we are asking our stockholders to approve a nonbinding advisory resolution on the compensation of our named executive officers as disclosed in this proxy statement.

This proposal, commonly known as a “say on pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, policies and practices as described in this proxy statement. Although the voting results are not binding, the Board and the Compensation Committee will take into account the results of the vote when considering future executive compensation arrangements. We will conduct this annual advisory vote through our 2029 Annual Meeting of Stockholders, when the next nonbinding advisory vote on the frequency of future say on pay votes will occur.

In 2023, we expanded our stockholder engagement to take feedback from our stockholders following our lower-than-usual support for our 2023 say on pay proposal. We offered to engage with each of our top 50 stockholders, together representing 64% of our voting power, and we held meetings with all stockholders that accepted our invitation. We ultimately met with stockholders representing approximately 33% of our voting power. Feedback was shared directly with the Board and its committees, including, the Compensation Committee. The participating stockholders communicated their overall support of our executive compensation policies and practices.

We understand that the one-time amendment to certain outstanding performance stock unit awards held by our former Chief Executive Officer (CEO), Daniel Glaser, in connection with his retirement was the basis for the lower-than-usual support for our say on pay proposal. We discussed the special circumstances, including the broad-based change to retirement treatment impacting all long-term incentive awards granted beginning in February 2022, Mr. Glaser’s lasting success as CEO and the successful transition of the CEO role to Mr. Doyle, that led the Compensation Committee to determine that the amendment was appropriate. Following the CEO transition, in the first quarter of 2023, we generated a 7% GAAP revenue increase and 9% underlying revenue growth, grew adjusted EPS* by 10% and GAAP EPS by 18% and expanded our margin. These strong results continued through 2023. We ended the year with a 25% increase in GAAP EPS, 17% growth in adjusted EPS*, generated revenue of $22.7 billion (a 10% increase on a GAAP basis compared with 2022) and 9% growth in underlying revenue. See pages 32-34 of the Compensation Discussion and Analysis for additional detail.

We reassured stockholders that the amendment of equity awards was not intended to be a common practice and the Company does not have any current intention to amend outstanding awards in the future.

In response to stockholder feedback, we continued to govern our executive compensation program based on four main principles:

•	Aligning with stockholder value creation;

•	Supporting a strong performance culture;

•	Setting target compensation at competitive levels in markets where we operate; and

•	Maximizing colleagues’ perceived value of our programs.

* Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	26

EXECUTIVE COMPENSATION	(Continued)

We encourage our stockholders to read the Compensation Discussion and Analysis, which describes our executive compensation program and related policies and practices and explains the decisions the Compensation Committee has made under this program and the factors considered in making those decisions. We also encourage our stockholders to review the 2023 Summary Compensation Table and the other compensation tables and accompanying narratives, which provide detailed information on the compensation of our named executive officers. For the reasons discussed in the Compensation Discussion and Analysis and addressed above, we believe that our compensation program is aligned with our stockholders and is designed to reward our executives in the event of strong Company performance.

STOCKHOLDERS ARE BEING ASKED TO VOTE ON THE FOLLOWING RESOLUTION:

RESOLVED, that the stockholders of Marsh McLennan approve, on a nonbinding advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the accompanying narratives.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION ON A NONBINDING ADVISORY BASIS.

27	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our compensation program for our senior executives, focusing on our key compensation principles, policies and practices.

This section describes the compensation decisions with respect to the individuals who served during 2023 as our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers as of December 31, 2023, as listed below. These individuals are included in the “2023 Summary Compensation Table” on page 56.

Name	Title

JOHN Q. DOYLE	President and Chief Executive Officer (“CEO”)

MARK C. MCGIVNEY	Chief Financial Officer

MARTIN C. SOUTH	President and Chief Executive Officer of Marsh Vice Chair, Marsh McLennan

MARTINE C. FERLAND	Chief Executive Officer of Mercer Vice Chair, Marsh McLennan

DEAN M. KLISURA	President and Chief Executive Officer of Guy Carpenter Vice Chair, Marsh McLennan

We refer to these individuals collectively in this Compensation Discussion and Analysis as our “named executive officers.” When we refer to our “senior executives” in this proxy statement, we mean our CEO, the chief executive officers of our four businesses and certain leaders of our corporate staff. Background information regarding our senior executives is provided on our website at marshmclennan.com/about/leadership.html.

As discussed herein, Mr. Doyle was promoted to President and Chief Executive Officer of the Company, effective January 1, 2023, succeeding Daniel S. Glaser upon his retirement.

Effective March 31, 2024, Ms. Ferland will retire as Chief Executive Officer of Mercer.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	28

EXECUTIVE COMPENSATION	(Continued)

2023 HIGHLIGHTS

FINANCIAL OBJECTIVES

• In 2023, Marsh McLennan delivered strong results as we successfully continued to invest in our talent and capabilities, both organically and through acquisitions.

• Our GAAP EPS increased 25%. We delivered 17% growth in adjusted EPS*.

• We generated $22.7 billion of revenue, an increase of 10% on a GAAP basis compared with 2022. We achieved 9% growth in underlying revenue.

• Our GAAP operating income increased by 23%. We grew our adjusted operating income* by 17%, and expanded adjusted margin for our 16th consecutive year*.

* Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

CAPITAL MANAGEMENT

• In 2023, we deployed approximately $4 billion of capital across dividends, acquisitions and share repurchases.

• We raised our dividend by 20% paying total dividends of $1.3 billion in 2023 ($2.60 per share). We have increased our dividend every year since 2010.

• We invested $1.6 billion in acquisitions that added to our talent, capabilities and scale. This was our largest year for acquisitions in nearly two decades, aside from 2019, when we acquired JLT.

• We completed $1.15 billion of share repurchases.

POSITIONING OUR BUSINESS FOR THE FUTURE

• We completed a seamless leadership transition in the role of President and Chief Executive Officer.

• Continued to realize benefits of our recent investments in our talent.

• Our acquisition of Graham Company expanded MMA’s Mid-Atlantic presence, Honan Insurance Group strengthened our Australian middle market business, and our transaction with Westpac created one of Australia’s most competitive super funds.

• We continue to optimize our portfolio with the sale of our U.S. health and benefits and U.K. pension administration businesses, which closed on January 1, 2024.

STOCK PERFORMANCE

• Our 2023 total stockholder return (“TSR”) of 16.2% outperformed the S&P 500® Equal Weight Index (13.8%). Our TSR lagged the S&P 500® index TSR (26.3%) as a result of the extremely strong stock performance of certain large-capitalization technology companies.

• Our five-year annualized TSR of 20.8% outperformed both the S&P 500® Equal Weight Index TSR (13.7%) and the S&P 500® index TSR (15.7%).

29	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

EXECUTIVE COMPENSATION

• In February 2024, the Compensation Committee assessed management’s performance against our 2023 objectives. The Compensation Committee determined bonuses that were above target for all of our named executive officers commensurate with strong performance with respect to our financial and strategic objectives.

• We achieved three-year annualized adjusted EPS growth of 17.9%* for our 2021 performance stock unit (“PSU”) awards. This was above our 7% target and 11% maximum for the award, resulting in the maximum payout at 200% of target. In addition, our three-year TSR was above the 75th percentile versus S&P 500® constituents*, which resulted in the maximum 1.25x relative TSR modifier; however, the modifier had no impact on the actual payout of awards since they were capped at the maximum 200% of target based on our adjusted EPS growth.

* Please see “Definitions of Financial Performance Measures” on page 49 for information about the calculation of adjusted EPS growth and TSR for our PSU awards.

SENIOR EXECUTIVE CHANGES

The Company made the following senior executive changes:

Effective January 1, 2023

• John Q. Doyle was appointed President and Chief Executive Officer succeeding Mr. Glaser upon his retirement. Mr. Doyle previously served as Group President and Chief Operating Officer.

• John J. Jones was appointed Chief Marketing and Communications Officer. Mr. Jones previously served as Chief Marketing Officer of Marsh.

Effective April 1, 2024

• Patrick Tomlinson will be appointed President and Chief Executive Officer of Mercer succeeding Martine Ferland upon her retirement. Mr. Tomlinson previously served as President of Mercer and Marsh McLennan US and Canada CEO.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	30

EXECUTIVE COMPENSATION	(Continued)

EXECUTIVE SUMMARY

2023 AND 2024 ANNUAL TOTAL DIRECT COMPENSATION OF NAMED EXECUTIVE OFFICERS

The following table summarizes the decisions made by the Compensation Committee in February 2024 and February 2023 with respect to the annual total direct compensation of our named executive officers. Because this table shows compensation by decision date rather than by fiscal year, it includes our 2024 annual LTI awards, which are not shown in the “2023 Summary Compensation Table” on page 56. The compensation decisions reflected here, and the rationale for such decisions, are discussed in “Executive Compensation Determinations” beginning on page 38.

On March 31, 2024, Ms. Ferland is retiring as Chief Executive Officer of Mercer. As a result, Ms. Ferland did not receive a 2024 annual LTI award.

For Mr. Klisura, only February 2024 compensation decisions are shown because he was not a named executive officer in the 2023 or 2022 proxy statement.

Name	Decision Date	Base Salary	Annual Bonus Award	Annual Long-Term Incentive Award[1]	Total Direct Compensation
Mr. Doyle	2/22/2024	$1,500,000	$6,000,000	$13,750,000	$21,250,000
	2/23/2023	$1,400,000	$5,300,000	$11,100,000	$17,800,000
	Change	+7%	+13%	+24%	+19%
Mr. McGivney	2/22/2024	$1,000,000	$3,000,000	$3,450,000	$7,450,000
	2/23/2023	$800,000	$2,650,000	$3,350,000	$6,800,000
	Change	+25%	+13%	+3%	+10%
Mr. South	2/22/2024	$1,000,000	$3,925,000	$2,800,000	$7,725,000
	2/23/2023	$1,000,000	$3,500,000	$2,700,000	$7,200,000
	Change	0%	+12%	+4%	+7%
Ms. Ferland	2/22/2024	$1,000,000	$3,650,000	NA	NA
	2/23/2023	$1,000,000	$3,300,000	$2,600,000	$6,900,000
	Change	0%	+11%	NA	NA
Mr. Klisura	2/22/2024	$800,000	$3,450,000	$1,800,000	$6,050,000

(1)

Annual LTI awards as determined by the Compensation Committee are denominated in U.S. dollars and granted as a combination of stock options and PSUs. For stock options, 50% of the LTI value shown in the table is converted into a number of stock options based on the grant date fair value per share using the Black-Scholes option pricing model. For PSUs, 50% of the LTI value shown in the table is converted into a number of PSUs based on the fair market value of Company common stock, which is equal to the average of the high and low trading prices of shares of the Company common stock on the trading date immediately preceding the date of grant. The grant date fair value of the PSUs, as calculated in accordance with FASB ASC Topic 718, is determined using a Monte Carlo simulation model since payouts are based in part on a relative TSR modifier, which is a market condition. In addition, stock options and PSUs granted are rounded up to the nearest whole number.

31	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

2023 “SAY ON PAY” VOTE AND STOCKHOLDER ENGAGEMENT

“Say on Pay” Vote

At our 2023 Annual Meeting of Stockholders, we held a nonbinding advisory vote with respect to the compensation of our named executive officers (commonly referred to as a “say on pay” vote). Approximately 65% of the votes cast on the say on pay proposal were voted in favor of our executive compensation philosophy, policies and practices. This result is substantially lower than our 93% or higher approval rating since 2013.

Stockholder Engagement

Each fall and spring, we reach out to our top 25 stockholders as part of our investor engagement process. Our Investor Relations, Corporate Secretary, Executive Compensation and Sustainability teams work together on engagement strategy and participate together on these calls. We offer participation from our independent directors and also engage with stockholders throughout the year, as may be requested.

Following our 2023 Annual Meeting of Stockholders, we expanded our outreach to our stockholders to take their questions and concerns, including regarding our 2023 say on pay vote. We offered engagement to each of our top 50 stockholders, together representing 64% of our total voting power, and we had meetings with all stockholders that accepted our invitation. We ultimately met with investors representing 33% of our total voting power, including 5 of our 10 largest stockholders.

During the engagement sessions, members of our management and, when requested, a member of our Board of Directors, discussed our executive compensation policies and practices with our institutional stockholders. All of the feedback we received was shared with the Compensation Committee.

The table below summarizes the feedback we obtained from stockholders and our response to that feedback:

What We Learned	Our Response

Stockholders expressed a concern with the amendment of our former Chief Executive Officer’s 2020 and 2021 PSU awards.

As described in more detail below, the Compensation Committee’s decision to amend to Mr. Glaser’s 2020 and 2021 PSU awards was based on a several factors: the Company’s changes to our broad-based compensation program to align with industry practice, Mr. Glaser’s lasting achievements as CEO and ensuring a successful succession plan.

The Compensation Committee confirmed that it has no current intention to amend outstanding awards to our executive officers and does not consider it a common practice of the executive compensation program.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	32

EXECUTIVE COMPENSATION	(Continued)

Stockholders expressed support for our executive compensation program, including the components of the LTI program.	In 2020, the Compensation Committee approved an increased portion of LTI awards granted in PSUs (50%) along with elimination of the 25% previously allocated to restricted stock unit (“RSU”) awards.

Stockholders expressed their support of pay programs that have a strong “pay for performance” alignment.	The Compensation Committee continues to review the overall mix of total compensation granted to our named executive officers. In 2023, 92% and 83% of target compensation for our Chief Executive Officer and our other named executive officers, respectively, was variable based on Company performance.

As indicated above, the participating stockholders communicated their overall support of our executive compensation policies and practices. That said, some stockholders expressed concern over the one-time amendment to the performance stock unit (“PSU”) awards granted to our former Chief Executive Officer, Daniel Glaser, in 2020 and 2021 and through these discussions we substantiated the fact that the amendment to the PSU awards was the basis for the lower-than-usual say on pay vote.

During these discussions, we sought to make clear why the Compensation Committee believed the amendment to the PSU awards was appropriate in light of special circumstances.

•	In November 2021, the Compensation Committee began a review of the retirement terms of our long-term incentive awards.

The Compensation Committee determined that a broad-based change in approach regarding the retirement provisions of all long-term incentive (LTI) awards granted beginning in February 2022 providing for full vesting on a retirement with at least 62 years of age and five years of service (from 65 years of age and one year of service) was appropriate in light of three main considerations: (i) market practice within our industry; (ii) retention objectives and (iii) consistency across our long-term incentive awards.

Had this broad-based change been put into place prior to the granting of Mr. Glaser’s 2020 and 2021 PSU awards, he would have qualified for full vesting since he was 62 years of age and had more than 25 years of service at the time of his retirement.

•

During Mr. Glaser’s tenure as Chief Executive Officer, our revenue nearly doubled, our adjusted EPS more than tripled and our market cap quadrupled. Mr. Glaser led the enhancement of our scale and capabilities, including expansion into new client segments, growth of our colleague base, and launching of our U.S. middle market insurance business, Marsh McLennan Agency, which has closed over 100 acquisitions and is over $2.5 billion in revenue. Mr. Glaser also successfully led the JLT acquisition, the largest in our history. Each of these, has had a lasting impact on our Company.

•

Given the broad-based change and Mr. Glaser’s achievements, at the time Mr. Doyle was appointed to succeed Mr. Glaser, the Compensation Committee determined that full vesting of Mr. Glaser’s PSUs would be appropriate, but that it needed to be conditioned upon a successful transition of the Chief Executive Officer role to Mr. Doyle. In the first quarter of 2023, the Compensation Committee determined that Mr. Glaser met the requirements of the “Qualifying Retirement”, including adequate performance of his duties during his tenure, identification and development of his successor and transitioning of his duties and responsibilities to his successor.

Following the CEO transition, in the first quarter of 2023, despite economic uncertainty, we generated a 7% GAAP revenue increase and 9% underlying revenue growth, grew adjusted EPS by 10%* and GAAP EPS by 18% and expanded our margin. These strong results continued through 2023. We ended the year with a 25% increase in GAAP EPS, 17% growth in adjusted EPS*, generated revenue of $22.7 billion (an increase of 10% on a GAAP basis compared with 2022) and 9% growth in underlying revenue.

* Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

33	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

As a result of the amendment, the granted number of PSUs remained outstanding until the applicable scheduled vesting date and payout was determined based on three-year performance applicable to the awards. The 2020 PSU award vested on February 28, 2023 and the 2021 PSU award vested on February 28, 2024.

The amount of total compensation associated with the modification of Mr. Glaser’s awards was approximately $7.1 million and was reflected in the 2022 Summary Compensation Table. The incremental value over the grant date value initially reported in the summary compensation table for the respective years of grant was attributable to the increase in stock price since grant and the projected EPS performance factor of 200% as of the modification date.

That said, we fully appreciate the concerns around the amendment that were expressed and appreciated the feedback. Our stockholders gave us the opportunity to more fully explain the decision, and we reaffirmed the one-time nature of the amendment and that we do not have any current intention to amend outstanding awards to our executive officers going forward. We believe that the prior broad-based change in retirement terms for all LTI awards, as implemented in February 2022, is appropriate for the criteria that the Compensation Committee used in making the change.

We also reconfirmed that our stockholders are supportive of our current compensation program, including our annual and long-term incentive programs. The Compensation Committee believes that our program is well-aligned with stockholder value creation, supports a strong performance culture, is competitive in the markets where we operate and maximizes colleagues’ perceived value.

We do not believe the feedback, which was in response to a one-time amendment of our PSU awards, necessitated changes to our executive compensation program. Accordingly, the Compensation Committee performed its annual review of the program, but did not make any changes for 2024.

The Compensation Committee is committed to the Company’s ongoing engagement with our stockholders and the major proxy advisory firms, and to undertaking these outreach efforts annually.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	34

EXECUTIVE COMPENSATION	(Continued)

KEY EXECUTIVE COMPENSATION POLICIES AND PRACTICES

STOCKHOLDER-ALIGNED EXECUTIVE COMPENSATION PROGRAM

✓ Our senior executives have a high percentage of variable (“at risk”) pay. In 2023, at-risk pay represented approximately 92% of our CEO’s total direct compensation and approximately 83% of our other NEOs’ target direct compensation.

✓ Long-term incentive compensation for our senior executives is delivered in stock options and PSU awards, the value of which depends on stock price appreciation or achievement of specific Company financial objectives and the Company’s relative TSR versus S&P 500® constituents.

✓ We generally mitigate the potential dilutive effect of equity-based awards through our share repurchase program.

✓ The Compensation Committee has engaged an independent compensation consultant.

COMPENSATION RECOVERY POLICIES

✓ We maintain a compensation clawback policy for senior executives that provides for the recoupment of erroneously awarded compensation in the event of a financial restatement in accordance with Securities and Exchange Commission rules and New York Stock Exchange listing standards, which is filed as Exhibit 97.1 to our annual report on 10-K for the year ended December 31, 2023.

SEVERANCE AND CHANGE IN CONTROL

✓ Severance protections for our senior executives, including our CEO, are at a 1x multiple of base salary and annual bonus, with a pro-rata bonus for the year of termination. Further, we are required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executives if they provide for cash severance that exceeds 2.99x the executive’s base salary and three-year average annual bonus award.

✓ We provide “double-trigger” vesting of equity-based awards and payment of severance benefits following a change in control of the Company.

✓ We do not provide golden parachute excise tax payments, reimbursements or “gross-ups” in connection with a change in control of the Company.

SAY ON PAY

✓ We hold a nonbinding advisory vote on named executive officer compensation each year.

✓ Stockholder support for our executive compensation program has generally been very strong. While our approval rate was 65% in 2023, it was 94% in 2022, 95% in 2021 and 93% or higher since 2013.

✓ As a result, we expanded our stockholder outreach to over 60% of our voting power to have the opportunity to hear our stockholders’ feedback and concerns.

✓ We are committed to ongoing engagement with our stockholders and the major proxy advisory firms.

35	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

EXECUTIVE COMPENSATION DESIGN, ELEMENTS AND PROCESS

Our executive compensation program is governed by four principles:

Aligning with stockholder value creation with a focus on balancing risk and reward in compensation programs, policies and practices	Supporting a strong performance culture through short-term and long-term variable compensation, with the ability to differentiate among individuals based upon actual results	Setting target compensation at competitive levels in markets where we operate with flexibility to recognize different business models and markets for talent	Maximizing colleagues’ perceived value of our programs through transparent processes and communication

Elements of Compensation

The principal elements of our executive compensation program are base salary, annual bonuses and annual LTI awards. The Compensation Committee believes that each compensation element, and all of these elements combined, are important to maintain an executive compensation program that is competitive, performance-based and stockholder-focused.

Our integrated compensation framework heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives. In addition, because a significant portion of variable compensation is delivered in the form of equity-based awards, the value ultimately realized by our senior executives from these awards depends on stockholder value creation as measured by the future performance of our stock price and also our TSR versus S&P 500® constituents, which is a modifier for payouts of our PSU awards.

In 2023, variable compensation represented approximately 92% of our CEO’s target total direct compensation and approximately 83% of the target total direct compensation for our other named executive officers, as shown in the following charts.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	36

EXECUTIVE COMPENSATION	(Continued)

Element of Total Direct Compensation	Target Total Compensation Mix	Description

BASE SALARY

Base salary is intended to provide a fixed level of compensation that is appropriate given a senior executive’s role in the organization, his or her skills and experience, the competitive market for his or her position and internal equity considerations. A senior executive’s base salary is set forth in his or her employment letter and may be adjusted when the Compensation Committee determines an adjustment is appropriate to reflect a change in these factors.

ANNUAL BONUS

Our annual bonus is a variable pay program intended to link cash-based incentive compensation to the financial performance of our Company and our businesses and each senior executive’s achievement of pre-established individual strategic objectives. The Compensation Committee takes a holistic approach to assessing performance and determining the actual bonus award for each senior executive.

The Compensation Committee believes that annual bonus awards should be based on the achievement of objective, measurable financial results and how those results are achieved. In addition, the Compensation Committee believes it is important to measure individual executive performance against his or her achievement toward strategic objectives and other Company priorities. After the end of the year, each senior executive’s performance was assessed by our CEO and the Compensation Committee (and, in the case of our CEO’s performance, solely by the Compensation Committee).

A senior executive’s target annual bonus is set forth in his or her employment letter and may be adjusted when the Compensation Committee determines an adjustment is appropriate or necessary to reflect a change in his or her duties and responsibilities, the competitive market for his or her position or internal equity considerations. The target annual bonuses for our named executive officers for 2023 are set forth in “Determination of 2023 Annual Bonuses” on page 44.

ANNUAL LTI AWARD

Annual LTI compensation is a variable pay program intended to align the financial interests of our senior executives with maximizing the return to our stockholders.

Our LTI mix for senior executives is 50% PSU awards and 50% stock options. The payout of PSU awards is based on three-year annualized adjusted EPS growth and our three-year TSR versus S&P 500® constituents.

The Compensation Committee reviews the mix of equity-based awards each year.

37	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

EXECUTIVE COMPENSATION DETERMINATIONS

The Compensation Committee takes a total compensation approach in setting the pay of our senior executives and makes decisions regarding base salary, annual bonuses and annual LTI awards in February of each year. This approach enables the Compensation Committee to evaluate performance on a consistent basis each year and to consider the appropriate level of fixed and variable compensation within each senior executive’s total compensation package.

While the Compensation Committee recognizes that elements of compensation may be interrelated, it does not require or assume any fixed relationship among the various elements of compensation within the total direct compensation framework or between the compensation of our CEO and that of any other senior executive. In addition, accrued pension and amounts realized or realizable under previously granted equity-based awards did not influence the Compensation Committee’s decisions.

The Compensation Committee considers the recommendations of our CEO when determining the compensation of our other senior executives.

Base Salary

Base salary is the only component in our executive compensation program that is not variable “at-risk” pay. In setting base salaries, the Compensation Committee reviews the senior executive’s skills and experience, the competitive market for his or her position and internal equity considerations.

Effective January 1, 2023, the Compensation Committee increased the base salary of Mr. Doyle from $1,200,000 to $1,400,000 in connection with his promotion to President and Chief Executive Officer.

The 2023 and 2024 base salaries of our named executive officers are shown in the “2023 and 2024 Annual Total Direct Compensation of Named Executive Officers” table on page 31.

Annual Bonus

The Compensation Committee determined the 2023 annual bonus awards for our named executive officers using the following framework:

The Compensation Committee established the annual bonus framework and rigorous performance targets in early 2023.

In 2023, the Compensation Committee made the following increases to target annual bonuses:

•	Mr. Doyle from $2,800,000 to $3,500,000 in connection with his promotion to President and CEO;

•	Ms. Ferland from $1,900,000 to $2,000,000 based on a review of the competitive market and her performance; and

•	Mr. Klisura from $1,600,000 to $1,750,000 based on a review of the competitive market and his performance.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	38

EXECUTIVE COMPENSATION	(Continued)

In determining 2023 annual bonus awards, each senior executive’s target annual bonus was allocated between financial and strategic performance according to weightings associated with his or her position. The Compensation Committee then assessed financial performance and each senior executive’s strategic performance and determined a payout level for each portion of the senior executive’s target annual bonus.

The multiplier for Company financial performance as reflected by adjusted EPS growth (as modified for executive compensation purposes) versus target was determined and applied to the sum of the payout levels for financial and strategic performance for each senior executive.

Using this result, the Compensation Committee then conducted a qualitative assessment to determine the actual bonus award for each senior executive. The Compensation Committee believes that the use of judgment in the qualitative assessment helps reward performance appropriately, particularly on a year-to-year basis.

Financial and Strategic Performance Measures

The Compensation Committee selected the following measures and weightings for the 2023 annual bonus awards:

	Financial Performance		Strategic Performance
Senior Executive	Weighting	Measure	Weighting	Measure

Company CEO	80%	Company net operating income	20%	Individual objectives established for each senior executive
Other Corporate Senior Executives	70%		30%
Business Chief Executive Officers	80%	Business net operating income	20%

The financial performance measure used for Company and business net operating income in the 2023 annual bonus framework is defined in “Definitions of Financial Performance Measures” on page 49.

The financial performance factor for net operating income ranged from 0% to 150% of the target level as indicated in the following table:

Performance Level	Performance as a % of Target	Financial Performance Factor

Maximum	≥110%	150%

Target	100%	100%

Threshold	90%	50%

Below Threshold	<90%	<50%

Note: Interpolation is used to determine the performance factor for performance as a percentage of target between threshold/target or target/maximum. In the event of performance below threshold, the Compensation Committee would exercise its discretion to determine a financial performance factor from 0% up to 50%.

39	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

2023 Financial Performance

For 2023, the financial performance measure for all senior executives was Company or business net operating income, as applicable, as modified for executive compensation purposes. The Compensation Committee set challenging targets for our named executive officers to align with our 2023 objective of driving strong earnings growth across the Company.

Performance targets for 2023 were set above our actual performance for 2022. Performance targets were based on threshold, target and maximum levels in dollars rather than growth rates. Target and actual results in the table below are expressed as a percentage of prior-year results.

Name	Measure	2023 Actual as % of Prior-Year Result	2023 Target as % of Prior-Year Result	2023 Actual as % of Target	2023 Financial Performance Factor
Mr. Doyle	Company net operating income	119.5%	113.6%	105.2%	126.0%
Mr. McGivney

Mr. South	Marsh net operating income	118.9%	113.7%	104.5%	122.6%

Ms. Ferland	Mercer net operating income	115.0%	112.3%	102.4%	112.0%

Mr. Klisura	Guy Carpenter net operating income	125.6%	112.0%	112.2%	150.0%

2023 Strategic Performance

In early 2023, the Compensation Committee reviewed strategic objectives, relating to operational performance, growth initiatives, risk management and human capital established by each named executive officer.

At the beginning of 2024, the Compensation Committee reviewed the strategic accomplishments for each named executive officer for 2023. The Compensation Committee and Mr. Doyle (and, in the case of Mr. Doyle, solely the Compensation Committee) assessed each named executive officer’s strategic performance as above target for the year and determined a performance factor ranging up to a maximum of 150% for 2023 strategic performance.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	40

EXECUTIVE COMPENSATION	(Continued)

The Compensation Committee considered the following in its assessment of each named executive officer’s performance:

Name	Strategic Accomplishments

Mr. Doyle President and CEO

Financial

• Delivered excellent financial performance across all regions notwithstanding an uncertain and volatile year in geopolitics and macroeconomics.

• Achieved third straight year of 9% or higher underlying revenue growth, representing the second highest revenue growth in over two decades, and an increase of 10% on a GAAP basis; double-digit NOI growth of 23% on a GAAP basis; and double-digit adjusted EPS growth of 17%, equal to 25% on a GAAP basis.

• Reported margin expansion for the 16th consecutive year.

• Successfully executed restructuring initiatives to drive a culture of collaboration and efficiency across the enterprise resulting in expected savings of $400 million out of which $230 million is realized in 2023.

Growth

• Continued to reorganize for impact and efficiency, improving margins and growth at the intersections of our businesses.

• Carried out robust capital deployment, including the largest dividend increase in 25 years, execution on our M&A strategy, including the largest inorganic investment (excluding the JLT transaction) in more than 10 years, and deployed approximately $4.0 billion of capital across dividends, acquisitions and share repurchases.

• Met with key stakeholders to build the Marsh McLennan brand and strengthen relationships with clients, insurers, shareholders, and other external groups expanding enabling us to expand our board, community, and philanthropic impact.

People

• Continued to make strategic investments in people, technology and capabilities that have us well-positioned for future growth.

• Aligned our Executive Committee in support of a common purpose and commitments framework with input from thousands of colleagues across the enterprise.

• Appointed Pat Tomlinson as the Mercer President in preparation for the Mercer Chief Executive Officer role upon Martine Ferland’s retirement in 2024.

• Sustained 80% favorability in core engagement score and improved colleague retention, achieving rolling twelve-month voluntary turnover of 10.3%, down from 14.3% in the prior year.

• Engaged colleagues and communities through a series of colleague engagement initiatives and refresh of key talent development programs.

41	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

Name	Strategic Accomplishments

Mr. McGivney Chief Financial Officer

• Contributed to our overall strong financial performance in 2023, when we generated 9% underlying revenue growth, 17% adjusted EPS growth* and our 16th consecutive year of reported margin expansion.

• Contributed to another successful year of M&A activity, which included completing or signing 14 acquisitions involving $1.6 billion of capital deployed.

• Oversaw our restructuring program which raised our outlook for savings and is now on track to deliver $400 million of savings.

• Executed our balanced capital management strategy in 2023, deploying targeted $4 billion of capital across dividends, acquisitions and share repurchases.

• Successfully executed two Senior Notes issuances that raised $2.2 billion of capital.

• Effectively managed our rating agency relationships over the last several years that led to the upgrade of our senior debt rating by Moody’s to A3/Stable.

Mr. South President and Chief Executive Officer of Marsh Vice Chair, Marsh McLennan

• Delivered strong and balanced performance in all geographies, including $11.4 billion in Marsh revenue, an increase of 8% on an underlying basis.

• Invested in Marsh McLennan Agency and our international operations through the completion of 8 acquisitions in 2023, most notably Graham, a top-100 insurance and benefits broker and risk management consultancy, and Honan Insurance Group, a leading specialist insurance broker in corporate risk, employee benefits and real estate insurance with expertise across the Pacific.

• Launched proprietary capabilities and solutions to improve access to capacity in a hardening and more challenging marketplace, including Fast Track, a global quota share facility exclusive to Marsh clients and Victor Insurance Exchange, a reciprocal insurance exchange that delivers replacement catastrophe capacity for the U.S. property market.

• Advanced our continuously evolving journey to become the risk advisor of the future.

• Continued to foster a culture of inclusivity and belonging at Marsh by making progress on gender and diversity representation and building a pipeline of diverse future leaders through early career hiring.

* Please see Exhibit A for a reconciliation of our non-GAAP financial measures to GAAP financial measures and related disclosures.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	42

EXECUTIVE COMPENSATION	(Continued)

Name	Strategic Accomplishments

Ms. Ferland Chief Executive Officer of Mercer Vice Chair, Marsh McLennan

• Executed strong results with $5.6 billion billion in Mercer revenue, an increase of 7% on an underlying basis, the highest revenue growth since 2008.

• Achieved $420 billion in global assets under management, an increase of $75 billion since 2022. Achieved net new funding of assets under management of $32 billion. Raised $2 billion to complete a $4 billion tally over the two-year period from Mercer’s Private Investment Partners VII, a private markets fund of fund offering.

• Divested the U.S. Health and U.K. Pension Administration units effective January 1, 2024 and sold our small Private Wealth business in Canada.

• Invested in the Wealth business through the acquisition of the BT Super Trust and Advance Asset Management in Australia and the acquisition of Vanguard’s outsourced chief investment officer (OCIO) business, which in particular enhances our solutions for not-for-profit organizations in the U.S. Also invested in our Career business’ skills assessment offering through the acquisition of The Talent Enterprise in the UAE.

• Maintained strong colleague engagement levels with high participation rates. Expanded our talent base and succession bench strength with a focus on growth areas.

• Continued to invest in new growth areas like Career Transformation and HR Tech while enhancing our Sustainability and Small enterprises offerings. Developed and enhanced several solutions, both traditional and digital, such as Benefits You (with over 500 clients and 4,000 active users), Darwin, Skills Edge, Mettl, Virtual Fairs, MercerInisghts, and MercerMoney.

Mr. Klisura President and Chief Executive Officer of Guy Carpenter Vice Chair, Marsh McLennan

• Delivered strong results with 24% adjusted net operating income* growth, 12% operating revenue growth and 10% underlying revenue growth (accelerating from 9% in 2021 and 2022), exceeding our budget target by over 3%.

• Closed the acquisition of Re Solutions, the leading independent reinsurance broker in Israel, with experience developing innovative, client-focused solutions, including an extensive facultative reinsurance offering.

• Established Marsh McLennan Forum to prioritize and develop catastrophe risk assessment solutions.

• Co-launched with Marsh the Cyber Risk Intelligence Center to share proprietary analytics, tools and thought leadership.

• Launched development programs to enhance leadership focus, and invested in female retention and career progression.

* Please see Exhibit A for a reconciliation of Non-GAAP financial measures to GAAP financial measures and related disclosures.

43	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

2023 Multiplier for Company Financial Performance

The financial performance factor for the Company is measured by annual adjusted EPS growth, resulting in a 0.70x to 1.30x multiplier as indicated in the following table. For 2023, the target for adjusted EPS growth was 8%.

Performance Level	Adjusted EPS Growth versus Target	Multiplier

Maximum	Target plus 2 percentage points (or higher)	1.30x

Target	Target	1.00x

Minimum	Target minus 2 percentage points (or lower)	0.70x

Note: Interpolation is used to determine the multiplier for a percentile ranking between minimum/target or target/maximum.

The financial performance measure used for adjusted EPS growth in the 2023 annual bonus framework is defined in “Definitions of Financial Performance Measures” on page 49.

Using the framework described above, our annual adjusted EPS growth as modified for executive compensation purposes relating to the 2023 bonus framework was 18.8% (versus the 10% maximum), resulting in a multiplier of 1.30x.

2023 Qualitative Assessment

The Compensation Committee believes that the use of judgment in making final bonus award decisions helps reward performance appropriately on a year-to-year basis and also on an internal equity basis among our senior executives. In addition to performance as measured against the previously described financial and strategic objectives, the Compensation Committee also assessed how these objectives were achieved. For each senior executive, the Compensation Committee also considered his or her current-year performance and bonus award vis-à-vis his or her prior-year performance and bonus award, compensation relative to peers at direct competitors and his or her total direct compensation. The Compensation Committee also reviewed the Company’s relative financial performance, including our TSR against peer companies and the S&P 500® Index. As noted previously, our 2023 TSR of 16.2% outperformed the S&P 500® Equal Weight Index (13.8%). Our TSR lagged the S&P 500® index TSR (26.3%) as a result of the extremely strong stock performance of certain large-capitalization technology companies.

Determination of 2023 Annual Bonuses

Using its assessment of the 2023 financial and strategic performance factors and the Company’s financial performance factor as its basis, the Compensation Committee determined the 2023 bonus award for each named executive officer in the manner described above. The actual annual bonuses paid to our named executive officers for 2023 were as follows.

Mr. Doyle’s 2023 bonus award reflects his performance as President and Chief Executive Officer for 2023 and his 2022 bonus award reflects his performance as Group President and Chief Operating Officer in 2022.

Mr. Klisura’s 2022 bonus award is not shown because he was not a named executive officer in the 2023 proxy statement.

Name	2023 Target Bonus Award	2023 Bonus as a % of Target	2022 Actual Bonus Award	2023 Actual Bonus Award	% Change

Mr. Doyle	$3,500,000	171%	$5,300,000	$6,000,000	+13%

Mr. McGivney	$1,600,000	188%	$2,650,000	$3,000,000	+13%

Mr. South	$2,250,000	174%	$3,500,000	$3,925,000	+12%

Ms. Ferland	$2,000,000	183%	$3,300,000	$3,650,000	+11%

Mr. Klisura	$1,750,000	197%	NA	$3,450,000	NA

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	44

EXECUTIVE COMPENSATION	(Continued)

Annual LTI Awards

The Compensation Committee determined the 2024 annual LTI awards granted to our named executive officers as described in more detail in “Determination of 2024 Annual LTI Awards” on page 45, would comprise stock options and performance stock units (PSUs), as summarized in the following table:

Award Type	Performance Alignment

Stock Options (50%)	Rewards stock price appreciation and the creation of stockholder value

Performance Stock Units (50%)	Rewards the achievement of specific Company financial objectives and relative TSR versus S&P 500® constituents

The Compensation Committee selected S&P 500® constituents as the comparator group for the relative TSR modifier given that a broad index is commonly used by other companies that have relative TSR as a performance measure. In addition, we compete for “investment dollars” against other S&P 500® constituents rather than narrowly against our peer group for executive compensation, which is relatively small and subject to potentially significant change over time.

Determination of 2024 Annual LTI Awards

The annual equity-based awards granted to our senior executives are determined by the Compensation Committee as part of its annual total compensation review. In determining the awards, the Compensation Committee considers the senior executive’s performance and his or her expected future contributions to the Company’s performance along with external market competitiveness, internal equity comparisons and the target LTI award set forth in the senior executive’s employment letter. The CEO also provides LTI award recommendations for senior executives other than himself.

The annual LTI awards granted to our named executive officers in February 2024 are shown in the following table. They are not reflected in the “2023 Summary Compensation Table” on page 56 because the awards were made after the end of the 2023 fiscal year.

Ms. Ferland did not receive a 2024 annual LTI award since she will be retiring from the Company effective March 31, 2024.

	Annual LTI Awards Granted in 2024[1]

Name	Stock Options	Performance Stock Units	Total

Mr. Doyle	6,875,000	6,875,000	13,750,000

Mr. McGivney	1,725,000	1,725,000	3,450,000

Mr. South	1,400,000	1,400,000	2,800,000

Ms. Ferland	NA	NA	NA

Mr. Klisura	900,000	900,000	1,800,000

(1)

Annual LTI awards as determined by the Compensation Committee are denominated in U.S. dollars and granted as a combination of stock options and PSUs. For stock options, the value shown in the table was converted into a number of stock options based on the grant date fair value per share using the Black-Scholes option pricing model. For PSUs, the value shown in the table was converted into a number of PSUs based on the fair market value of Company common stock, which was equal to the average of the high and low trading prices of shares of the Company common stock on the trading date immediately preceding the date of grant. The grant date fair value of the PSUs, as calculated in accordance with FASB ASC Topic 718, is determined using a Monte Carlo simulation model since payouts are based in part on a relative TSR modifier, which is a market condition. In addition, stock options and PSUs granted are rounded up to the nearest whole number.

The value ultimately realized from these awards is contingent on the named executive officer’s continued service, except in certain circumstances such as retirement. The value also depends on the future performance of our stock price and, for PSU awards, achieving specific Company financial objectives and the Company’s relative TSR versus S&P 500® constituents. The terms and conditions of these awards are described in the narrative following the “2023 Grants of Plan-Based Awards Table” on page 59.

45	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

PSU Awards

The performance measure for PSU awards, which represent 50% of the 2024 annual LTI compensation for our senior executives, is adjusted EPS growth as modified for executive compensation purposes and measured on a three-year annualized growth rate basis. The PSUs granted since 2020 also include a modifier based on the Company’s three-year TSR versus S&P 500® constituents. Depending on our actual financial performance results, along with relative TSR performance for the PSUs granted since 2020, 0% to 200% of the number of PSUs granted is delivered in shares of our common stock. The following tables provide the payout (as a percentage of target) for maximum, target and threshold performance levels for the 2021 through 2024 awards. The Compensation Committee sets the performance levels after reviewing our financial strategy, the design of PSU awards at peer group companies and historical EPS growth data for S&P 500® constituents. At the time of setting the target and determining the payouts at varying levels of performance for these awards, the Compensation Committee believed that achievement of the target for annualized adjusted EPS growth was a challenging goal.

The payout of the PSU awards are determined as follows.

The financial performance measures used in the PSU awards granted in 2021 to 2024 are defined in “Definitions of Financial Performance Measures” on page 49.

Performance and Payout Levels for Our 2021 to 2024 PSU Awards

The adjusted EPS growth measure for our PSU awards is shown in the following table. The three-year target for annualized adjusted EPS growth is 8% for our PSU awards granted in 2022 and 2023. In light of uncertainty in the business environment related to the pandemic, for the 2021 PSU award, the Compensation Committee set the three-year target at 7%, which reflected a 6% growth target for 2021 and 8% for the remaining two years. As noted previously, the Compensation Committee aims to set rigorous performance levels taking into account our financial strategy, the design of PSU awards at peer group companies (including growth targets) and historical EPS growth data for S&P 500® constituents.

Performance Level	Annualized Adjusted EPS Growth	Performance Factor (as a % of target)

Maximum	Target plus 4 percentage points (or higher)	200%

Target	Target	100%

Threshold	Target minus 4 percentage points	50%

Below Threshold	Lower than target minus 4 percentage points	0%

Note: Interpolation is used to determine the adjusted EPS growth performance factor (as a percentage of target) for a performance result between threshold/target or target/maximum.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	46

EXECUTIVE COMPENSATION	(Continued)

The relative TSR modifier for our PSU awards is provided in the following table.

Performance Level	Relative TSR (versus S&P 500® constituents)	Relative TSR Modifier (as a % of target)
Maximum	75th percentile	1.25x
Target	50th percentile	1.00x
Minimum	25th percentile	0.75x

Note: Interpolation is used to determine the relative TSR modifier (as a percentage of target) for a performance result between minimum/target or target/maximum.

Performance Results for Our 2021 PSU Awards

The following charts show three-year results for the 2021 PSU awards granted to our senior executives. Our 17.9% annualized adjusted EPS growth and 85th percentile relative TSR versus S&P 500® constituents were each above maximum, qualifying for a 200% EPS performance factor and 1.25x relative TSR modifier. The PSU payout for the 2021 PSU award was 200% of target, as discussed in the next section.

THREE-YEAR

ADJUSTED EPS GROWTH

THREE-YEAR

RELATIVE TOTAL SHAREHOLDER RETURN

	Three-Year Adjusted EPS Growth*	Factor
Maximum	≥11%	200%
Target	7%	100%
Threshold	3%	50%
Below Threshold	>3%	0%
Note: EPS Growth between threshold/target or target/maximum will be interpolated in order to determine the performance factor.

	Three-Year Relative TSR*	Modifier
Maximum	75th percentile or higher	1.25x
Target	50th percentile (median)	1.00x
Minimum	25th percentile or lower	0.75x

Relative TSR is measured versus S&P 500® constituents. Capped at 1.00x if three-year TSR is negative.

Note: Relative TSR modifier between minimum/target or target/maximum will be interpolated in order to determine the modifier.

*	The adjusted EPS growth and relative TSR measures used in the PSU awards are defined in the “Definitions of Financial Performance Measures” on page 49.

Summary of PSU Awards Granted from 2021 through 2023

The table below summarizes the three-year performance periods for PSU awards granted from 2021 to 2023, including the payout at 200% of target for our 2021 PSU award based on 17.9% annualized adjusted EPS growth as modified for executive compensation purposes. As discussed previously, the PSU awards granted also include a modifier based on the Company’s three-year TSR versus S&P 500® constituents. For the 2021 PSU award, our three-year TSR was above the 75th percentile versus S&P 500® constituents, which resulted in the maximum 1.25x relative

47	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

TSR modifier; however, the modifier had no impact on the actual payout of awards since they were capped (by design) at the maximum 200% of target based on our adjusted EPS growth alone. The adjusted EPS growth and relative TSR measures used in the PSU awards are defined in “Definitions of Financial Performance Measures” on page 49.

The actual payout for 2022 and 2023 PSU awards will depend on three-year performance, except under certain circumstances that may require earlier measurement of results, such as the death of a participant or a change in control of the Company.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	48

EXECUTIVE COMPENSATION	(Continued)

DEFINITIONS OF FINANCIAL PERFORMANCE MEASURES

The following table defines the financial performance measures used in our executive compensation program.

Used for	Measure	Definition
2023 Annual Bonus Framework-Financial Performance Measure	Company or business net operating income	Net operating income calculated in accordance with GAAP, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement and further adjusted for the impact of currency exchange rate fluctuations and acquisitions and dispositions.

2023 Annual Bonus Framework-Multiplier for Company Financial Performance	Company earnings per share*

Adjusted EPS is defined as GAAP earnings per share, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement and modified to exclude the impact of fluctuations in:

1. currency exchange rates;

2. other net benefit credit (cost) related to the Company’s pension plans;

3. investment income which is primarily from Marsh & McLennan Risk Capital Holdings, Ltd. (the legal entity through which the Company owns interests in private equity funds and other investments); and

4. the U.S. federal or U.K. statutory corporate tax rate, the U.S. federal tax rate on foreign earnings earned by foreign subsidiaries and the Company’s effective tax rate due to the implementation of the OECD global tax framework.

PSU awards granted in 2021 and 2022	Company earnings per share*

Adjusted EPS is defined as GAAP earnings per share, adjusted for the impact of “noteworthy items” identified in Exhibit A to this proxy statement and modified to exclude the impact of fluctuations in:

1. currency exchange rates;

2. other net benefit credit (cost) related to the Company’s pension plans;

3. results for Marsh & McLennan Risk Capital Holdings, Ltd. (the legal entity through which the Company owns interests in private equity funds and other investments);

4. the costs related to the early extinguishment of debt; and

5. the U.S. federal or U.K. statutory corporate tax rate or the U.S. federal tax rate on foreign earnings earned by foreign subsidiaries

PSU awards granted in 2023 and 2024	Company earnings per share*	Same definition as 2023 Annual Bonus Framework-Multiplier for Company Financial Performance, above.

PSU awards granted in 2021, 2022, 2023 and 2024	Total stockholder return	TSR is measured based on the three-year period starting on the December 31st prior to the grant date and ending on December 31st three years later with 20-day stock price averaging prior to the start and end of the measurement period.

*

Year-over-year changes are calculated based on adjusted EPS as modified for the above exclusions versus prior-year adjusted EPS without modification for such exclusions. The EPS performance factor for PSU awards is determined based on three-year adjusted EPS growth using three one-year growth rates (annualized).

49	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

PEER GROUP COMPANIES AND SURVEYS

Peer Group for Executive Compensation Purposes

In 2023, the Compensation Committee reviewed the executive compensation data disclosed in the publicly available filings of the companies that comprise our peer group for executive compensation purposes. The peer group is based on business lines, talent pool and company size, as reflected by revenue and market capitalization, and includes insurance, consulting and other business services companies, as listed in the table below. The Compensation Committee reviews the peer group periodically and makes adjustments that it deems are appropriate or necessary, for example, as a result of business combinations and other changes. The Compensation Committee has not made any changes to the peer group since September 2019.

2023 Peer Group for Executive Compensation

Insurance Brokers	Insurance Carriers	Consulting and Business Services
Aon plc (AON)	American International Group, Inc. (AIG)	Automatic Data Processing, Inc. (ADP)
Willis Towers Watson plc (WTW)	Chubb Limited (CB)	Accenture plc (ACN)
Arthur J. Gallagher & Co. (AJG)	The Travelers Companies, Inc. (TRV)	S&P Global Inc. (SPGI)

Financial Services and General Industry Surveys

The Compensation Committee also reviews executive compensation data drawn from two industry subsets (Financial Services and General Industry) of S&P 500® constituents that participated in an executive compensation survey conducted by an independent compensation consulting firm. Each subset was refined based on revenue and market capitalization. For a list of the companies comprising these subsets, please refer to Exhibit B. The business CEO comparisons were based on subsidiaries or divisions of all companies that participated in the executive compensation survey (instead of only S&P 500® constituents) in order to have a significant sample size for these particular comparisons.

BENEFIT PLANS AND OTHER PROGRAMS

Retirement and Deferred Compensation Plans

We offer retirement and deferred compensation plans, in which all of our senior executives are eligible to participate to maintain a competitive compensation program.

We maintain a defined contribution retirement program in the U.S. consisting of the Supplemental Savings & Investment Plan (“SSIP”), an unfunded nonqualified defined contribution retirement plan that is coordinated with our 401(k) Savings & Investment Plan. Additional information about the SSIP, including individual amounts deferred by our named executive officers, Company matching credits and earnings during 2023, as well as account balances as of the end of 2023, is presented in the “2023 Nonqualified Deferred Compensation Table” on page 64. Earnings with respect to all of our nonqualified defined contribution plans are based upon actual market performance, and preferential or above-market earnings are not offered.

We discontinued future service accruals in our U.S. and U.K. defined benefit retirement programs effective December 31, 2016 and August 1, 2014, respectively. The features of our U.S. and U.K. retirement programs, including the present value of the accumulated pension benefits for our named executive officers as of the end of 2023, are presented in further detail in “Defined Benefit Retirement Program” on page 62. We do not have individually- designed defined benefit arrangements for any named executive officer.

Severance Arrangements

Severance payments and benefits for our senior executives are provided under our Senior Executive Severance Pay Plan, which provides for severance payments in the event of an involuntary termination of employment without cause (as defined in the plan) in an amount equal to the sum of the senior executive’s then-current base salary and average annual bonus award over the three prior years, plus an amount equal to a pro-rata bonus for the year of termination.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	50

EXECUTIVE COMPENSATION	(Continued)

While compensation decisions regarding our senior executives affect the potential payments under these arrangements, the existence of these severance arrangements did not affect the Compensation Committee’s decisions with respect to other elements of compensation for our named executive officers because these severance arrangements are contingent in nature and may never be triggered.

The terms of the Senior Executive Severance Pay Plan are discussed more fully in “Termination of Employment” on page 68. The amount of the estimated payments and benefits payable to our named executive officers, assuming a termination of employment as of the last business day of 2023, is presented in “Potential Payments Upon Termination or Change in Control” beginning on page 65.

Change-in-Control Arrangements

Change-in-control payments and benefits are provided to our senior executives through our equity-based compensation plans and the Senior Executive Severance Pay Plan, as applicable. These arrangements are intended to retain our senior executives and provide continuity of management in the event of an actual or potential change in control of the Company. Consistent with this objective, the terms of our equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a subsequent specified termination of employment for vesting to be accelerated. The Senior Executive Severance Pay Plan also includes a “double-trigger” change-in-control provision rather than providing severance payments and benefits solely on the basis of a change in control of the Company. We believe that requiring a “double trigger,” rather than providing severance payments (and accelerated vesting of equity-based awards) solely on the basis of a change in control, is more consistent with the purpose of encouraging the continued employment of our senior executives following a change in control of the Company.

We do not provide any excise tax payments, reimbursements or “gross ups” in connection with a change in control of the Company to any of our senior executives under any plan or arrangement.

The amount of the estimated payments and benefits payable to our named executive officers, assuming a change in control of the Company and subsequent specified termination of employment as of the last business day of 2023, is presented in “Potential Payments Upon Termination or Change in Control” beginning on page 65.

Other Benefits and Perquisites

Our senior executives are eligible to participate in our health and welfare benefit programs on the same basis as our other eligible employees. We also provide certain perquisites and other personal benefits to our senior executives. In general, the perquisites or other personal benefits provided to our senior executives include (i) the cost of financial counseling and certain income tax return preparation and (ii) from time to time, relocation or housing costs associated with hiring a newly recruited or promoted senior executive. The incremental cost of providing perquisites and other personal benefits during 2023 to our named executive officers is presented in the footnotes to the “All Other Compensation” column of the “2023 Summary Compensation Table” on page 57.

In addition to the above, in 2023 we commissioned a security study to analyze security risks to our President and Chief Executive Officer and developed a security policy. In accordance with the security policy, we continue to provide a Company car and a driver, with security training credentials commensurate to what is recommended in the study, to Mr. Doyle. The Company believes the car and driver provide the necessary security for Mr. Doyle to travel safely and conduct business efficiently while in transit. The incremental cost is detailed in the footnotes to the “All Other Compensation” column of the “2023 Summary Compensation Table” on page 57.

We believe the scope and costs of these measures serve important business purposes and constitute reasonable, necessary and appropriate expenses for the benefit of the Company and its stockholders. Since the costs arise from the nature of our President and Chief Executive Officer’s role and his employment responsibilities at the Company, we do not consider them to be personal benefits to our CEO. However, in accordance with SEC rules, we have reported the incremental costs of such personal security measures in the “All Other Compensation” column in the “2023 Summary Compensation Table”.

The Compensation Committee has also determined to provide to the President and Chief Executive Officer of the Company access to corporate aircraft, in which we maintain fractional interests, for business and personal travel.

51	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

Such personal air travel is limited to an amount not to exceed $130,000 per calendar year as determined based on the aggregate incremental cost of such travel to the Company.

The imputed income attributable to the President and CEO’s personal use of corporate aircraft and a portion of a car and driver is taxable income to him. The taxes associated with this income are not reimbursed or paid by the Company. The car and driver may be made available to other senior executives for business use only.

RISK AND REWARD FEATURES OF EXECUTIVE COMPENSATION PROGRAM

The Compensation Committee strives to maintain an appropriate balance between risk and reward in support of our overall business strategy. Our executive compensation principles, policies and practices are designed to encourage an appropriate level of risk-taking but not to encourage our senior executives to take excessive or unnecessary risks. To achieve this balance, we maintain the following policies and practices:

Feature	Description

Balanced Total Compensation Approach	The mix of base salary, annual bonus opportunity and annual LTI awards appropriately balances the shorter-term and longer-term aspects of each senior executive’s responsibilities and performance, without undue emphasis on any single element of compensation.

Performance-Based Annual Bonus Program

Awards to senior executives are made based on both financial performance measures, relating to fiscal year performance, and strategic performance objectives, which may relate to longer-term and qualitative objectives. Each senior executive’s target annual bonus and payout range of 0% to 200% is set forth in his or her employment letter. The Compensation Committee determines the bonus for each of our senior executives. We do not guarantee annual bonuses for our senior executives, except in special situations such as the initial bonus award after a senior executive’s hire if the guarantee is deemed necessary to attract a candidate to join the Company.

Stockholder-Focused LTI Program

Equity-based awards to our senior executives are granted annually on a discretionary basis by the Compensation Committee taking into consideration each individual’s past performance and expected future contributions. Awards made in 2023 were in a combination of stock options and PSU awards to align the financial interests of our senior executives with maximizing our return to stockholders. PSU awards are earned based on our achievement against financial performance objectives and the Company’s TSR versus S&P 500® constituents over a three-year performance period, both as determined by the Compensation Committee.

All equity-based awards are subject to multi-year vesting requirements or performance periods with complete forfeiture of unvested awards upon a voluntary termination of employment by a senior executive (other than by reason of retirement) or termination of employment for cause. None of our equity-based awards are scheduled to begin vesting until at least one year following their grant. In addition, the terms of our outstanding and unvested equity-based awards contain a “double-trigger” vesting provision in the event of a change in control of the Company. We do not provide any excise tax payments, reimbursements or “gross ups” in connection with a change in control of the Company to any of our senior executives under any plan or arrangement.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	52

EXECUTIVE COMPENSATION	(Continued)

Feature	Description

Executive Stock Ownership Guidelines

Our senior executives are required to acquire and hold shares or stock units (excluding PSUs) of our common stock with an aggregate value at least equal to a specified multiple of their base salary. Stock options (whether vested or unvested) are not counted in the ownership calculation. Our senior executives may not sell shares acquired in connection with the distribution of stock units or exercise of stock options until and unless the specified multiple of base salary is reached and maintained.

Our guidelines exclude the counting of outstanding PSUs, which have a variable payout based on performance, in the calculation of ownership needed to satisfy the guidelines.

Prohibition Against Speculative Activities, Hedging or Pledging of Company Stock

We prohibit our employees, including our senior executives and directors, from engaging in speculative or hedging activities (including short sales, purchases or sales of puts or calls and trading on a short-term basis) in our common stock. We prohibit our senior executives and directors from pledging our securities as collateral for a loan or for any other purpose. We also prohibit our senior executives and directors from holding our securities in a margin account.

Compensation Recovery (“Clawback”) Policies	In accordance with the requirements set forth in the New York Stock Exchange (NYSE) Clawback listing standard (and the SEC final Clawback Rule), the Company has adopted a Compensation Clawback Policy that provides for the recoupment of erroneously awarded incentive compensation in the event that (i) such incentive compensation awarded to a current or former executive officer was calculated based on financial results that were required to be restated due to material noncompliance with financial reporting requirements and (ii) the noncompliance resulted in overpayment of incentive compensation paid or granted within the three-year period preceding the date the restatement was required. In addition, our 2011 and 2020 Incentive and Stock Award Plans gives us the ability to provide for a clawback of outstanding or already-settled equity-based awards.

Severance Payments	Severance protections for our senior executives are set at a uniform level equal to his or her base salary and three-year average annual bonus award (a “1x multiple”). In addition, without stockholder approval, we will not enter into a severance agreement with a senior executive that provides for any cash severance payment that exceeds 2.99x the sum of his or her base salary and three-year average annual bonus award.

In light of the above, and based on management’s annual review and analysis focused on the incentive compensation programs covering our general employee population, we believe our compensation policies and practices do not encourage excessive or inappropriate risk-taking and that the risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company.

STOCK OWNERSHIP GUIDELINES

We maintain stock ownership guidelines for our senior executives that are intended to align the financial interests of our senior executives with our stockholders by requiring them to acquire and maintain a meaningful ownership interest in our common stock. These guidelines are intended to take into account an individual’s needs for portfolio diversification, while maintaining an ownership interest at levels sufficient to assure our stockholders of management’s commitment to long-term value creation. Our senior executives are required, over a five-year period, to acquire and hold shares or stock units (excluding PSUs) of our common stock with an aggregate value at least equal to a specified multiple of their base salary. Stock options (whether vested or unvested) are not counted in the ownership calculation. In January 2022, the Compensation Committee amended the guidelines to exclude PSUs from the ownership calculation and, in view of the significant impact of the change, adopted a transition guideline providing all of our senior executives five years to reach the required multiple of base salary.

53	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

The current multiples for all senior executives are as follows:

Named Executive Officer	Ownership Level (as a multiple of base salary)

CEO	6x

Other named executive officers	3x

As of February 28, 2024, all of our named executive officers had an ownership interest that was above the required multiple of base salary or were within the five-year period within which they are required to acquire and hold shares or stock units of our common stock to reach the minimum.

Additional information concerning our stock ownership guidelines is available on our website under: marshmclennan.com/about/corporate-governance.html.

Holding Requirement for Equity-Based Awards

Under our stock ownership guidelines, our senior executives are required to hold all shares of our common stock acquired in connection with the distribution of stock units or exercise of stock options (net of any tax withholding and, in the case of stock options, the exercise price) until the required multiple of base salary is reached. In addition, unless approved by the CEO, our senior executives (other than the CEO) may not sell any shares of our common stock, however acquired, unless their ownership interest after such sale is at or above the required multiple of base salary stipulated under our stock ownership guidelines. The CEO is similarly permitted if approved by the Chair of the Compensation Committee. Mr. Doyle has not requested such approval during his tenure as CEO.

TAX AND ACCOUNTING CONSIDERATIONS

Section 162(m) of the Internal Revenue Code generally disallows public companies a federal income tax deduction for compensation in excess of $1 million that is paid to certain former or current senior executives in any taxable year. The Compensation Committee reserves the right to award compensation that is not tax deductible.

We also structure compensation in a manner intended to avoid the incurrence of any additional tax, interest or penalties under Section 409A of the Internal Revenue Code governing the provision of nonqualified deferred compensation to our service providers. We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense relating to share-based payments (such as stock options, PSU awards and RSU awards) in our financial statements. The recognition of this expense has not caused us to limit or otherwise significantly alter the equity-based compensation element of our executive compensation program. This is because we believe equity-based compensation is a necessary component of a competitive executive compensation program and fulfills important program objectives. The Compensation Committee considers the potential impact of FASB ASC Topic 718 on any proposed change to the equity-based compensation element of our program.

ADDITIONAL CONSIDERATIONS

This Compensation Discussion and Analysis includes statements regarding the use of various performance measures and related target levels in the limited context of our executive compensation program. These target levels are not intended to be statements of management’s expectations of our future financial results or other guidance. Investors should not apply these target levels in any other context.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the preceding Compensation Discussion and Analysis, as well as the accompanying compensation tables and related narratives. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 12, 2024.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	54

EXECUTIVE COMPENSATION	(Continued)

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Steven A. Mills (Chair)	Tamara Ingram
Oscar Fanjul	Morton O. Schapiro
H. Edward Hanway

55	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

COMPENSATION OF EXECUTIVE OFFICERS

2023 SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of our President and Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers who were executive officers as of December 31, 2023.

Name & Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($) (6)
John Q. Doyle President and CEO, Marsh McLennan	2023	1,400,000	—	5,775,090	5,550,012	6,000,000	—	329,854	19,054,956
	2022	1,200,000	—	2,995,331	2,000,008	5,300,000	—	103,700	11,599,039
	2021	1,000,000	—	1,775,868	1,700,002	4,800,000	—	84,649	9,360,519
Mark C. McGivney Chief Financial Officer, Marsh McLennan	2023	800,000	—	1,743,014	1,675,019	3,000,000	35,557	70,125	7,323,715
	2022	800,000	—	1,621,136	1,625,003	2,650,000	—	74,277	6,770,416
	2021	800,000	—	1,566,914	1,500,011	2,400,000	—	69,630	6,336,555
Martin C. South President and Chief Executive Officer, Marsh and Vice Chair, Marsh McLennan	2023	1,000,000	—	1,404,830	1,350,035	3,925,000	—	108,942	7,788,807
	2022	1,000,000	—	1,247,109	1,250,029	3,500,000	—	123,287	7,120,425

Martine Ferland Chief Executive Officer, Mercer and Vice Chair, Marsh McLennan	2023	1,000,000		1,352,736	1,300,021	3,650,000	8,651	90,430	7,401,838
	2022	962,500	—	1,247,109	1,250,029	3,300,000	—	104,125	6,863,763
	2021	850,000	—	1,253,604	1,200,014	3,000,000	2,565	79,487	6,385,670
Dean M. Klisura President and Chief Executive Officer, Guy Carpenter and Vice Chair, Marsh McLennan	2023	800,000	—	910,535	875,009	3,450,000	72,017	68,600	6,176,161

(1)

Mr. Doyle was appointed President and Chief Executive Officer effective January 1, 2023. Mr. South’s compensation is shown only for 2023 and 2022 since he was not a named executive officer in 2021. Mr. Klisura’s compensation is shown only for 2023 since he was not a named executive officer in either 2022 or 2021.

(2)

The amounts reported in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of the awards for the years ended December 31, 2023, December 31, 2022 and December 31, 2021, respectively, computed in accordance with FASB ASC Topic 718. The amounts reported in the “Stock Awards” column represent PSU awards for 2023, 2022 and 2021. The grant date fair value reported for the 2023 PSU awards is based on performance at the target level and, as calculated in accordance with FASB ASC Topic 718, is determined using a Monte Carlo simulation model since payouts are based in part on a relative total stockholder return (“TSR”) modifier, which is a market condition. As stated in the description of the PSU awards following the “2023 Grants of Plan-Based Awards Table” on page 59, the payout based on maximum performance is 200% of the target level, which, if achieved, would correspond to the values reported in the table below, holding constant the grant date fair value of the Company’s common stock. The assumptions used in calculating the amounts reported for awards granted in 2023 are included in footnote 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2024. The assumptions used in calculating the amounts reported for awards granted prior to 2023 are included in footnote 9 captioned “Stock Benefit Plans” to the Company’s audited financial statements for the relevant fiscal year, included in the Company’s Annual Reports on Form 10-K previously filed with the SEC. The amounts reported in these columns may differ slightly from the corresponding amounts shown in the “2023 Grants of Plan-Based Awards Table” on page 59 due to rounding to the nearest whole dollar as required by SEC rules. In addition, the amounts reported in these columns may differ slightly from the amounts disclosed in the “2023 and 2024 Annual Total Direct Compensation of Named Executive Officers” section on page 31 of the Compensation Discussion and Analysis due to rounding to the nearest whole share.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	56

EXECUTIVE COMPENSATION	(Continued)

Name	Year	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Target Performance (100%) ($)	Grant Date Fair Value of Performance Stock Unit Awards Granted Assuming Maximum Performance (200%) ($)
Mr. Doyle	2023	5,775,090	11,550,179
	2022	1,995,163	3,990,326
	2021	1,775,868	3,551,736
Mr. McGivney	2023	1,743,014	3,486,028
	2022	1,621,136	3,242,272
	2021	1,566,914	3,133,827
Mr. South	2023	1,404,830	2,809,660
	2022	1,247,109	2,494,218
	2021	287,282	574,564
Ms. Ferland	2023	1,352,736	2,705,472
	2022	1,247,109	2,494,218
	2021	1,253,604	2,507,209
Mr. Klisura	2023	910,535	1,821,070
	2022	748,205	1,496,410
	2021	261,255	522,509

(3)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts received for annual bonus awards, as described in the “Annual Bonus” section beginning on page 38 of the Compensation Discussion and Analysis. The awards earned in respect of 2023 were determined by the Compensation Committee at its meeting on February 22, 2024 and were paid on February 28, 2024.

(4)

The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the increase, if any, in the present value of the named executive officers’ benefits (both vested and unvested) under the tax-qualified Marsh & McLennan Companies Retirement Plan, the Company’s Benefit Equalization Plan, the Company’s Supplemental Retirement Plan and the Company’s U.K. Pension Fund. For 2023, the amount reported for each named executive officer reflects changes in age and service, the interest rate and the mortality assumption projecting longer life expectancies, and any change in base salary. The assumptions used in calculating the amounts reported are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2024. The Company’s retirement programs are described in further detail in “Defined Benefit Retirement Program” on page 62. No named executive officer received preferential or above-market earnings on deferred compensation. The Company discontinued future service accruals in the United States Defined Benefit Retirement Program effective December 31, 2016 and discontinued future service accruals in the U.K. Pension Fund effective August 1, 2014. Ms. Ferland’s change in pension value has been converted from British pounds into U.S. dollars at the average currency exchange rate for 2023 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.24369613).

(5)	The following items are reported in the “All Other Compensation” column for the named executive officers in 2023:

All Other Compensation

Name	Company Contributions to Defined Contribution Plans ($) (a)	Employee Stock Purchase Plan Interest ($) (b)	Financial Planning and Income Tax Preparation ($) (c)	Personal Use of Corporate Aircraft ($) (d)	Personal Use of Company Car ($) (e)	Personal Security ($) (f)	Other ($) (g)	Total ($)
Mr. Doyle	98,000	0	14,125	116,537	56,711	44,482	0	329,854
Mr. McGivney	56,000	0	14,125	0	0	0	0	70,125
Mr. South	70,000	88	12,600	0	0	0	26,254	108,942
Ms. Ferland	70,000	0	12,600	0	0	0	7,830	90,430
Mr. Klisura	56,000	0	12,600	0	0	0	0	68,600

(a)

These amounts include the Company’s matching contributions under the Company’s 401(k) Savings & Investment Plan and Supplemental Savings and Investment Plan (SSIP) attributable to 2023. The Company’s 401(k) Savings & Investment Plan is a tax-qualified defined contribution plan. The SSIP is a nonqualified defined contribution plan and is described in further detail in the “2023 Nonqualified Deferred Compensation Table” section on page 64.

(b)	This amount represents interest credited on the named executive officer’s account within the Company’s tax-qualified employee stock purchase plan.

(c)

These amounts represent the cost to the Company of offering personal financial planning and tax preparation services to the named executive officers. The imputed income attributable to these services was taxable income to the named executive officer. The taxes associated with this income were not reimbursed or paid by the Company.

(d)

This amount represents the incremental cost to the Company of Mr. Doyle’s personal use of corporate aircraft, in which the Company owns fractional interests, in accordance with his employment letter. The incremental cost has been calculated by adding the incremental variable costs associated with personal flights (including hourly charges, taxes, passenger fees, international fees and catering). The imputed income attributable to his personal use of corporate aircraft was taxable income to Mr. Doyle. The taxes associated with this income were not reimbursed or paid by the Company.

(e)

This amount represents the approximate cost to the Company of Mr. Doyle’s personal use of a company car, including work/home travel, in accordance with our security study. The imputed income attributable to this use was taxable income to Mr. Doyle. The taxes associated with this income were not reimbursed or paid by the Company.

(f)

This amount represents the cost to the Company of Mr. Doyle’s personal security, which includes the salary and benefits of Mr. Doyle’s personal driver. We believe the scope and costs of these measures serve important business purposes and constitute reasonable, necessary and appropriate expenses for the benefit of the Company and its stockholders. Since the costs arise from the nature of our President and Chief Executive Officer’s role and his employment responsibilities at the Company, we do not consider them to be personal benefits to our CEO. However, in accordance with SEC rules, we have reported them here.

(g)

For Mr. South and Ms. Ferland, these amounts represent the payments by the Company of the tax preparation fees including reimbursement of taxes in connection with Mr. South’s and Ms. Ferland’s prior relocation from the U.K. to New York City.

(6)	The total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due rounding to the nearest whole dollar as required by SEC rules.

57	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

Employment Letters

During 2023, Mr. Doyle’s terms of employment as our President and Chief Executive Officer, as approved by the Compensation Committee, were as follows:

•	an annual base salary of $1,400,000;

•	an annual bonus with a target level of $3,500,000;

•	an annual long-term incentive (“LTI”) award with a target grant date fair value of $11,100,000;

•	continued participation in the Senior Executive Severance Pay Plan; and

•

access to a car and driver for business and personal use, including work/home travel, and to corporate aircraft in which we maintain fractional interests, for business and personal travel (with such personal air travel limited to an amount not to exceed $130,000 per calendar year as determined based on the aggregate incremental cost of such travel to the Company).

In consideration for his employment arrangements, Mr. Doyle entered into confidentiality, noncompetition and nonsolicitation covenants in favor of the Company for the duration of his employment and for 24 months following his termination of employment.

Mr. Doyle did not receive any special compensation in connection with his promotion to President and CEO of the Company.

Following the completion of Mr. Doyle’s first year as President and CEO, the Compensation Committee approved increases in Mr. Doyle’s annual base salary from $1,400,000 to $1,500,000 effective April 1, 2024, 2024 annual bonus target from $3,500,000 to $3,750,000, and 2024 LTI target from $11,100,000 to $13,750,000. Mr. Doyle’s increases were determined taking into account the competitive market and his performance and contributions as President and CEO of the Company.

The Company also has employment letters with each of the other named executive officers that follow a common template, approved by the Compensation Committee, and include the following principal terms:

•

Base salary, target annual bonus and target annual LTI award, and applicable payment ranges. Actual annual bonus payments and annual LTI awards are based on factors described in the “Annual Bonus” section on page 38 and “Annual LTI Awards” section on page 45 of the Compensation Discussion and Analysis;

•

Participation in the Company’s Senior Executive Severance Pay Plan, as described in the “Severance Arrangements” section on page 50 of the Compensation Discussion and Analysis and the “Potential Payments Upon Termination or Change in Control” section on page 65; and

•	Confidentiality, noncompetition, and nonsolicitation covenants in favor of the Company.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	58

EXECUTIVE COMPENSATION	(Continued)

2023 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information on the grants of plan-based awards made to the named executive officers in 2023. Amounts shown under the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns relate to the target annual cash bonus opportunities in respect of 2023. The terms and conditions of these awards are described in the “Annual Bonus” section on page 38 of the Compensation Discussion and Analysis. The remaining columns relate to plan-based equity-based awards granted in 2023 under the 2020 Incentive and Stock Award Plan. The equity-based awards consist of PSU awards, RSU awards and stock options with respect to shares of the Company’s common stock. The terms and conditions of these awards are described in the narrative following this table.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Closing Stock Price on Date of Grant ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
(a)	(b) (1)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John Q. Doyle		0	3,500,000	7,000,000
	2/23/2023				0	33,812	67,624				5,775,090
	2/23/2023							132,387	164.145	163.880	5,550,012
Mark C. McGivney		0	1,600,000	3,200,000
	2/23/2023				0	10,205	20,410				1,743,014
	2/23/2023							39,955	164.145	163.880	1,675,019
Martin C. South		0	2,250,000	4,500,000
	2/23/2023				0	8,225	16,450				1,404,830
	2/23/2023							32,203	164.145	163.880	1,350,035
Martine Ferland		0	2,000,000	4,000,000
	2/23/2023				0	7,920	15,840				1,352,736
	2/23/2023							31,010	164.145	163.880	1,300,021
Dean M. Klisura		0	1,750,000	3,500,000
	2/23/2023				0	5,331	10,662				910,535
	2/23/2023							20,872	164.145	163.880	875,009

(1)	The equity-based awards granted on February 23, 2023 reported in this table were approved by the Compensation Committee at its meeting on the same date.

(2)	The actual annual cash bonuses awarded to the named executive officers are reported in the “Non-Equity Incentive Plan Compensation” column of the “2023 Summary Compensation Table.”

(3)	The amounts reported in columns (f), (g) and (h) reflect PSU awards granted on February 23, 2023. The terms and conditions of these awards are described in the narrative following this table.

(4)	The amounts reported in column (i) reflect nonqualified stock options granted on February 23, 2023. The terms and conditions of these awards are described in the narrative following this table.

(5)

The stock options granted on February 23, 2023 have an exercise price of $164.145 per share, equal to the average of the high and low trading prices of shares of the Company common stock on February 22, 2023, the trading date immediately preceding the date of grant. The closing market price of the Company’s common stock on the date of grant was $163.88 per share, which was lower than the stock option exercise price.

(6)

The grant date fair value reported for the PSU awards, as calculated in accordance with FASB ASC Topic 718, may differ from the value of the PSUs calculated based on the fair market value of Company common stock and is based on performance at the target level.

59	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

Stock Options

Stock options represent the right to purchase a specified number of shares of the Company’s common stock at a specified exercise price for a specified period of time. Stock options are scheduled to vest in four equal annual installments beginning on the first anniversary of the grant date, with earlier vesting and a shortened exercisability period in the event of death, disability and specified terminations of employment. The stock options granted to the named executive officers on February 23, 2023 are scheduled to vest on February 23, 2024, 2025, 2026 and 2027 and will expire no later than February 22, 2033. The stock options have an exercise price equal to the average of the high and low trading prices of shares of the Company’s common stock on the trading date immediately preceding the date of grant.

Performance Stock Unit Awards

A PSU award represents a promise to deliver, as soon as practicable after the end of the performance period, a number of shares of the Company’s common stock ranging from 0% to 200% of the number of PSUs vested, based on performance as determined by the Compensation Committee. The performance measure for PSU awards is adjusted EPS growth as modified for executive compensation purposes and measured on a three-year annualized growth rate basis. PSU awards also include a modifier based on the Company’s three-year TSR versus S&P 500® constituents. Additional information about the EPS performance factor and relative TSR modifier is provided in the “Annual LTI Awards” section on page 45 of the Compensation Discussion and Analysis. The PSU awards granted to the named executive officers on February 23, 2023 are scheduled to vest on February 28, 2026, with full or pro-rata vesting in the event of death, disability and specified terminations of employment. PSU awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of a vested PSU. Dividend equivalents that relate to PSU awards that do not vest or are forfeited also will be forfeited. Holders of PSU awards have no right to vote the shares of common stock subject to the award.

The treatment of these awards upon termination of employment or a change in control of the Company is described in further detail in “Potential Payments Upon Termination or Change in Control” on page 65.

Outstanding Restricted Stock Unit Awards

An RSU represents a promise to deliver a share of the Company’s common stock as soon as practicable after vesting. RSU awards vest on a full or pro-rata basis in the event of death, disability and specified terminations of employment. RSU awards include the right to payment of dividend equivalents for each share of common stock that is paid in respect of a vested RSU. Dividend equivalents that relate to RSU awards that do not vest or are forfeited also will be forfeited. Holders of RSU awards have no right to vote the shares of common stock subject to the award.

The Company has not granted annual RSU awards to senior executives since 2019.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	60

EXECUTIVE COMPENSATION	(Continued)

2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides certain information concerning equity-based awards held by the named executive officers as of December 31, 2023. All outstanding equity awards are with respect to shares of the Company’s common stock.

	Option Awards							Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
John Q. Doyle	5/1/2016	84,318	0	63.090	4/30/2026
	2/22/2017	66,623	0	73.195	2/21/2027
	2/21/2018	73,811	0	83.046	2/20/2028
	2/19/2019	78,519	0	90.785	2/18/2029
	2/19/2020	56,908	18,970	118.865	2/18/2030
	2/22/2021	38,205	38,205	117.530	2/21/2031
						2/22/2021			28,930	5,481,367
						1/1/2022	5,762	1,091,726
	2/23/2022	15,934	47,804	151.368	2/22/2032
						2/23/2022			26,426	5,006,934
	2/23/2023	0	132,387	164.145	2/22/2033
						2/23/2023			67,624	12,812,719

Mark C. McGivney	2/19/2020	49,794	16,599	118.865	2/18/2030
	2/22/2021	33,710	33,711	117.530	2/21/2031
						2/22/2021			25,526	4,836,411
	2/23/2022	12,946	38,841	151.368	2/22/2032
						2/23/2022			21,472	4,068,300
	2/23/2023	0	39,955	164.145	2/22/2033
						2/23/2023			20,410	3,867,083

Martin C. South	2/22/2017	4,294	0	73.195	2/21/2027
	2/21/2018	11,619	0	83.046	2/20/2028
	2/19/2019	12,620	0	90.785	2/18/2029
	2/19/2020	8,892	2,964	118.865	2/18/2030
	2/22/2021	6,180	6,181	117.530	2/21/2031
						2/22/2021			4,680	886,720
						2/22/2021	1,560	295,573
						12/1/2021	6,024	1,141,367
	2/23/2022	9,959	29,878	151.368	2/22/2032
						2/23/2022			16,518	3,129,665
	2/23/2023	0	32,203	164.145	2/22/2033
						2/23/2023			16,450	3,116,782

Martine Ferland	2/22/2017	7,912	0	73.195	2/21/2027
	2/21/2018	7,518	0	83.046	2/20/2028
	2/19/2019	56,085	0	90.785	2/18/2029
	2/19/2020	35,568	11,856	118.865	2/18/2030
	2/22/2021	26,968	26,969	117.530	2/21/2031
						2/22/2021			20,422	3,869,356
	2/23/2022	9,959	29,878	151.368	2/22/2032
						2/23/2022			16,518	3,129,665
	2/23/2023	0	31,010	164.145	2/22/2033
						2/23/2023			15,840	3,001,205

Dean M. Klisura	2/22/2017	9,994	0	73.195	2/21/2027
	2/21/2018	9,569	0	83.046	2/20/2028
	2/19/2019	10,516	0	90.785	2/18/2029
	2/19/2020	8,892	2,964	118.865	2/18/2030
	2/22/2021	5,618	5,619	117.530	2/21/2031
						2/22/2021	1,419	268,858
						2/22/2021			4,256	806,384
						12/1/2021	6,024	1,141,367
	2/23/2022	5,975	17,927	151.368	2/22/2032
						2/23/2022			9,910	1,877,648
	2/23/2023	0	20,872	164.145	2/22/2033
						2/23/2023			10,662	2,020,129

61	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

(1)	Represents vested and unvested stock options. The unvested stock options ratably vest and become exercisable in 25% increments on the first four anniversaries of the grant date.

(2)	The following table provides the vesting schedule of the RSU awards that were not vested as of December 31, 2023.

Grant Date	Name of Executive	Vesting Schedule

2/22/2021	Mr. South, Mr. Klisura	100% vesting on February 28, 2024

12/1/2021	Mr. South, Mr. Klisura	100% vesting on December 15, 2024

1/1/2022	Mr. Doyle	100% vesting on January 15, 2025

(3)	Based on the closing price per share of the Company’s common stock on December 29, 2023 ($189.47), the last trading day of 2023.

(4)

Represents the number of shares to be received in respect of PSU awards assuming the achievement of maximum performance for the 2021, 2022 and 2023 PSU awards. The PSU awards granted in February 2021 vested on February 28, 2024, and PSU awards granted in February 2022 and February 2023 will vest on February 28, 2025 and February 28, 2026, respectively, and will be paid in a number of shares of the Company’s common stock determined based on actual performance over the applicable three-year performance period. Our adjusted EPS growth rates as modified for executive compensation purposes for 2021, 2022 and 2023 were determined by the Compensation Committee in the first quarter after the end of the year. As of December 31, 2023, performance was tracking above target payout level for the 2021, 2022 and 2023 PSU awards. If the Company does not attain the maximum performance for the 2021, 2022 and 2023 PSU awards over the applicable three-year performance period, the number of shares received by the named executive officers upon settlement will be lower. The number of deliverable shares will range from 0% to 200% of the number of PSUs vested. See the “Performance Results for Our 2021 PSU Awards” section on page 47 of the Compensation Discussion and Analysis and the narrative following the “2023 Grants of Plan-Based Awards Table” above with respect to the 2023 PSU awards granted to the named executive officers.

2023 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides certain information concerning (i) stock options exercised by the named executive officers in 2023 and (ii) other stock awards held by the named executive officers that vested or were earned in 2023.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)

John Q. Doyle	0	0	26,922	4,383,709

Mark C. McGivney	70,106	6,642,032	23,558	3,835,949

Martin C. South	0	0	7,171	1,167,654

Martine Ferland	0	0	16,826	2,739,778

Dean M. Klisura	12,976	1,750,218	7,029	1,144,532

(1)	Based on the difference between the market price of the underlying shares of the Company’s common stock on the date of exercise and the exercise price of the stock options.

(2)

Includes distribution of shares of the Company’s common stock in connection with 2020 PSU awards that vested in 2023 and paid out at 200% of target based on Company performance (Mr. Doyle—26,922 shares, Mr. McGivney—23,558 shares, Mr. South—4,208 shares, Ms. Ferland—16,826 shares and Mr. Klisura—4,208 shares).

(3)	Based on the average of the high and low trading prices of a share of the Company’s common stock on the trading date immediately preceding the award vesting date.

DEFINED BENEFIT RETIREMENT PROGRAM

The Company discontinued future service accruals effective December 31, 2016 in the tax-qualified Marsh & McLennan Companies Retirement Plan, the nonqualified Benefit Equalization Plan and the nonqualified Supplemental Retirement Plan (collectively, the “United States Defined Benefit Retirement Program”). The Benefit Equalization Plan is a restoration plan that provides those participants subject to certain Internal Revenue Code limitations with retirement benefits on a comparable basis to those provided to employees who are not subject to such limitations. The Supplemental Retirement Plan provides for an enhanced benefit for a select group of highly compensated employees. Mr. McGivney and Mr. Klisura participate in the United States Defined Benefit Retirement Program. Mr. Doyle, Mr. South and Ms. Ferland are not eligible to participate in the United States Defined Benefit Retirement Program because they did not meet the eligibility requirements to join the retirement program prior to December 31, 2016.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	62

EXECUTIVE COMPENSATION	(Continued)

For participants who are eligible for these plans, annual benefits payable at age 65 in the form of a single-life annuity are determined generally by the following formula:

•	2.0% of eligible salary for each of the first 25 years of eligible benefit service through December 31, 2016; plus

•	1.6% of eligible salary for each of the next five years of eligible benefit service through December 31, 2016; plus

•	1.0% of eligible salary for each year of eligible benefit service over 30 years through December 31, 2016.

The above sum is reduced by an amount representing a portion of the participant’s estimated Social Security benefit. Participants who are at least age 65 are eligible for normal retirement benefits and participants who have attained five years of vesting service and are at least age 55 are eligible for early retirement benefits. Of the named executive officers, Mr. McGivney and Mr. Klisura are eligible for early retirement benefits. Benefits under the United States Defined Benefit Retirement Program vest upon the earliest of (i) a participant’s attainment of five years of vesting service, (ii) attainment of age 65 or (iii) a change in control of the Company. Mr. McGivney and Mr. Klisura currently have a vested benefit under the United States Defined Benefit Retirement Program.

The present value of the accumulated pension benefits of the named executive officers who participate in these plans as of the end of 2023, as well as other information about each of our defined benefit retirement plans, is reported in the table below. Assumptions used in the calculation of these amounts, other than retirement age, are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2024. The assumed retirement age used for purposes of this table is 65 years for all named executive officers who participate in these plans. Benefits under the tax-qualified Marsh & McLennan Companies Retirement Plan are generally paid as a monthly annuity for the life of the retiree and his or her designated survivor, if the participant has elected to be paid on a joint and survivor basis. The Company’s policy for funding its obligation under the tax-qualified plan is to contribute amounts at least sufficient to meet the funding requirements set forth in applicable law. The Company is not required to, and does not, fund any of its obligations to the named executive officers who participate in these plans under any of its nonqualified defined benefit retirement plans.

UK DEFINED BENEFIT RETIREMENT PROGRAM

The Company discontinued service accruals effective August 1, 2014 in the tax-qualified Marsh & McLennan Companies UK Pension Fund (the “UK Pension Fund”). Ms. Ferland participated in the Mercer Section of the United Kingdom defined benefit retirement program prior to August 1, 2014 based on the standard defined benefit terms available to participants since April 1, 2006.

For those participants who are eligible for the plan, annual benefits are payable at age 65 in the form of a single-life annuity, with an attaching 60% benefit payable to a surviving dependent, and are determined generally by the following formula:

•

1.67% of eligible salary for each year of eligible benefit service through July 31, 2014, with accrued pension in each year subject to a cost of living adjustment based on UK price inflation as measured by the Retail Prices Index, up to a maximum of 5% per annum while the participant remains an employee, unless they opt out. Ms. Ferland opted out on December 31, 2018 and consequently the cost of living adjustment reduced to UK price inflation as measured by the Consumer Prices Index, up to a maximum of 5% per annum for benefits accrued before April 1, 2010 (2.5% per annum for benefits accrued after April 1, 2010).

Participants who are at least age 65 are eligible for normal retirement benefits and participants who have attained three months of vesting service and are at least age 55 are eligible for early retirement benefits, subject to actuarial reduction for early payment. Ms. Ferland is eligible for an early retirement benefit. Benefits under the retirement program vest upon a participant’s attainment of three months of vesting service. Ms. Ferland currently has a vested benefit under the retirement program.

63	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

PENSION BENEFITS TABLE FOR 2023

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)

John Q. Doyle	None

Mark C. McGivney (3)	Qualified Retirement Plan	9.7	272,724	0
	Benefit Equalization Plan	9.7	271,240	0
	Supplemental Retirement Plan	9.7	114,264	0

	Total		658,228	0

Martin C. South	None

Martine Ferland (3)	UK Pension Fund	3.0	254,219	0

Dean M. Klisura (3)	Qualified Retirement Plan	23.9	737,118	0
	Benefit Equalization Plan	23.9	403,225	0
	Supplemental Retirement Plan	23.9	201,482	0

	Total		1,341,825	0

(1)	Represents years of benefit accrual service as of December 31, 2016.

(2)

Assumptions used in the calculation of these amounts, other than retirement age, which has been assumed for purposes of this table to be 65 years for all of the named executive officers, are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended December 31, 2023, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2024. The U.S. Retirement Program provides a survivor benefit, in the form of a monthly annuity, to a qualifying spouse or domestic partner upon the death of a vested participant. The present value of this survivor benefit in the event of death on December 31, 2023 was $612,304 for Mr. McGivney and $981,624 for Mr. Klisura. The total amounts reported in this column may not equal the sum of amounts reflected due to rounding to the nearest whole dollar as required by SEC rules.

For the UK Pension Fund, the calculation of the pension benefits is based on U.S. GAAP single equivalent financial assumptions and demographic assumptions (excluding pre-retirement mortality) for the fiscal year ended December 31, 2023. The pension provided is in line with the Rules of the Mercer Section of the UK Pension Fund and the member is not entitled to any member specific pension enhancements. The UK Pension Fund provides a survivor benefit payable on the death of the member in retirement. This is 60% of the member’s pension at date of death plus if death occurs within the first five years, the balance of pension payments in those five years. The present value of this survivor benefit in the event of death on December 31, 2023 was $157,137 for Ms. Ferland. These amounts have been converted from British pounds into U.S. dollars at the average currency exchange rate for 2023 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.24369613).

(3)

Mr. McGivney, Ms. Ferland and Mr. Klisura are eligible for an early retirement benefit. Their early retirement benefits are separately quantified in the table included in the “Potential Payments Upon Termination or Change in Control” section on page 65.

2023 NONQUALIFIED DEFERRED COMPENSATION TABLE

The Company maintains the Supplemental Savings & Investment Plan (the “SSIP”), a nonqualified deferred compensation plan that coordinates with the Company’s 401(k) Savings & Investment Plan to give eligible participants the opportunity to defer compensation on a pre-tax basis in addition to what is allowed under the tax-qualified plan.

Under the SSIP, selected participants who have reached any one of the limitations set forth in the Internal Revenue Code under the Company’s 401(k) Savings & Investment Plan may, at their election, defer up to 30% of their base salary and notionally invest this amount in any or all of the plan’s notional investment alternatives. These alternatives consist of a variety of mutual funds and units of the Company’s common stock. Participants in the SSIP may change their investment elections at any time, both as to future deferrals and existing balances; however, once a participant notionally invests an amount in units of the Company’s common stock, that amount cannot be reallocated to any other notional investment.

After a participant completes one year of service with the Company, the Company provides matching credits at the same rate as the Company’s 401(k) Savings & Investment Plan. Effective January 1, 2017, eligible participants who are employed by an eligible participating company and have completed one year of service receive a 4% fixed company credit with respect to their base salary over the Internal Revenue Service limit on compensation that may be considered under the Company’s 401(k) Savings & Investment Plan, whether or not they elect to make employee deferrals to the SSIP.

Participants are not permitted to make withdrawals from their accounts while they are employed by the Company. Participants are generally entitled to payment of their accounts after their employment ends, including upon retirement, death or disability in a lump sum or annual installments over 2 to 15 years.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	64

EXECUTIVE COMPENSATION	(Continued)

All of the named executive officers were eligible to participate in the SSIP in 2023.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals or Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

John Q. Doyle	66,000	75,633	97,598	0	786,390

Mark C. McGivney	28,200	32,900	258,863	0	1,338,670

Martin C. South	70,000	47,634	37,430	0	347,028

Martine Ferland	42,000	47,634	41,949	0	363,937

Dean M. Klisura	28,200	32,900	241,623	0	1,307,523

(1)	Amounts reported in this column are also reported in the “All Other Compensation” column in the “2023 Summary Compensation Table” on page 56.

(2)

Aggregate earnings are based upon the performance of a variety of mutual funds and shares of the Company’s common stock. Because these earnings are based upon actual market performance, they are not considered above-market or preferential for purposes of SEC rules. Therefore, none of the amounts reported in this column are reportable in the “2023 Summary Compensation Table” on page 56.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth the estimated payments and benefits to be provided to the named executive officers in the event of the specified terminations of employment, including following a change in control of the Company. In accordance with SEC rules, this table assumes that the relevant triggering event occurred on December 29, 2023, the last business day of the last completed fiscal year, and that the market price of the Company’s common stock was the closing stock price as of December 29, 2023 ($189.47 per share), the last trading day of 2023.

The employment letter for each named executive officer provides that he/she will participate in the Company’s Senior Executive Severance Pay Plan. In general, the Senior Executive Severance Pay Plan provides for cash severance in the event of an involuntary termination of employment without “cause” (as described in “Termination of Employment” below) or, within the two-year period following a change in control of the Company, either by the successor entity without cause or by the participant for a termination of employment for “good reason” (as described in “Termination of Employment” below). In addition, each such named executive officer is eligible for specified payments and benefits upon death or “disability” (as described in “Termination of Employment” below).

Cash severance under the Senior Executive Severance Pay Plan is paid in a lump sum equal to:

•	one times annual base salary;

•	one times the average of the annual bonuses paid to the participant for each of the three prior calendar years; and

•	a pro-rata bonus for the year of termination.

The Senior Executive Severance Pay Plan also provides 12 months of outplacement services and continued medical and dental coverage for 12 months at active employee rates. Severance payments and benefits are conditioned on a participant having executed a waiver and release of claims in favor of the Company (including restrictive covenants). The cash severance amounts included in the following table reflect the employment arrangements in effect on December 31, 2023.

The terms and conditions of equity-based awards provide for full or pro-rata vesting in the event of death, disability and specified terminations of employment.

65	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

As of December 31, 2023, Mr. McGivney and Mr. Klisura were eligible to commence benefit payments under the Company’s United States Defined Benefit Retirement Program, and Ms. Ferland was eligible to commence benefit payments under the UK Pension Fund upon an early retirement.

Name	Termination Reason	Total Cash Payment ($) (1)	Unvested Stock Awards ($) (2)	Unvested Option Awards ($) (2)	Accumulated Dividend Equivalents on Outstanding Stock Units ($)	Welfare and Retirement Benefits ($) (3) (4) (5)	Total ($) (6)

John Q. Doyle	Involuntary termination without cause	12,033,333	12,471,863	4,087,845	300,236	18,667	28,911,943
	Involuntary termination without cause or termination for good reason following a change in control	9,533,333	17,986,387	9,261,973	394,654	18,667	37,195,014
	Death	3,500,000	17,986,387	9,261,973	394,654	0	31,143,014
	Disability	3,500,000	23,944,461	9,261,973	457,859	0	37,164,293
	Retirement	0	11,754,719	4,087,845	281,882	0	16,124,445

Mark C. McGivney	Involuntary termination without cause	6,150,000	8,129,968	3,597,142	222,319	21,163	18,120,592
	Involuntary termination without cause or termination for good reason following a change in control	4,750,000	10,838,252	6,088,922	276,147	21,163	21,974,484
	Death	1,600,000	10,838,252	6,088,922	276,147	0	18,803,322
	Disability	1,600,000	12,636,512	6,088,922	295,223	0	20,620,658
	Retirement	0	8,129,968	3,597,142	222,319	0	11,949,429

Martin C. South	Involuntary termination without cause	7,241,667	4,640,689	653,934	109,947	5,121	12,651,359
	Involuntary termination without cause or termination for good reason following a change in control	5,566,667	7,011,716	2,607,887	156,866	5,121	15,348,257
	Death	2,250,000	7,011,716	2,607,887	156,866	0	12,026,469
	Disability	2,250,000	8,461,162	2,607,887	172,241	0	13,491,290
	Retirement	0	3,859,125	653,934	89,943	0	4,603,003

Martine Ferland	Involuntary termination without cause	7,450,000	9,687,980	4,700,983	225,406	15,024	22,079,392
	Involuntary termination without cause or termination for good reason following a change in control	5,800,000	8,499,624	4,700,983	217,589	15,024	19,233,219
	Death	2,000,000	8,499,624	4,700,983	217,589	0	15,418,196
	Disability	2,000,000	9,895,260	4,700,983	232,394	0	16,828,636
	Retirement	0	9,687,980	4,700,983	225,406	0	14,614,369

Dean M. Klisura	Involuntary termination without cause	6,516,667	3,474,311	613,504	85,904	15,965	10,706,352
	Involuntary termination without cause or termination for good reason following a change in control	4,816,667	5,104,322	1,825,142	118,928	15,965	11,881,024
	Death	1,750,000	5,104,322	1,825,142	118,928	0	8,798,392
	Disability	1,750,000	6,043,714	1,825,142	128,893	0	9,747,750
	Retirement	0	2,692,748	613,504	65,900	0	3,372,152

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	66

EXECUTIVE COMPENSATION	(Continued)

(1)

The following table sets forth the calculation of amounts shown in the “Total Cash Payment” column of the table above. For purposes of this calculation, because this table assumes that termination of employment occurs at year-end, the amount shown in the “Pro-Rata Bonus” column of the table below is equal to the individual’s actual or target bonus for the entire year.

Name	Termination Reason	Base Salary ($)	Average Bonus ($)	Total ($)	Severance Multiplier	Total Severance ($) (a)	Pro Rata Bonus ($) (b)	Total Cash Payment ($) (c)

Mr. Doyle	Involuntary termination without cause	1,400,000	4,633,333	6,033,333	1	6,033,333	6,000,000	12,033,333
	Involuntary termination without cause or termination for good reason following a change in control	1,400,000	4,633,333	6,033,333	1	6,033,333	3,500,000	9,533,333
	Death	N/A	N/A	N/A	0	0	3,500,000	3,500,000
	Disability	N/A	N/A	N/A	0	0	3,500,000	3,500,000
	Retirement	N/A	N/A	N/A	0	0	0	0

Mr. McGIvney	Involuntary termination without cause	800,000	2,350,000	3,150,000	1	3,150,000	3,000,000	6,150,000
	Involuntary termination without cause or termination for good reason following a change in control	800,000	2,350,000	3,150,000	1	3,150,000	1,600,000	4,750,000
	Death	N/A	N/A	N/A	0	0	1,600,000	1,600,000
	Disability	N/A	N/A	N/A	0	0	1,600,000	1,600,000
	Retirement	N/A	N/A	N/A	0	0	0	0

Mr. South	Involuntary termination without cause	1,000,000	2,316,667	3,316,667	1	3,316,667	3,925,000	7,241,667
	Involuntary termination without cause or termination for good reason following a change in control	1,000,000	2,316,667	3,316,667	1	3,316,667	2,250,000	5,566,667
	Death	N/A	N/A	N/A	0	0	2,250,000	2,250,000
	Disability	N/A	N/A	N/A	0	0	2,250,000	2,250,000
	Retirement	N/A	N/A	N/A	0	0	0	0

Ms. Ferland	Involuntary termination without cause	1,000,000	2,800,000	3,800,000	1	3,800,000	3,650,000	7,450,000
	Involuntary termination without cause or termination for good reason following a change in control	1,000,000	2,800,000	3,800,000	1	3,800,000	2,000,000	5,800,000
	Death	N/A	N/A	N/A	0	0	2,000,000	2,000,000
	Disability	N/A	N/A	N/A	0	0	2,000,000	2,000,000
	Retirement	N/A	N/A	N/A	0	0	0	0

Mr. Klisura	Involuntary termination without cause	800,000	2,266,667	3,066,667	1	3,066,667	3,450,000	6,516,667
	Involuntary termination without cause or termination for good reason following a change in control	800,000	2,266,667	3,066,667	1	3,066,667	1,750,000	4,816,667
	Death	N/A	N/A	N/A	0	0	1,750,000	1,750,000
	Disability	N/A	N/A	N/A	0	0	1,750,000	1,750,000
	Retirement	N/A	N/A	N/A	0	0	0	0

a)

Reflects amounts payable by the Company in the form of a lump sum as soon as practicable following termination of employment, subject to the individual’s execution of a waiver and release of claims (including restrictive covenants) for the benefit of the Company.

b)

“Pro-Rata Bonus” amounts, if any, are payable by the Company at the same time annual bonuses for the applicable year are paid to the Company’s senior executives generally, subject to the individual’s execution of a waiver and release of claims (including restrictive covenants) for the benefit of the Company.

c)	Total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

(2)

Reflects equity-based awards, with respect to the Company’s common stock, outstanding as of December 31, 2023. The values for 2021, 2022 and 2023 PSU awards depend on the termination reason. For certain events such as retirement (i.e., age and service vesting), the values are based on results as determined by the Compensation Committee and 8% EPS growth for the remaining years of the award period for each award. For events in which the vesting of equity-based awards accelerates, such as death, the values are based on performance for abbreviated award periods. For Ms. Ferland, the amount reported in this column for early retirement reflects the assumption that she would have qualified for EU retirement treatment of her equity-based awards that were granted while she was located in the UK.

(3)

Each of the named executive officers is eligible to continue receiving Company-sponsored health insurance for 12 months following certain terminations of employment. To receive such benefits, a named executive officer is required to contribute at the same level as similarly situated active employees. Each of the named executive officers is eligible to receive outplacement services for a period of 12 months.

(4)

The amounts reported in this column, where applicable, include the Company’s 401(k) Savings & Investment Plan matching contributions made by the Company that would vest in the event of death or permanent disability (as defined the Company’s Long-Term Disability Plan).

(5)

Mr. McGivney and Mr. Klisura are eligible for early retirement, as indicated in the “Defined Benefit Retirement Program” section on page 62. If Mr. McGivney had retired from the Company effective December 31, 2023, the present value of his accumulated pension benefits would have been $686,023. If Mr. Klisura had retired from the Company effective December 31, 2023, the present value of his accumulated pension benefits would have been $1,565,146. In addition, Mr. McGivney and Mr. Klisura would have been entitled to payment of their account balances under the Company’s 401(k) Savings & Investment Plan and the SSIP. Ms. Ferland is eligible for early retirement, as indicated in the “Defined Benefit Retirement Program” section on page 62. If Ms. Ferland had retired from the Company effective December 31, 2023, the present value of her accumulated pension benefits would have been $253,119 converted from British pounds into U.S. dollars at the average currency exchange rate for 2023 used by the Company for financial reporting purposes in accordance with U.S. GAAP (£1 = $1.24369613). These amounts are not reflected in the total set forth in this column. Mr. Doyle, Mr. South and Ms. Ferland are not eligible to participate in the United States Defined Benefit Retirement Program because they did not meet the eligibility requirements to join the retirement program prior to December 31, 2016.

(6)	Total amounts reported in this column may not equal the sum of amounts reflected in the preceding columns due to rounding to the nearest whole dollar as required by SEC rules.

67	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

EXECUTIVE COMPENSATION	(Continued)

Termination of Employment

Upon any termination of employment, including a termination for “cause” or without “good reason,” a named executive officer will receive any accrued pay and regular post-employment payments and benefits under the terms of the Company’s applicable plans. The amounts reported in the table above do not include payments and benefits that are provided on a nondiscriminatory basis to eligible employees upon termination of employment, including:

•	base salary through the date of termination and accrued but unused vacation time;

•	post-employment group medical benefit continuation at the employee’s cost;

•	welfare benefits provided to eligible U.S. or U.K. retirees;

•

distributions of defined benefit plan benefits, whether or not tax-qualified (our U.S. and U.K. defined benefit retirement programs are described in the “Defined Benefit Retirement Program” and “UK Defined Benefit Retirement Program” sections, on pages 62 and 63, respectively);

•

distributions of tax-qualified defined contribution plans and nonqualified deferred compensation plans (the nonqualified deferred compensation plans are described in the “2023 Nonqualified Deferred Compensation Table” section on page 64); and

•	vested benefits.

The Senior Executive Severance Pay Plan defines “cause” as a participant’s: (i) willful failure to substantially perform the duties consistent with his or her position which is not remedied within 10 days after receipt of written notice from the Company specifying such failure; (ii) willful violation of any written Company policy, including, but not limited to, the Company’s Code of Business Conduct & Ethics; (iii) commission at any time of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (iv) unlawful use (including being under the influence) or possession of illegal drugs; (v) gross negligence or willful misconduct which results in, or could reasonably be expected to result in, a material loss to the Company or material damage to the reputation of the Company; or (vi) violation of any statutory or common law duty of loyalty to the Company, including the commission at any time of any act of fraud, embezzlement or material breach of fiduciary duty against the Company.

The Senior Executive Severance Pay Plan defines “good reason” as: (i) a material reduction in the participant’s base salary; (ii) a material reduction in the participant’s annual incentive opportunity (including a material adverse change in the method of calculating the participant’s annual incentive); (iii) a material diminution of the participant’s duties, responsibilities or authority; or (iv) a relocation of more than 50 miles from the participant’s office location in effect immediately prior to the change in control of the Company. This definition of “good reason” only applies during the 24-month period following a change in control of the Company.

The employment letter for each named executive officer defines “permanent disability” as occurring when it is determined (by the Company’s disability carrier for the primary long-term disability plan or program applicable to the named executive officer because of his or her employment with the Company) that the named executive officer is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

Change in Control

As described in the “Change-in-Control Arrangements” section on page 51, the terms of our outstanding and unvested equity-based awards contain a “double-trigger” change-in-control vesting provision, which requires a change in control of the Company followed by a specified termination of employment for accelerated vesting to occur. Under the double-trigger provision, a change in control of the Company by itself would not cause an employee’s equity-based award to vest, so long as the award is assumed or replaced on equivalent terms. In that case, vesting would continue pursuant to the award’s original vesting schedule unless, in addition to the change in control, the employee’s employment terminates without “cause” or for “good reason” during the 24 months following the change in control.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	68

EXECUTIVE COMPENSATION	(Continued)

The change-in-control provisions included in our Senior Executive Severance Pay Plan also require both “double-trigger” events to occur for payments and benefits to be provided.

We do not provide change-in-control excise tax payments, reimbursements or “gross-ups” to any of our senior executives under any plan or arrangement.

Cash severance payments are not eligible for any tax reimbursement benefit.

We use the same definition of “change in control” in the equity incentive plans and the Senior Executive Severance Pay Plan.

The definitions of “cause” and “good reason” in equity-based awards for the named executive officers are similar to those described above in “Termination of Employment.”

Restrictive Covenants

Each of the named executive officers is subject to nonsolicitation covenants that prohibit the executive from:

•	soliciting any customer or client with respect to a competitive activity; and

•	soliciting or employing any employee for the purpose of causing the employee to terminate employment.

Each of the named executive officers is also subject to noncompetition covenants that prohibit the executive from engaging in a competitive activity.

For Mr. Doyle, the noncompetition and nonsolicitation period ends 24 months after the date of termination of employment. For the other named executive officers, this period ends 12 months after the date of termination of employment.

In addition, at all times prior to and following termination of employment, the named executive officers are subject to a perpetual confidentiality covenant.

69	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

AUDIT

ITEM 3:

RATIFICATION OF SELECTION

OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee and the Board believe that the continued retention of Deloitte & Touche to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors based on the Audit Committee’s level of satisfaction with the quality of services provided by Deloitte & Touche and consideration of factors described below.

APPOINTMENT

The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year, subject to stockholder ratification. Deloitte & Touche was first retained as the independent registered accounting firm of the Company in 1989.

REVIEW AND APPROVAL: COMPENSATION, LEADERSHIP, COMPOSITION AND ORGANIZATION

The Audit Committee is responsible for reviewing and approving the compensation of Deloitte & Touche in connection with the annual appointment process. As part of its regular process, the Audit Committee annually reviews and approves the leadership, composition and organization of the external audit team. The Audit Committee also periodically considers the rotation of the independent external audit firm and whether to commence an audit tender process, considering such factors as the tenure, fees, independence and capabilities of the external auditor. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead audit partner, the Audit Committee and its Chair are directly involved in the review and approval of Deloitte & Touche’s lead audit partner.

2023 AUDIT AND OTHER SERVICES

Deloitte & Touche will audit our consolidated financial statements for fiscal year 2024 and perform other services. Deloitte & Touche acted as the Company’s independent registered public accounting firm for the year ended December 31, 2023. A Deloitte & Touche representative will be present at the 2024 annual meeting of stockholders and will have an opportunity to make a statement and to answer your questions.

GOOD CORPORATE PRACTICE

Although ratification is not required by the Company’s bylaws or otherwise, the Board is submitting this proposal as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the Audit Committee may select a different auditor at any time during the year if it determines that this would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	70

AUDIT	(Continued)

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For the fiscal years ended December 31, 2023 and 2022, fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates were as follows:

	($ in ‘000s)

	2023	2022
Audit Fees	$24,303	$23,539

Includes audits of the effectiveness of the Company’s internal control over financial reporting at December 31, 2023 and 2022, audits of consolidated financial statements and reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, statutory reports and regulatory audits.

Audit-Related Fees	4,704	4,002
Includes audits of employee benefit plans, computer- and control-related audit services, agreed-upon procedures, merger and acquisition assistance and accounting research services.
Tax Fees	298	488
Includes tax compliance and other services not related to the audit.
All Other Fees	54	30
Includes permissible advisory and consulting services, and subscription services.
Total	$29,359	$28,059

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services provided by Deloitte & Touche to the Company and its subsidiaries. The policy provides the guidelines necessary to adhere to the Company’s commitment to auditor independence and compliance with relevant rules and regulations relating to auditor independence. The policy contains a list of prohibited non-audit services, and sets forth four categories of permitted services (Audit, Audit-Related, Tax and Other), listing the types of permitted services in each category. All of the permitted services require pre-approval by the Audit Committee. In lieu of Audit Committee pre-approval on an engagement-by-engagement basis, each category of permitted services, with reasonable detail as to the types of services contemplated, is pre-approved as part of the annual services performed by Deloitte as approved by the Audit Committee. Permitted services not contemplated during the budget process must be presented to the Audit Committee for approval prior to the commencement of the relevant engagement. The Audit Committee Chair or, if he is not available, any other member of the Committee, may grant approval for any such engagement if approval is required prior to the next scheduled meeting of the Committee. Any such approvals are reported to the Audit Committee at its next meeting. At least twice a year, the Audit Committee is presented with a report showing amounts billed by the independent registered public accounting firm compared to the budget approvals for each of the categories of permitted services. The Committee reviews the suitability of the pre-approval policy at least annually.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of the four directors named below. Each member of the Committee is independent as required by the Company, the listing standards of the NYSE and the SEC’s audit committee independence rules. The primary function of the Audit Committee is to assist the Board of Directors in its oversight responsibilities with respect to the integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditors; the performance of the Company’s internal audit function; and compliance by the Company with legal and regulatory requirements. The Committee operates pursuant to a charter approved by the Board of Directors.

Management is responsible for the Company’s financial statements, the overall reporting process and the system of internal control, including internal control over financial reporting. Deloitte & Touche LLP, our independent registered

71	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

AUDIT	(Continued)

public accounting firm, is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles in the United States and expressing an opinion on our internal control over financial reporting as of the end of our fiscal year.

In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and Deloitte & Touche. The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence.

During 2023, the Audit Committee executed its oversight function through a series of meetings and teleconferences with management and Deloitte & Touche. The Audit Committee also reviewed and discussed with management and Deloitte & Touche the Company’s audited financial statements as of and for the year ended December 31, 2023, as well as matters related to internal control over financial reporting and the processes that support the Company’s reporting of financial results. The Committee also discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, has considered whether the provision of other non-audit services by Deloitte & Touche to the Company is compatible with maintaining Deloitte & Touche’s independence and has discussed with Deloitte & Touche that firm’s independence.

Based upon the review and discussions described in this report, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s annual report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC. The Committee has also selected Deloitte & Touche as the Company’s independent registered public accounting firm for 2024. The Board of Directors concurred with that selection and has recommended this selection to the Company’s stockholders for ratification.

Submitted by the Audit Committee of the Board of Directors

Anthony K. Anderson (Chair)	Jane H. Lute
Judith Hartmann	Raymond G. Young

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	72

STOCKHOLDER PROPOSAL

ITEM 4:

STOCKHOLDER PROPOSAL: SHAREHOLDER RIGHT TO ACT BY WRITTEN CONSENT

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the beneficial owner of 50 shares of Marsh McLennan common stock, has notified the Company that he intends to present the following proposal at the meeting:

Proposal 4—Shareholder Right to Act by Written Consent

Shareholders request that our board of directors take such steps as may be necessary to permit written consent by the shareholders entitled to cast the minimum number of votes that would be necessary to authorize an action at a meeting at which all shareholders entitled to vote thereon were present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.

Acting by written consent is hardly ever used by shareholders but the main point of acting by written consent is that it gives shareholders at least significant standing to engage effectively with management.

Management will have an incentive to genuinely engage with shareholders, instead of stonewalling, if shareholders have a reasonable Plan B alternative of acting by written consent. Management likes to claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a post card to the CEO. A reasonable right to act by written consent is an important step for effective shareholder engagement with management.

Since acting by written consent can be used to replace a director, adoption of this proposal could foster better performance by Marsh & McLennan directors.

Please vote yes:

Shareholder Right to Act by Written Consent—Proposal 4

73	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

STOCKHOLDER PROPOSAL	(Continued)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE PROPOSAL FOR THE FOLLOWING REASONS:

In the judgment of the Board, it is neither necessary nor in the best interests of our stockholders or the Company to permit action by written consent. Allowing action by written consent, without holding stockholder meetings, would permit a small group of stockholders to initiate action without any prior notice or disclosure to other stockholders or the Company. Such a right can deprive stockholders from having an opportunity to deliberate in an open and transparent manner and to consider arguments for and against any action, including the Company’s position. Permitting stockholder action by written consent could also lead to substantial confusion and disruption for stockholders and management, with potentially multiple, even conflicting, written consents being solicited by multiple stockholder groups.

We believe our special meeting provision and proxy access right provide stockholders access and standing to raise important matters while also maintaining procedural elements that protect minority stockholder interests. First, the Company’s bylaws allow stockholders of record of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting, so that stockholders can raise matters on an expedited basis instead of waiting for an annual stockholder meeting. The Board believes that 20% is the appropriate threshold for the Company in light of its shareholder concentration and strikes a balance between the right to call a special meeting and the need for prudent safeguards and responsible use of company resources. Second, the Company’s bylaws also contain a proxy access right that permits a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws.

In addition, the Company maintains open lines of communication with its stockholders and is committed to adopting and following best practices in corporate governance. In 2023, management offered to engage with stockholders holding 64% of our voting power and is committed to ongoing stockholder engagement.

Accordingly, the Board believes that this proposal should be viewed in the context of our overall strong corporate governance, which includes:

A. Board Structure

•	Board Independence. All of the Company’s directors are independent, with the exception of our CEO, who is the only member of management serving on the Board.

•	Independent Chair. The Company maintains separate roles of chief executive officer and Board chair as a matter of policy. An independent director acts as Board chair.

•	Offer to Resign upon Change in Circumstances. Pursuant to our Governance Guidelines, any director undergoing a significant change in professional circumstances must offer to resign from the Board.

•

Board Refreshment. The Board, through its Directors and Governance Committee, maintains a thoughtful and active refreshment process to identify independent directors with skill sets that enhance the composition of the Board, support the Company’s growth and strategy, and enable effective oversight. The Board has added five new independent directors in the last five years.

B. Election of Directors

•	Annual Election of Directors. The Company’s charter provides for the annual election of directors.

•

Majority Voting in Director Elections. The Company’s bylaws provide that in uncontested elections, director candidates must be elected by a majority of the votes cast. Each director candidate has previously tendered an irrevocable resignation that will be effective upon a director’s failure to receive the requisite votes and the Board’s acceptance of such resignation.

C. Proxy Access

•

Proxy Access. The Company’s proxy access provisions of our bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	74

STOCKHOLDER PROPOSAL	(Continued)

D. Right of Stockholders to Call Special Meetings

•	Stockholder Right to call Special Meetings. The Company’s bylaws allow stockholders of record of at least 20% of the voting power of the Company’s outstanding common stock to call a special meeting.

E. Stockholder Engagement

•

Stockholder Engagement. The Company has regular, year-round engagement with its stockholders regarding strategy, governance, compensation and sustainability matters. In 2023, the Company offered to engage with each of our top 50 stockholders, together representing 64% of our voting power, and had meetings with all stockholders that accepted the invitation. The Company ultimately met with stockholders representing approximately 33% of our voting power, including five of the Company’s ten largest stockholders.

•

Communication with Directors. In addition to the proxy access right to nominate directors and the right to call a special meeting, the Company has procedures in place that provide our stockholders with the opportunity to communicate directly with members of the Board, including the independent Board Chair, as described in the section of this proxy statement titled “Communicating with Directors.”

F. Shareholder Rights Plan

•	No Poison Pill. The Company does not have a stockholder rights plan in place.

G. Compensation Practices

•

Compensation Structure for Independent Directors. The Company’s director compensation structure is transparent to investors and does not provide for meeting fees or retainers for non-chair committee membership.

•

Cap on Executive Severance Payments. The Company is required as a matter of policy to obtain stockholder approval for severance agreements with certain senior executive officers if they provide for cash severance that exceeds 2.99x the executive’s base salary and three-year average annual bonus award.

•

“Double-Trigger” Condition for Vesting of Equity-Based Awards following a Change in Control. The Company’s equity-based awards contain a “double-trigger” vesting provision, which requires both a change in control of the Company and a specified termination of employment in order for vesting to be accelerated.

•

Compensation Recovery Policies. We maintain a compensation clawback policy for senior executives that provides for the recoupment of erroneously awarded compensation in the event of a financial restatement in accordance with Securities and Exchange Commission rules and New York Stock Exchange listing standards, which is filed as exhibit 97.1 to our annual report on 10-K for the year ended December 31, 2023.

H. Equity Ownership and Holding Requirements

•

Senior Executive Equity Ownership and Holding Requirements. The Company requires senior executives to hold shares or stock units of the Company’s common stock (excluding performance stock units) with a value equal to a multiple of base salary. The multiple for our Chief Executive Officer is six, and the multiple for our other senior executives is three. Senior executives are required to hold shares of the Company’s common stock acquired in connection with equity-based awards until they reach their ownership multiple and may not sell any shares of the Company’s common stock unless they maintain their ownership multiple. Stock options (whether vested or unvested) are not counted in the ownership calculation. Additionally, outstanding PSUs, which have a variable payout based on performance, are excluded from the calculation of ownership needed to satisfy the guidelines.

•

Director Equity Ownership and Holding Requirements. Directors are required to acquire over time, and thereafter hold (directly or indirectly), shares or stock units of the Company’s common stock with a value equal to at least 5x the Board’s basic annual retainer (currently $140,000, for a total ownership threshold of $700,000). Directors may not sell shares of the Company’s common stock until this ownership threshold is attained.

75	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

STOCKHOLDER PROPOSAL	(Continued)

The Company is committed to practicing good corporate governance and regularly reviews its governance structure to consider governance developments and best practices. The Board believes that allowing stockholder action by written consent would not be in the best interests of our stockholders and is unnecessary in light of the corporate governance mechanisms already in place.

FOR THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	76

ADDITIONAL INFORMATION

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table reflects the number of shares of our common stock beneficially owned by each director and each named executive officer (as defined in the Compensation Discussion and Analysis section beginning on page 28). The table also shows the number of shares beneficially owned by all directors and executive officers of the Company as a group. These common stock holdings are as of February 29, 2024, except with respect to interests in the Company’s 401(k) Savings & Investment Plan and Supplemental Savings & Investment Plan, which are as of March 1, 2024. The table also includes the number of shares of common stock beneficially owned by persons known to the Company to own more than 5% of our outstanding shares.

	Amount and Nature of Beneficial Ownership (1)
Name	Sole Voting and Investment Power	Other than Sole Voting and Investment Power (2)	Total

Anthony K. Anderson	1,000	13,266	14,266

John Q. Doyle	71,246	507,183	578,429

Oscar Fanjul	58,341	0	58,341

Martine Ferland	19,107	187,061	206,168

H. Edward Hanway	33,620	0	33,620

Judith Hartmann	1,075	0	1,075

Deborah C. Hopkins	0	17,436	17,436

Tamara Ingram	0	5,568	5,568

Dean Klisura	23,471	75,181	98,652

Jane H. Lute	1,657	4,222	5,879

Mark C. McGivney	46,172	152,839	199,011

Steven A. Mills	630	47,553	48,183

Bruce P. Nolop (3)	43,533	0	43,533

Morton O. Schapiro	0	82,103	82,103

Martin South	7,632	83,651	91,283

Lloyd M. Yates	24,001	7,066	31,067

Raymond G. Young (3)	1,248	0	1,248

All directors and executive officers as a group (4)	372,835	1,353,889	1,726,724

77	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ADDITIONAL INFORMATION	(Continued)

Name	Aggregate Amount Beneficially Owned	Percentage of Stock Outstanding as of December 31, 2023

The Vanguard Group (5)	43,794,070	8.88%

100 Vanguard Blvd.

Malvern, PA 19355

BlackRock, Inc. (6)	40,997,160	8.30%

50 Hudson Yards

New York, NY 10001

(1)

No director or named executive officer beneficially owned more than 1% of the Company’s outstanding common stock, and all directors and executive officers as a group beneficially owned approximately 0.35% of the Company’s outstanding common stock. The Company assists directors and officers with reporting changes in their beneficial ownership to the SEC.

(2)

This column includes shares of the Company’s common stock: (i) held indirectly for the benefit of such individuals or jointly, or directly or indirectly for certain members of such individuals’ families, with respect to which beneficial ownership in certain cases may be disclaimed or (ii) that represent the individual’s interests in the Company’s 401(k) Savings & Investment Plan.

This column also includes:

•

Marsh McLennan common stock or stock units subject to issuance in the future with respect to the Directors’ Stock Compensation Plan or the Supplemental Savings & Investment Plan, and restricted stock units in the following aggregate amounts: Mr. Anderson, 13,266 shares; Mr. Doyle, 5,762 shares; Ms. Hopkins, 17,436 shares; Ms. Ingram, 5,568 shares; Mr. Klisura, 7,650 shares; Ms. Lute, 4,222 shares; Mr. Schapiro, 82,103 shares; Mr. South, 6,024 shares; Mr. Yates, 7,066 shares; and all directors and executive officers as a group, 153,854 shares; and

•

Shares of Marsh McLennan common stock which may be acquired on or before April 30, 2024 through the exercise of stock options as follows: Mr. Doyle, stock options totaling 501,421 shares; Ms. Ferland, stock options totaling 187,061 shares; Mr. Klisura, stock options totaling 67,531 shares; Mr. McGivney, stock options totaling 152,839 shares; Mr. South, stock options totaling 77,627 shares; and all directors and executive officers as a group, stock options totaling 1,150,523 shares.

(3)	Mr. Nolop and Mr. Young will not stand for re-election at the May 2024 annual meeting.

(4)	This group includes the individuals listed in this table, plus 5 additional executive officers.

(5)

Based solely on a review of Amendment No. 9 to the Schedule 13G Information Statement filed on February 13, 2024 by The Vanguard Group (“Vanguard”). The Schedule 13G discloses that Vanguard in its capacity as investment adviser had shared voting power as to 650,026 shares; sole dispositive power as to 41,686,013 shares; and shared dispositive power as to 2,108,057 shares.

(6)

Based solely on a review of Amendment No. 9 to the Schedule 13G Information Statement filed on January 25, 2024 by BlackRock, Inc. (“BlackRock”). The Schedule 13G discloses that BlackRock in its capacity as a parent holding company or control person had sole voting power as to 36,928,505 shares and sole dispositive power as to 40,997,160 shares.

DIRECTOR COMPENSATION

Executive Directors

Executive directors (currently only Mr. Doyle) receive no compensation for their service as directors.

Independent Directors

Independent directors receive a basic annual retainer and annual stock grant as compensation for their service as directors. Our Independent Chair and directors who serve as the chair of a committee also receive a supplemental annual retainer. The Board’s compensation year runs from June 1 through May 31.

In 2023, the Board reviewed the independent director compensation arrangements, which have been unchanged since 2021, and requested and received advice from an independent consulting firm, Pay Governance LLC. The Board revised the basic annual retainer, supplemental retainer for the chair of the Audit Committee and annual stock grant for independent directors effective June 1, 2023 as shown in the table below.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	78

ADDITIONAL INFORMATION	(Continued)

Elements of Independent Director Compensation

	2022 Board Compensation Year (June 1, 2022 - May 31, 2023)	2023 Board Compensation Year (June 1, 2023 - May 31, 2024)

Basic Annual Retainer for All Independent Directors	$130,000	$140,000

Supplemental Annual Retainer for Independent Chair	$200,000	Unchanged

Supplemental Annual Retainer for Chair of Audit Committee	$25,000	$30,000

Supplemental Annual Retainer for Chair of Compensation Committee	$25,000	Unchanged

Supplemental Annual Retainer for Chairs of Committees other than Audit and Compensation	$20,000	Unchanged

Annual Stock Grant for Independent Directors under the Company’s Directors’ Stock Compensation Plan	Number of shares having a grant date market value of $190,000	Number of shares having a grant date market value of $200,000

Stock Ownership Guidelines	5x Basic Annual Retainer	Unchanged

The basic annual retainer and the supplemental retainers are paid quarterly for pay periods ending on August 15, November 15, February 15 and May 15. Under the terms of the Company’s Directors’ Stock Compensation Plan, independent directors may elect to receive these retainer amounts in cash, the Company’s common stock or a combination thereof and may defer receipt of all or a portion of any compensation to be paid in the form of the Company’s common stock until a specified future date. The annual stock grant is made on June 1st of each year. Independent directors are also eligible to participate in the Company’s matching-gift program for certain charitable gifts.

2023 INDEPENDENT DIRECTOR COMPENSATION

The table below indicates total compensation received by our independent directors for service on the Board and its committees during 2023:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)

Anthony K. Anderson	135,000	200,000	—	335,000

Hafize Gaye Erkan (4)	75,652	200,000	—	275,652

Oscar Fanjul	135,000	200,000	—	335,000

H. Edward Hanway	335,000	200,000	—	535,000

Judith Hartmann	87,528	200,000	—	287,528

Deborah C. Hopkins	155,000	200,000	—	355,000

Tamara Ingram	135,000	200,000	—	335,000

Jane H. Lute	135,000	200,000	—	335,000

Steven A. Mills	160,000	200,000	—	360,000

Bruce P. Nolop (5)	162,500	200,000	—	362,500

Morton O. Schapiro	155,000	200,000	—	355,000

Lloyd M. Yates	155,000	200,000	—	355,000

R. David Yost (6)	66,141	—	—	66,141

Raymond G. Young (5)	87,528	200,000	—	287,528

(1)

The amounts in this “Fees Earned or Paid in Cash” column reflect payments of the basic annual retainer and any supplemental retainer made during fiscal 2023, as set forth in more detail below. For fiscal 2023, independent directors received quarterly basic annual retainer payments of $32,500 in each of February and May 2023 ($65,000) and $35,000 in each of August and November 2023 ($70,000). The chair of the Audit Committee received payments of $6,250 in each of February and May 2023 ($12,500) and $7,500 in each of August and November 2023 ($15,000) for such service. The chair of the Compensation Committee received $25,000 for such service, the chairs of the

79	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ADDITIONAL INFORMATION	(Continued)

Directors & Governance, Finance and ESG committees each received $20,000 for such service, and the Independent Chair received $200,000 for such service. The committee chairs compensated during fiscal 2023 were: Ms. Hopkins (Finance), Mr. Mills (Compensation), Mr. Nolop (Audit), Mr. Schapiro (Directors and Governance), and Mr. Yates (ESG). Committee members other than the chairs receive no additional compensation for service on a committee.

	2022 Board Compensation Year (June 1, 2022 - May 31, 2023)		2023 Board Compensation Year (June 1, 2023 - May 31, 2024)

Fiscal 2023 Annual Retainers	February 2023 ($)	May 2023 ($)	August 2023 ($)	November 2023 ($)	Total ($)

Basic Annual Retainer	32,500	32,500	35,000	35,000	135,000

Supplemental Annual Retainer for Chair of Audit Committee	6,250	6,250	7,500	7,500	27,500

Supplemental Annual Retainer for Chair of Compensation Committee	6,250	6,250	6,250	6,250	25,000

Supplemental Annual Retainer for Chair of Directors & Governance, Finance and ESG Committees	5,000	5,000	5,000	5,000	20,000

Supplemental Annual Retainer for Independent Chair	50,000	50,000	50,000	50,000	200,000

Mr. Fanjul and Mr. Mills elected to receive their quarterly payments in the form of the Company’s common stock. Mr. Schapiro, Mr. Yates and Mr. Yost elected to receive their quarterly payments in the form of the Company’s common stock on a deferred basis. Ms. Lute, who had previously elected to receive 100% of her quarterly payments in cash, elected to receive 75% of her quarterly payments in the form of Company’s common stock on a deferred basis for the 2023-2024 Board Year. For fiscal 2023, Ms. Lute received 100% of her quarterly payments in cash in February and May 2023 ($65,000) and 75% of her quarterly payments in the form of the Company’s common stock on a deferred basis in August and November 2023 ($52,500). All of the other independent directors received these amounts in cash.

(2)

This column reflects the award of 1,157 shares of the Company’s common stock to each independent director on June 1, 2023. The shares awarded to each director had an aggregate grant date fair value of $200,000, based on a per share price of $173.18, which was the average of the high and low prices on May 31, 2023, the trading day immediately preceding the grant. The amounts shown in this column constitute the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended December 31, 2023, in accordance with FASB ASC Topic 718. Mr. Anderson, Ms. Hopkins, Ms. Ingram, Ms. Lute, Mr. Schapiro and Mr. Yates and elected to defer receipt of all of the shares awarded to them.

As of December 31, 2023, the aggregate number of deferred shares held for the account of each current independent director who previously elected to defer shares was as follows: Mr. Anderson, 13,218 shares, Ms. Hopkins, 17,374 shares, Ms. Ingram, 5,548 shares, Ms. Lute, 4,074 shares, Mr. Schapiro, 81,606 shares, Mr. Yates, 6,838 shares and Mr. Yost, 39,420 shares. Dividend equivalents on these deferred shares are reinvested into additional deferred shares for the account of the independent director.

(3)

The Company maintains a matching gift program for colleagues and directors, pursuant to which the Company matches, on a dollar-for-dollar basis, certain charitable contributions. For 2023, the Company matched up to $1,000 per colleague or director. No charitable contributions were matched for directors in 2023.

(4)	Ms. Erkan resigned form the Board effective June 12, 2023 in connection with her appointment as Governor of the Central Bank of the Republic of Turkey.

(5)	Mr. Nolop and Mr. Young are not standing for re-election at the May 2024 annual meeting.

(6)	Mr. Yost retired from the Board effective as of the May 2023 annual meeting.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2023, with respect to compensation plans under which equity securities of the Company are authorized for issuance:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)		(b) Weighted- average exercise price of outstanding options, warrants and rights (2)(3)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)

Equity compensation plans approved by stockholders	11,613,286	(4)	$110.90	18,507,205	(5)

Equity compensation plans not approved by stockholders	54,671	(6)	N/A	3,178,483	(7)

Total	11,667,957		$110.90	21,685,688

(1)

This column reflects shares subject to outstanding and unexercised options granted during the last ten years under the 2020 Incentive and Stock Award Plan and the 2011 Incentive and Stock Award Plan. This column also contains information regarding the equity awards specified in notes (4) and (6) below. There are no warrants or stock appreciation rights outstanding.

(2)

The number of shares that may be issued during the current offering periods under stock purchase plans, and the weighted-average exercise price of such shares, are uncertain and consequently not reflected in columns (a) and (b). The number of shares to be purchased will depend on the amount of contributions plus any interest accumulated under these plans as of the close of each purchase period during the current offering periods and the value of a share of Company common stock on each purchase date. An estimate of the number of shares subject to purchase during the current offering period for the 1999 Employee Stock Purchase Plan is 382,283 shares. An estimate of the number of shares subject to purchase during the current offering periods which mature in 2024 for the Stock Purchase Plan for International Employees, Stock Purchase Plan for French Employees, Save as You Earn Plan (U.K.), Irish Savings Related Share Option Scheme (2001) and Share Participation Schemes for employees in Ireland is 248,514 shares. The shares remaining available for future issuance shown in column (c) include any shares that may be acquired under all current offering periods for these stock purchase plans. Further information regarding shares available for issuance under these plans is set forth in the first bullet of note (5) and in note (7) below.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	80

ADDITIONAL INFORMATION	(Continued)

(3)

The weighted-average exercise price in column (b) does not take into account the awards referenced in notes (4) and (6) below. There are no outstanding options under equity compensation plans not approved by stockholders.

(4)

Includes 5,017,524 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2020 Incentive and Stock Award Plan, the 2011 Incentive and Stock Award Plan and the 2000 Senior Executive Incentive and Stock Award Plan and predecessor plans and programs as well as other deferred compensation obligations under the Directors’ Stock Compensation Plan and the Supplemental Savings & Investment Plan, a nonqualified deferred compensation plan providing benefits to colleagues whose benefits are limited under the Company’s 401(k) Savings & Investment Plan.

(5)	Includes the following:

•

804,211 shares available for future purchases under the Stock Purchase Plan for International Employees, 234,413 shares available for future purchases under the Irish Savings Related Share Option Scheme (2001) and 3,862,742 shares available for future purchases under the 1999 Employee Stock Purchase Plan, a stock purchase plan qualified under Section 423 of the Internal Revenue Code. For the two stock purchase plans, colleagues may acquire shares at a discounted purchase price (which may be no less than 95% of the market price of the stock on the relevant purchase date) on four quarterly purchase dates within each one-year offering period with the proceeds of their contributions plus interest accumulated during the respective quarter. For the Irish Savings Related Share Option Scheme (2001), eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period that varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price, which may be no less than 95% of the market price of the stock at the beginning of the offering period.

•

10,772,380 shares available for future awards under the 2020 Incentive and Stock Award Plan, of which 5,939,339 shares are available for full-value awards (which include awards such as restricted stock units and performance stock units, but exclude stock options or similar awards based on stock price appreciation). Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses and stock awards in lieu of cash awards, dividend equivalents and other stock-based or unit-based awards. The grant, exercise or settlement of any award may be subject to the achievement of performance goals or other performance-based terms. Consistent with plan terms, the shares available for future awards include shares previously forfeited, canceled, exchanged or surrendered under the 2020 Incentive and Stock Award Plan and predecessor plans and programs.

•	2,626,701 shares available for future deferrals directed into share units under the Supplemental Savings & Investment Plan described in note (4) above.

•	206,758 shares available for future awards under the Directors’ Stock Compensation Plan. Awards may consist of shares, deferred stock units and dividend equivalents.

(6)

Includes 54,671 shares that may be issued to settle outstanding restricted stock unit, deferred stock unit and deferred bonus unit awards under the 2000 Employee Incentive and Stock Award Plan and predecessor plans and programs.

(7)	Includes the following:

•	3,004,715 shares available for future purchases under the Stock Purchase Plan for French Employees and Save as You Earn Plan (U.K.).

•	173,768 shares available for future purchases under the Share Participation Schemes for employees in Ireland.

The material features of the Company’s compensation plans that have not been approved by stockholders and under which Company shares are authorized for issuance are described below. Any such material plans under which awards in Company shares may currently be granted are included as exhibits to, or incorporated by reference in, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Stock Purchase Plan for French Employees and Save As You Earn Plan (U.K.). Eligible employees may elect to contribute to these plans through regular payroll deductions over an offering period that varies by plan from one to five years. On each purchase date, generally the end of the offering period, participants may receive their contributions plus interest in cash or use that amount to acquire shares of stock at a discounted purchase price. Under the U.K. Plan, the purchase price may be no less than 95% of the market price of the stock at the beginning of the offering period. Under the French Plan, the purchase price may be no less than 95% of the market price of the stock at the end of the offering period.

2000 Employee Incentive and Stock Award Plan and predecessor plans and programs. The terms of the 2000 Employee Incentive and Stock Award Plan are described in Note 9 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2011. The 2000 Employee Incentive and Stock Award Plan replaced the 1997 Employee Incentive and Stock Award Plan, the terms of which are described in Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 1999, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2000. No future awards may be granted under these or any other predecessor plan or program.

Share Participation Schemes for employees in Ireland. Eligible participants may elect to acquire shares of stock at market price by allocating their bonus and up to an equivalent amount of their basic salary. The acquired shares are held in trust and generally may not be transferred for two years following their acquisition. The initial value of any shares held in trust for more than three years is not subject to income tax. Scheme shares may be provided from the remaining 173,768 treasury shares or from open market purchases. Open market purchases do not count against the remaining treasury shares available.

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ADDITIONAL INFORMATION	(Continued)

PAY VERSUS PERFORMANCE
One of the key principles by which we govern our executive compensation program is to support a strong performance culture through short-term and long-term variable compensation. In 2023, performance-based compensation represented 83% or more of each of our named executive officers’ target total direct compensation. As a result of this weighting toward variable, performance-based compensation, the financial performance of the Company, including stock performance, plays an integral role in determining the compensation actually paid to each of our named executive officers each year.

					Value of Initial Fixed $100 Investment Based on
Fiscal Year (a)	Summary Compensation Table Total for PEO (1) (b)	Compensation Actually Paid to PEO (2) (c)	Average Summary Compensation Table Total for Non-PEO NEOs (1) (d)	Average Compensation Actually Paid to Non-PEO NEOs (2) (e)	Total Shareholder Return (3) (f)	Peer Group Total Shareholder Return (3) (g)	Net Income (h)	Adjusted EPS Growth as Further Adjusted for Executive Compensation Purposes (4) (i)
2023	19,054,956	31,181,865	7,172,630	11,156,213	257	175	3,756.0	18.8%
2022	30,924,435	23,167,779	8,088,411	8,272,370	221	157	3,050.0	14.6%
2021	21,519,703	89,772,223	6,997,689	21,130,889	229	175	3,143.0	20.5%
2020	19,695,980	19,045,490	6,256,705	5,992,046	152	130	2,016.0	7.5%

(1)
In 2023, John Q. Doyle was our Principal Executive Officer (PEO) and in 2020, 2021 and 2022, Daniel S. Glaser was our Principal Executive Officer. Our other NEOs consisted of (i) for 2020 and 2021: Mark C. McGivney, John Q. Doyle, Peter C. Hearn and Martine Ferland; (ii) for 2022: Mark C. McGivney, John Q. Doyle, Martin C. South and Martine Ferland and (iii) for 2023: Mark C. McGivney, Martin C. South, Martine Ferland and Dean M. Klisura.

(2)
Represents the amount of “Compensation Actually Paid” to our NEOs as computed in accordance with Item 402(v) or Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid to our NEOs during the applicable year. The following tables show the amounts deducted from and added to the Summary Compensation Table total for the PEO and for the average Summary Compensation Table Total for non-PEO NEOs. The compensation actually paid shown for 2020 and 2022 differs from the numbers reported in our 2023 proxy statement in light of changes to the individuals in our non-PEO group in 2020 and 2022 and a related update in our calculation methodology for the change in fair value of prior year awards.

PEO
Fiscal Year	PEO Summary Compensation Table (SCT) Total	Additions/ (Subtractions) for Fair Value of Equity Awards Granted during Fiscal Year Reported in SCT (a)	Additions/ (Subtractions) for Change in Pension Value Reported in SCT (a)	Adjustments to PEO Summary Compensation Table Total (b)	PEO Compensation Actually Paid
2023	19,054,956	(11,325,102)	0	23,452,011	31,181,865

2022	30,924,435	(21,613,490)	0	13,856,834	23,167,779

2021	21,519,703	(12,778,669)	0	81,031,189	89,772,223

2020	19,695,980	(11,927,984)	(394,740)	11,672,235	19,045,490

Average Non-PEO NEOs
Fiscal Year	Average Non-PEO Summary Compensation Table (SCT) Total	Additions/ (Subtractions) for Fair Value of Equity Awards Granted during Fiscal Year Reported in SCT (a)	Additions/ (Subtractions) for Change in Pension Value Reported in SCT (a)	Adjustments to Average Non-PEO Summary Compensation Table Total (b)	Average Non-PEO Compensation Actually Paid
2023	7,172,630	(2,652,800)	(29,056)	6,665,439	11,156,213

2022	8,088,411	(3,308,939)	0	3,492,898	8,272,370

2021	6,997,689	(2,709,151)	(641)	16,842,992	21,130,889

2020	6,256,705	(2,541,224)	(53,245)	2,329,810	5,992,046

(a)
Includes the grant date fair value of stock awards and option awards, computed in accordance with FASB ASC Topic 718, as well as the aggregate change in the actuarial present value of the NEOs accumulated benefit under the Company’s defined benefit pension plans.

(b)
Includes the value of equity awards, calculated in accordance with Item 402(v) of Regulation S-K. The equity component of CAP is further detailed in the tables below for the Company’s PEO and average non-PEO NEOs, for fiscal year 2023. We did not report a service cost for the Company’s pension plans.

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ADDITIONAL INFORMATION	(Continued)

PEO

Fiscal Year	Year-End Fair Value of Equity Awards Granted During the Fiscal Year that are Outstanding and Unvested	Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	Change in Fair Value (from Prior Year- End) of Prior Year Awards that Vested During the Fiscal Year	Dividends Paid on Stock or Stock Option Awards Not Otherwise Reflected in Fair Value of Total Compensation	Total Adjustments
2023	20,058,065	(5,651,484)	8,877,840	167,590	23,452,011
2022	23,997,969	(38,016,232)	27,462,921	412,176	13,856,834
2021	38,469,858	25,484,101	16,789,718	287,512	81,031,189
2020	10,984,767	(22,729,414)	23,035,108	381,775	11,672,235
Average Non-PEO NEOs

Fiscal Year	Year-End Fair Value of Equity Awards Granted During the Fiscal Year that are Outstanding and Unvested	Change in Fair Value of Prior Year Awards that are Outstanding and Unvested	Change in Fair Value (from Prior Year- End) of Prior Year Awards that Vested During the Fiscal Year	Dividends Paid on Stock or Stock Option Awards Not Otherwise Reflected in Fair Value of Total Compensation	Total Adjustments
2023	4,698,499	(2,541,694)	4,425,065	83,569	6,665,439
2022	5,307,162	(7,105,187)	5,198,788	92,134	3,492,898
2021	8,155,842	5,887,063	2,751,608	48,479	16,842,992
2020	2,340,307	(3,769,347)	3,681,854	76,996	2,329,810

(3)
Reflects cumulative total stockholder return assuming $100 invested in the Company’s common stock versus the S&P 500
®
Financial index on December 31, 2019 with dividends reinvested. The peer group used for this purpose is the S&P 500
®
Financial index.

(4)
Adjusted EPS as further adjusted for executive compensation purposes is a non-GAAP measure. For the definition, please refer to the “Definitions of Financial Performance Measures” section on page 49 of the Compensation Discussion and Analysis.

RELATIONSHIP BETWEEN “COMPENSATION ACTUALLY PAID” AND PERFORMANCE MEASURES
As described in the “Elements of Compensation” section on page 33 of the Compensation Discussion and Analysis, a significant portion of variable compensation paid to our Principal Executive Officer (PEO) and other NEOs is delivered in the form of equity-based awards. Thus, the compensation actually paid (CAP) to all of our NEOs depends on stockholder value creation through the Company’s future financial performance and the performance of our stock price. This linkage can be seen through the relationship between TSR and CAP from 2020 through 2023. The significant increase in TSR in 2021 corresponded with a similarly significant increase in CAP. The same is true for the increase in 2023 that corresponded with a similar increase in CAP. The decrease in TSR in 2022 corresponded with a decrease in CAP. The Company’s TSR in 2021 and 2022 outperformed the peer group but lagged in 2023.
The same was true for the relationship between Net Income and CAP, as net operating income is a key component in the determination of bonuses under the Company’s annual bonus program for senior executives.
The following charts illustrate the relationship between these performance measures and our CAP.

COMPENSATION ACTUALLY PAID (CAP)	TSR VS. PEER GROUP	NET INCOME ($M)

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ADDITIONAL INFORMATION	(Continued)

Nearly 92% (for our PEO) and 83% (for our other NEOs) of the elements of our total compensation at target are earned based, in part, on adjusted EPS growth, creating a strong relationship between EPS and CAP. The Company’s adjusted EPS as further adjusted for executive compensation purposes is the primary measure for determining the payout of our three-year PSU awards (along with our relative TSR modifier), from 0% to 200% of target. In addition, it is a multiplier in the annual bonus program for senior executives. Shares distributed in connection with PSU awards granted in 2017, 2018, 2019, 2020 and 2021 (and paid out after the end of the three-year performance period) equaled 168%, 110%, 195%, 200% and 200% of target, respectively, making the adjusted EPS measure a significant factor in the amount of and change in CAP. In addition, PSU awards granted in 2021, 2022, and 2023 were tracking at 200%, 200% and 188%, respectively, as of December 31, 2023 (based on actual results through 2023). The adjusted EPS multiplier in the annual bonus program for senior executives was 0.93x in 2020 and 1.30x in each of 2021, 2022 and 2023, making it another driver of the amount of and change in CAP for our PEO and other NEOs. This relationship is illustrated in the table below.

PEO AND NON-PEO CAP VS. ADJUSTED EPS GROWTH

As described in the “Compensation Discussion and Analysis” beginning on page 23, our executive compensation program is designed to be competitive, performance-based and stockholder-focused. The elements of our compensation framework reward achievements against pre-established, quantifiable financial performance objectives, as well as individual strategic performance objectives. The value ultimately realized by our NEOs thus depends on the outcomes of these financial performance measures, the future performance of our stock price and our TSR versus peers. The table below shows the Company’s three most important performance measures used to link “Compensation Actually Paid” to our NEOS for fiscal year 2023.

Most Important Performance Measures (3 to 7 metrics without ranking)
TSR
Adjusted EPS as further adjusted for executive compensation purposes
Operating NOI growth

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ADDITIONAL INFORMATION	(Continued)

CEO PAY RATIO

The ratio of the annual total compensation for our CEO (Mr. Doyle) compared to the median of the annual total compensation of all of our employees (excluding our CEO) for 2023 is 274, as calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

The ratio for 2023 is based on the annual total compensation of the Company’s median employee (excluding our CEO) and our CEO (as disclosed in the 2023 Summary Compensation Table in this proxy statement), as follows:

• Median employee:	$69,634
• CEO:	$19,054,956

As permitted under SEC rules, the median employee that was used for purposes of calculating the ratio of the annual total compensation for our CEO compared to the median of the annual total compensation of all of our employees is the same employee that was identified for purposes of our fiscal year 2022 pay ratio disclosure. There has been no significant change in our employee population or employee compensation arrangements since fiscal year 2022 that we believe would materially impact our pay ratio disclosure.

We calculated annual total compensation for that employee for 2023 using the same methodology used to calculate the amount reported for our named executive officers in the “Total” column of the 2023 Summary Compensation Table.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

The Company maintains a written Policy Regarding Related Person Transactions, which sets forth standards and procedures for the review and approval or ratification of transactions between the Company and related persons. The policy is administered by the Directors and Governance Committee with assistance from the Company’s Corporate Secretary. See the discussion under the caption “Review of Related Person Transactions” appearing on page 7 of this proxy statement for more information.

Lloyd Yates is President & Chief Executive Officer of NiSource Inc. Mercer was engaged by NiSource Inc. to provide consulting services in the ordinary course of its business for approximately $425,000 in 2023. Mark C. McGivney is the Company’s Chief Financial Officer. Sophie McGivney, Mr. McGivney’s daughter, is a Senior Consultant at Oliver Wyman. In 2023, Ms. McGivney received compensation totaling approximately $128,000.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company’s common stock. The Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports of their behalf. To our knowledge, based solely on a review of the filed reports and written representations that no other reports are required, we believe that each of the Company’s directors and executive officers complied with all such filing requirements during 2023, except that, due to an administrative error, a grant of restricted stock units to Stacy Mills, the Company’s Vice President and Global Controller, was not timely reported.

INFORMATION ABOUT OUR ANNUAL MEETING AND SOLICITATION OF PROXIES

Why Have I Received a Notice Regarding Internet Availability of Proxy Materials Instead of Printed Copies of These Materials in the Mail?

In order to reduce paper and postage costs, and in accordance with SEC rules, we have elected to furnish our proxy materials to stockholders over the Internet. Most stockholders are receiving by mail a Notice of Internet Availability of Proxy Materials (“Notice”), which provides general information about the annual meeting, the address of the website on which our proxy statement and annual report are available for review, printing and downloading and instructions on how to submit proxy votes. For those who wish to receive their materials in a different format

85	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ADDITIONAL INFORMATION	(Continued)

(e.g., paper copy by mail or electronic copy by e-mail), the Notice contains instructions on how to do so. Stockholders who are current employees of the Company or who have elected to receive proxy materials via electronic delivery will receive via e-mail the proxy statement, annual report and instructions on how to vote.

How May I Obtain Electronic Delivery of Proxy Materials in the Future?

Stockholders who have elected to receive paper copies of the proxy materials will receive them by mail. If you are a stockholder of record and would prefer to receive electronic delivery, you may choose electronic delivery by following the instructions provided when you vote over the Internet. If you are a beneficial owner who holds shares in street name, it is likely that you will have the option to choose future electronic delivery of proxy materials when you vote over the Internet. Otherwise, please contact your broker or other intermediary holder of record for information regarding electronic delivery of proxy materials.

Who Can Vote on the Matters Being Decided at the Annual Meeting?

With respect to each matter properly brought before the meeting, each stockholder who held shares as of the close of business on March 18, 2024, which we refer to as the record date, is entitled to one vote, at the annual meeting or by proxy, for each share of common stock held as of that date. As of the record date, there were outstanding 493,532,426 shares of Marsh McLennan common stock entitled to vote.

Stockholders of Record

If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, you are a stockholder of record. As a stockholder of record, you may vote during the meeting or by proxy. The Company is incorporated in Delaware, and in accordance with Delaware law, a list of the Company’s common stockholders of record as of the record date will be available for inspection for at least ten days prior to the annual meeting by contacting Investor Relations by telephone at (212) 345-1227 or by e-mail mmc.investor.relations@mmc.com. The list will also be available during the virtual annual meeting at www.virtualshareholdermeeting.com/MMC2024.

Beneficial (“Street Name”) Stockholders

If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the stockholder of record for purposes of voting during the annual meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.

How Do I Vote?

Whether you hold shares as a stockholder of record or beneficial owner, you may direct how your shares are voted without participating in the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance of the meeting. If you are a stockholder of record, you may vote by submitting a proxy in accordance with the instructions included in your Notice or on your proxy card. If you are a beneficial owner holding shares in street name, you may vote by submitting voting instructions to your broker, bank, trustee or other intermediary in accordance with the voting instruction form provided to you. Executors, administrators, trustees, guardians, attorneys and other representatives voting on behalf of a stockholder should indicate the capacity in which they are voting and corporations should vote by an authorized officer whose title should be indicated.

You May Vote in the Following Manner:

By Telephone or the Internet

You may vote your shares via telephone or the Internet as instructed in the Notice or the proxy card, depending on how you received the proxy materials. The telephone and Internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	86

ADDITIONAL INFORMATION	(Continued)

By Mail

Stockholders who receive hard copies of the proxy materials may choose to vote by mail and, if you so choose, should complete, sign and date your proxy card or voting instruction card and mail it in the pre-addressed envelope included with the proxy materials. Note that, if you are a stockholder of record and you sign and return a proxy, but do not specify how to vote, your shares will be voted by the proxies in accordance with the Board’s recommendations, which will be in favor of our director nominees (Item 1); to approve, by nonbinding vote, the compensation of our named executive officers (Item 2); in favor of the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm (Item 3); and against the stockholder proposal (Item 4).

Can I Vote My Shares at the Virtual Annual Meeting?

Yes. However, even if you plan to attend the meeting, we recommend that you vote in advance of the meeting. If you vote in advance and then attend the meeting, you can always change your vote at the meeting.

Stockholders may vote during the virtual annual meeting by logging into the meeting website and following the instructions on the website. Stockholders will need the 16-digit control number found on their proxy card, voting instruction form or notice they previously received to vote during the meeting.

Can I Change My Vote?

Yes. Stockholders of record may revoke their proxy before it is voted at the annual meeting by (i) submitting a new proxy with a later date, (ii) voting at the annual meeting or (iii) sending written notification of revocation addressed to: Marsh McLennan, Attn: Corporate Secretary, 1166 Avenue of the Americas, New York, New York 10036-2774.

If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker or other intermediary, following the instructions they provided, before the annual meeting or by voting during the annual meeting.

What Should I do to Participate in the Annual Meeting?

On the day of the annual meeting, visit www.virtualshareholdermeeting.com/MMC2024 to participate in the annual meeting. Stockholders will need the 16-digit control number found on their proxy card, voting instruction form or notice they previously received to ask questions or vote.

Whether you hold shares as a stockholder of record or are a beneficial owner, we urge you to vote in advance by Internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the annual meeting.

What Should I Do to Ask a Question at the Annual Meeting?

Prior to meeting

Stockholders may submit questions in advance of the meeting by visiting proxyvote.com. Stockholders will need the 16-digit control number found on their proxy card, voting instruction form or notice they previously received to ask questions.

During the meeting

On the day of the meeting, stockholders must visit virtualshareholdermeeting.com/MMC2024 to ask questions during the meeting. Stockholders will need the 16-digit control number found on their proxy card, voting instruction form or notice they previously received to ask questions.

What are the Requirements to Conduct Business at the Annual Meeting?

In order to carry on the business of the annual meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be present or represented by proxy at the annual meeting. Both abstentions and broker nonvotes (described below) are counted for the purpose of determining the presence of a quorum.

87	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ADDITIONAL INFORMATION	(Continued)

What are the Voting Requirements to Elect Directors and to Approve the Other Proposals Discussed in the Proxy Statement?

The voting standards applicable to the annual meeting are as follows:

Election of Directors

The Company’s bylaws provide that in an uncontested election, a nominee will be elected if the number of votes cast “for” the nominee’s election exceeds the number of votes cast “against” the nominee’s election. Abstentions will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome. The election of directors is not considered a “routine” matter and thus brokers do not have discretionary authority to vote in the election of directors if they did not receive instructions from a beneficial owner. As a result, broker nonvotes will not be included in the total number of votes cast and therefore will have no effect on the election’s outcome. (See “Significance of Broker Nonvotes” below.)

Our Governance Guidelines address the procedures to be followed if an incumbent director standing for reelection in an uncontested election fails to receive a majority of the votes cast. See “Director Election Voting Standard” on page 8.

Vote Required for Other Proposals

Proposal	Vote Required

Item 2—Advisory (nonbinding) vote to approve named executive officer compensation	Majority of the voting power present in person or represented by proxy, and entitled to vote

Item 3—Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm	Majority of the voting power present in person or represented by proxy, and entitled to vote

Item 4—Stockholder proposal—Shareholder Right to Act by Written Consent	Majority of the voting power present in person or represented by proxy, and entitled to vote

In accordance with Delaware law, abstentions will be treated as present and entitled to vote for purposes of voting on these items, while broker nonvotes (described below) will not. Abstentions have the effect of a vote “against” each of the proposals.

Significance of “Broker Nonvotes”

NYSE rules provide that, when a matter to be voted on at an annual meeting is “non-routine,” a broker holding shares of record on behalf of a client may vote those shares only if the broker has received voting instructions from the client. The broker may submit a proxy on any routine matter, for which instructions were required but not provided, but when the broker refrains from voting on non-routine matters, a “broker nonvote” occurs. Shares subject to a broker nonvote are not counted as present or represented with respect to those matters, but are counted as present and represented for purposes of determining the presence of a quorum at the annual meeting. Under the rules of the NYSE, the election of directors (Item 1); the nonbinding vote to approve the compensation of our named executive officers (Item 2); and the stockholder proposal (Item 4) are considered non-routine.

Could Additional Matters be Decided at the Annual Meeting?

As of the date of this proxy statement, we do not know of any matters not described in this proxy statement that will be presented at the meeting. However, if any other matter shall properly come before the meeting, the persons named in the proxy will use their discretion to vote on such matter on behalf of shares for which proxies were submitted.

Who Conducts the Annual Meeting?

The Independent Chair acts as chairman of the annual meeting and has the authority to conduct the annual meeting so that the business of the meeting is carried out in an orderly and timely manner. In doing so, the chairman has the discretion to establish reasonable rules for comments and questions during the meeting.

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ADDITIONAL INFORMATION	(Continued)

Who Will Count the Votes at the Annual Meeting?

One or more representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as independent inspectors of election.

How Are Materials Provided to Stockholders Sharing the Same Address?

In order to reduce paper and postage costs, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record or who hold shares in certain employee benefit plan accounts and who share the same last name and reside at the same mailing address will receive one Notice or one set of proxy materials (if they have elected to receive hard copies of the proxy materials), unless one of the stockholders at that address has notified us that they wish to receive individual copies.

Stockholders who participate in householding continue to receive separate control numbers for voting and, in the case of those who receive hard copies of the proxy materials, separate proxy cards. Householding does not in any way affect dividend check mailings.

If you are a stockholder of record or hold our common stock in an employee benefit plan account and currently are subject to householding, but prefer to receive separate copies of proxy materials and other stockholder communications from the Company, you may revoke your consent to householding at any time by calling Broadridge Financial Solutions, Inc. toll-free at 1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Stockholders

A number of brokerages and other institutional holders of record have implemented householding. If you are a beneficial owner who holds shares in street name, please contact your broker or other intermediary holder of record to request information about householding.

How May I Obtain Another Set of Proxy Materials?

This proxy statement and our 2023 Annual Report can be viewed on (and printed from) our website at proxy.mmc.com. If you wish to receive a separate paper copy of our annual report or proxy statement, you may telephone our office of Investor Relations at (212) 345-1227, e-mail mmc.investor.relations@mmc.com, or write to: Marsh McLennan, Attn: Investor Relations, 1166 Avenue of the Americas, New York, New York 10036-2774

Who will Bear the Cost of this Proxy Solicitation?

We are providing these proxy materials in connection with the solicitation made by the Company’s Board of Directors of proxies to be voted at our annual meeting. We pay the expenses of preparing and distributing the proxy materials and soliciting proxies. We also reimburse brokers and other institutional record holders for their expenses in forwarding these materials to, and obtaining voting instructions from, beneficial owners of the Company’s common stock.

In addition to the distribution of this proxy statement and instructions for voting at the annual meeting, proxies may be solicited personally, electronically or by telephone by our directors, officers and other colleagues at no additional compensation. We have retained Georgeson LLC as our agent to assist in the proxy solicitation at a fee of approximately $16,000, plus expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER ITEMS OF BUSINESS FOR 2025 ANNUAL MEETING

Stockholder Proposals and Director Nominations for Inclusion in the Proxy Statement

Pursuant to Rule 14a-8, if a stockholder wants the Company to consider a proposal for inclusion in our proxy materials for presentation at our 2025 annual meeting of stockholders, the proposal must be received by us at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774, not later than November 29, 2024. The proposal must be sent to the attention of the Corporate Secretary, and must comply with all relevant SEC requirements.

Our bylaws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy

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ADDITIONAL INFORMATION	(Continued)

materials directors constituting up to the greater of two or 20% of board seats, if the stockholder(s) and the nominee(s) meet the requirements in our bylaws. Notice of proxy access director nominees must be received no earlier than October 30, 2024 and no later than November 29, 2024.

Stockholder Proposals or Director Nominations, but Not for Inclusion in the Proxy Statement

Our bylaws set forth the requirements a stockholder must follow to nominate a person for election as director or propose an item of business (“other stockholder business”) for our annual meeting of stockholders that is not included in our proxy statement. To properly bring the nomination or other stockholder business before an annual meeting, the proponent must be a stockholder of record and comply with certain notice procedures. In the case of other stockholder business, the business must also be a proper matter for stockholder action in accordance with law, the Company’s Certificate of Incorporation and the Company’s bylaws. The notice must be delivered not earlier than 5:00 p.m. Eastern Time on January 16, 2025, and not later than 5:00 p.m. Eastern Time on February 15, 2025. The notice must be delivered to the Corporate Secretary at our principal executive offices at 1166 Avenue of the Americas, New York, NY 10036-2774. In addition to complying with the advance notice provisions of our bylaws, to nominate a person for election as a director, stockholders must give timely notice that complies with the additional requirements of Rule 14a-19, which notice must be received no later than March 17, 2025.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	90

ADDITIONAL INFORMATION	(Continued)

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91	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ADDITIONAL INFORMATION	(Continued)

EXHIBIT A

MARSH & MCLENNAN COMPANIES, INC.

RECONCILIATION NON-GAAP MEASURES—ACTUAL AS REPORTED

TWELVE MONTHS ENDED DECEMBER 31

(Millions) (Unaudited)

Overview

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as in accordance with “GAAP” or “reported” results). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G and item 10(e) Regulation S-K in accordance with the Securities Exchange Act of 1934. These measures are: non-GAAP revenue, adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company’s non-GAAP measures include adjustments that reflect how management views its businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin

Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company’s GAAP operating income (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income (loss), on a consolidated and reportable segment basis, for the twelve months ended December 31, 2023 and 2022. The following tables also present adjusted operating margin. For the twelve months ended December 31, 2023 and 2022, adjusted operating margin is calculated by dividing the sum of adjusted operating income and identified intangible asset amortization by consolidated or segment adjusted revenue. The Company’s adjusted revenue used in the determination of adjusted operating margin is calculated by excluding the impact of certain noteworthy items from the Company’s GAAP revenue.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	92

ADDITIONAL INFORMATION	(Continued)

The information presented below represents the actual as reported data for the twelve months ended December 31, 2023 and 2022.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total

Twelve Months Ended December 31, 2023

Operating income (Loss)	$3,945	$1,666	($329)	$5,282

Operating margin	28.0%	19.1%	N/A	23.2%

Add (deduct) impact of noteworthy items:

Restructuring, excluding JLT (a)	146	62	62	270

Changes in fair value of contingent consideration	27	2	—	29

JLT integration and restructuring costs (b)	31	—	—	31

JLT legacy legal charges (c)	—	(51)	—	(51)

Disposal of businesses (d)	—	17	—	17

Legal settlement (e)	(58)	—	—	(58)

Westpac acquisition and integration related costs	—	39	—	39

Other	2	1	1	4

Operating income adjustments	148	70	63	281

Adjusted operating income (loss)	$4,093	$1,736	($266)	$5,563

Total identified intangible amortization expense	$297	$46	$—	$343

Adjusted operating margin	31.3%	20.4%	N/A	26.0%

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total

Twelve Months Ended December 31, 2022

Operating Income (loss)	$3,089	$1,553	($362)	$4,280

Operating margin	24,4%	19.1%	N/A	20.7%

Add (deduct) impact of noteworthy items:

Restructuring, excluding JLT (a)	157	61	94	312

Changes in fair value of contingent consideration	44	5	—	49

JLT integration and restructuring costs (b)	97	16	2	115

JLT legacy legal charges (c)	14	(13)	—	1

JLT acquisition related costs	24	1	3	28

Disposal of businesses (d)	(8)	(114)	—	(122)

Legal claims (f)	30	—	—	30

Westpac acquisition and integration related costs	0	21	—	21

Deconsolidation of Russian businesses and other relatedcharges (g)	42	10	—	52

Operating income adjustments	400	(13)	99	486

Adjusted operating income (loss)	$3,489	$1,540	($263)	$4,766

Total identified intangible amortization expense	$291	$47	$—	$338

Adjusted operating margin	29.8%	19.7%	N/A	24.7%

(a)	Costs primarily includes severance and lease exit charges for activities focused on workforce actions, rationalization of technology and functional resources, and reductions in real estate.

(b)	Reflects adjustments to restructuring liabilities for lease exit charges for a legacy JLT U.K. location.

(c)

Reflects a legal settlement with a competitor, excluding legal fees. The amount is included in revenue in the consolidated statements of income and excluded from non-GAAP revenue and adjusted revenue used in the calculation of adjusted operating margin.

93	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ADDITIONAL INFORMATION	(Continued)

MARSH & MCLENNAN COMPANIES, INC.

RECONCILIATION NON-GAAP MEASURES

TWELVE MONTHS ENDED DECEMBER 31

(Millions) (Unaudited)

Adjusted income, net of tax is calculated as the Company’s GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments in the preceding tables and the additional items listed below. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by the average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the twelve months ended December 31, 2023 and 2022.

	Twelve Months Ended December 31, 2023		Twelve Months Ended December 31, 2022
(in millions, except per share data)	Amount	Adjusted EPS	Amount	Adjusted EPS

Net income before non-controlling interests as reported	$3,802		$3,087

Less: Non-controlling interest, net of tax	46		37

Subtotal	$3,756	$7.53	$3,050	$6.04

Operating income adjustments	$281		$486

Investments adjustment	2		(3)

Pension settlement adjustment	—		2

Income tax effect of adjustments (a)	(53)		(78)

	230	$0.46	407	$0.81

Adjusted income, net of tax	$3,986	$7.99	$3,457	$6.85

(a)	For items with an income tax impact, the tax effect was calculated using an effective tax rate based on the tax jurisdiction for each item.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	94

ADDITIONAL INFORMATION	(Continued)

MARSH & MCLENNAN COMPANIES, INC.

RECONCILIATION OF NON-GAAP MEASURES

TWELVE MONTHS ENDED DECEMBER 31

(Millions) (Unaudited)

Non-GAAP revenue isolates the impact of foreign exchange rate movements and certain transaction-related items from the current period GAAP revenue. The non-GAAP revenue measure is presented on a constant currency basis, excluding the impact of foreign currency fluctuations. The Company isolates the impact of foreign exchange rate movements period over period, by translating the current period foreign currency GAAP revenue into U.S. Dollars based on the difference in the current and corresponding prior period exchange rates. Similarly, certain other items such as acquisitions and dispositions, including transfers among businesses, may impact period over period comparisons of revenue and are consistently excluded from current and prior period GAAP revenues for comparability purposes. Percentage changes, referred to as non-GAAP underlying revenue, are calculated by dividing the period over period change in non-GAAP revenue by the prior period non-GAAP revenue.

The following table provides the reconciliation of GAAP revenue to non-GAAP revenue:

	2023				2022

Twelve Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Risk and Insurance Services
Marsh (a)	$11,378	$70	$(109)	$11,339	$10,505	$5	$10,510
Guy Carpenter (b)	2,258	16	(80)	2,194	2,020	(19)	2,001
Subtotal	13,636	86	(189)	13,533	12,525	(14)	12,511
Fiduciary Interest Income	453	1	—	454	120	—	120
Total Risk and Insurance Services	14,089	87	(189)	13,987	12,645	(14)	12,631
Consulting
Mercer (c)	5,587	23	11	5,621	5,345	(68)	5,277
Oliver Wyman Group (a)	3,122	(15)	(79)	3,028	2,794	11	2,805
Total Consulting	8,709	8	(68)	8,649	8,139	(57)	8,082
Corporate Eliminations	(62)	—	—	(62)	(64)	—	(64)
Total Revenue	$22,736	$95	$(257)	$22,574	$20,720	$(71)	$20,649

95	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ADDITIONAL INFORMATION	(Continued)

Revenue Details

The following table provides more detailed revenue information for certain of the components presented above:

	2023				2022

Twelve Months Ended December 31,	GAAP Revenue	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue	GAAP Revenue	Acquisitions/ Dispositions/ Other Impact	Non-GAAP Revenue
Marsh:
EMEA (a) (d)	$3,262	$12	$(6)	$3,268	$2,997	$8	$3,005
Asia Pacific (d)	1,295	37	(5)	1,327	1,215	—	1,215
Latin America	559	6	1	566	502	—	502
Total International	5,116	55	(10)	5,161	4,714	8	4,722
U.S./Canada	6,262	15	(99)	6,178	5,791	(3)	5,788
Total Marsh	$11,378	$70	$(109)	$11,339	$10,505	$5	$10,510
Mercer:
Wealth (c)	$2,507	$11	$19	$2,537	$2,366	$69	$2,435
Health (c)	2,061	4	(2)	2,063	2,017	(137)	1,880
Career	1,019	8	(6)	1,021	962	—	962
Total Mercer	$5,587	$23	$11	$5,621	$5,345	$(68)	$5,277

(a)	Acquisitions, dispositions, and other in 2022 includes the loss on deconsolidation of the Company’s Russian businesses at Marsh of $27 million and Oliver Wyman Group of $12 million.

(b)	Acquisitions, dispositions, and other in 2023 includes a gain from a legal settlement with a competitor of $58 million, excluding legal fees.

(c)

Acquisitions, dispositions, and other in 2022 includes revenue from the Westpac superannuation fund transaction in Wealth and a gain from the sale of the Mercer U.S. affinity business of $112 million in Health. Results for 2023 in Wealth include the loss on sale of an individual financial advisory business in Canada of $17 million.

(d)	In the first quarter of 2023, the Company began reporting the Marsh India operations in EMEA. Prior year results for India have been reclassified from Asia Pacific to EMEA for comparative purposes.

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	96

ADDITIONAL INFORMATION	(Continued)

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97	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

ADDITIONAL INFORMATION	(Continued)

EXHIBIT B

As discussed more fully in our “Compensation Discussion and Analysis—Financial Services and General Industry Surveys” on page 50, the Compensation Committee reviewed competitive market data for executive compensation, effective April 1, 2023, compiled from two subsets of S&P 500® companies (as listed below) that participated in an executive compensation survey conducted by an independent compensation consulting firm.

General Industry			Financial Services

3M	Eli Lilly	Norfolk Southern	AFLAC

AbbVie	Emerson Electric	Northrop Grumman	AIG

Accenture	Entergy	Occidental Petroleum	Allstate

AFLAC	Estée Lauder	ONEOK	Aon

AIG	Eversource Energy	Oracle	Arthur J Gallagher & Company

Air Products	Exelon	Otis Elevator Company	Capital One Financial

Allstate	FirstEnergy	Pacific Gas & Electric	CBRE Group

Altria Group	Fiserv	Parker Hannifin	Centene

American Electric Power	Ford	PepsiCo	Chubb

American Tower	Freeport-McMoRan	Pfizer	Cigna

Amgen	General Dynamics	Philip Morris International	Discover Financial Services

Aon	General Electric	Principal Financial Group	Elevance Health

AT&T	General Mills	Progressive	Fiserv

Automatic Data Processing	General Motors	Prudential Financial	Global Payments

Baxter	Genuine Parts	Quanta Services	Hartford Financial Services Group

Becton Dickinson	Gilead Sciences	Raytheon Technologies	Humana

Biogen	Hartford Financial Services Group	Regeneron Pharmaceuticals	Mastercard

Boeing	HCA Healthcare	Republic Services	MetLife

Boston Scientific	Hershey	S&P Global	Principal Financial Group

Bristol Myers Squibb	Home Depot	Schlumberger	Progressive

Capital One Financial	Honeywell	Sempra Energy	Prudential Financial

Carrier Global Corporation	Hormel Foods	Sherwin-Williams	S&P Global

CBRE Group	Humana	Southern Company Services	Travelers

CDW	IBM	Starbucks	Visa

Centene	Illinois Tool Works	Stryker

Charter Communications	IQVIA	Sysco Corporation

Chubb	Johnson Controls	Target

Cigna	Kellogg	TE Connectivity

Cisco Systems	Keurig Dr Pepper	Thermo Fisher Scientific

Coca-Cola	Kimberly-Clark	T-Mobile USA

Cognizant	Kinder Morgan	Tractor Supply Company

Colgate-Palmolive	Kraft Heinz	Travelers

Constellation Energy	L3Harris	Tyson Foods

Corning	Labcorp	ULTA Salon, Cosmetics & Fragrances

Corteva Agriscience	Lam Research	Union Pacific Corporation

Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement	98

ADDITIONAL INFORMATION	(Continued)

General Industry			Financial Services

CSX	Lowe’s	United Rentals

Danaher	LyondellBasell	UPS

Delta Air Lines	Marriott International	Valero Energy

Discover Financial Services	Mastercard	Visa

Dollar Tree	McDonald’s	W.W. Grainger

Dominion Energy	Medtronic	Walgreens Boots Alliance

Dow Chemical	Merck & Co	Walt Disney

DTE Energy	MetLife	Warner Bros. Discovery

Duke Energy	Moderna	Waste Management

Eaton	Mondelez	Weyerhaeuser

Ecolab	Newmont Mining	Williams Companies

Edison International	NextEra Energy Inc.	Xcel Energy

Elevance Health	Nike

99	Marsh & McLennan Companies, Inc. Notice of Annual Meeting and 2024 Proxy Statement

CONTACT INFORMATION

Questions for the Board, any of the directors or committees of the Board should be directed to:

Concerns may be raised on a confidential or anonymous basis by telephone or online.
To raise a concern online or for dialing instructions, please go to ethicscomplianceline.com

HELPFUL RESOURCES

ANNUAL MEETING INFORMATION	
The Proxy Statement	proxy.mmc.com
Online voting	proxyvote.com
Annual Meeting Webcast	marshmclennan.com

BOARD OF DIRECTORS	marshmclennan.com/about/leadership.html
Committee Charters	marshmclennan.com/about/corporate-governance.html
Audit Committee	
Compensation Committee	
Directors & Governance Committee	
ESG Committee	
Finance Committee	

CORPORATE GOVERNANCE DOCUMENTS	marshmclennan.com/about/corporate-governance.html
Certificate of Incorporation	
Bylaws	
Guidelines for Corporate Governance	

MARSH MCLENNAN INFORMATION	
Company website	marshmclennan.com
Executive Committee	marshmclennan.com/about/leadership.html
Our Code of Conduct, *The Greater Good*	marshmclennan.com/about/integrity.html
Marsh McLennan Insights	marshmclennan.com/insights.html

ESG	
Marsh McLennan 2023 ESG Report	marshmclennan.com/about/esg.html
Inclusion & Diversity	marshmclennan.com/about/culture/inclusion-diversity-belonging.html

FINANCIAL INFORMATION	
The 2023 Annual Report	proxy.mmc.com
Events & Presentations	irnews.marshmclennan.com
Quarterly Earnings	irnews.marshmclennan.com
Investor Relations	irnews.marshmclennan.com

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute part of this proxy statement.

FSC www.fsc.org MIX Paper from responsible sources FSC® C132107

Marsh McLennan
1166 Avenue of the Americas
New York, NY 10036
marshmclennan.com

MarshMcLennan MARSH & MCLENNAN COMPANIES, INC. 1166 AVENUE OF THE AMERICAS NEW YORK, NY 10036 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the cut-off date, which is May 13, 2024 for shares held in a Plan (as defined on the reverse of this proxy card), and May 15, 2024 for all other registered shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MMC2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on the cut-off date, which is May 13, 2024 for shares held in a Plan (as defined on the reverse of this proxy card), and May 15, 2024 for all other registered shares. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For shares held in a Plan (as defined on the reverse of this proxy card), your proxy card must be received by May 13, 2024. For all other registered shares, your proxy card must be received by May 15, 2024. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by MMC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V30332-P05557 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MARSH & McLENNAN COMPANIES, INC. The Board of Directors recommends you vote FOR the following directors: Item 1 Election of Directors For Against Abstain 1a. Anthony K. Anderson 1b. John Q. Doyle 1c. Oscar Fanjul 1d. H. Edward Hanway 1e. Judith Hartmann 1f. Deborah C. Hopkins 1g. Tamara Ingram 1h. Jane H. Lute 1i. Steven A. Mills 1j. Morton O. Schapiro 1k. Lloyd M. Yates The Board of Directors recommends you vote FOR the following For Against Abstain proposal: Item 2 Advisory (Nonbinding) Vote to Approve Named Executive Officer Compensation The Board of Directors recommends you vote FOR the following For Against Abstain proposal: Item 3 Ratification of Selection of Independent Registered Public Accounting Firm The Board of Directors recommends you vote AGAINST the For Against Abstain following proposal: Item 4 Stockholder Proposal - Shareholder Right to Act by Written Consent Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by telephone or the Internet, there is no need for you to mail back your proxy card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V30333-P05557 MARSH & McLENNAN COMPANIES, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2024 ANNUAL MEETING FOR ALL STOCKHOLDERS: The undersigned hereby appoints Connor Kuratek and Courtenay Birchler proxies (each with power to act alone and with the power of substitution) of the undersigned to vote all shares which the undersigned would be entitled to vote at the Virtual Annual Meeting of Stockholders of Marsh & McLennan Companies, Inc. to be held online at 10:00 a.m. (New York City time) on Thursday, May 16, 2024 and at any adjournment or postponement thereof. FOR STOCKHOLDERS WHO ARE ALSO PARTICIPANTS IN THE MARSH & McLENNAN COMPANIES 401(k) SAVINGS & INVESTMENT PLAN AND/OR THE MARSH & McLENNAN AGENCY 401(k) SAVINGS & INVESTMENT PLAN: This card also constitutes the confidential voting instructions of the participants in the Marsh & McLennan Companies 401(k) Savings & Investment Plan and the Marsh & McLennan Agency 401(k) Savings & Investment Plan (each a “Plan”, and collectively, the “Plans”), who have the right to instruct the trustees under each Plan to vote the shares of stock of Marsh & McLennan Companies, Inc. (the “Company”) held under the Plans on their behalf, subject to Part 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). By signing and returning this card, the undersigned directs the trustees under each Plan to vote in person or by proxy all shares of the Company’s stock held under the Plans on behalf of the undersigned upon all matters at the Annual Meeting of Stockholders of the Company on May 16, 2024 and at any adjournment or postponement thereof. Provided this card is received by May 13, 2024, voting rights will be exercised by the trustees as directed or, if the card is signed but does not provide voting instructions, it will be deemed a direction to vote FOR Items 1, 2 and 3 and AGAINST Item 4. Under each Plan, the trustees of the Plan shall vote all undirected and all unallocated shares in the same proportion as those shares held in the Plan for which they have received a signed instruction card, except as otherwise provided in accordance with ERISA. Under the Plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of the shares of the Company’s stock held under the Plans on their behalf and their proportionate shares of undirected or unallocated shares. Participants in the Plans cannot vote at the meeting and may only vote these shares as provided in this paragraph. PROVIDED THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO DIRECTIONS ARE MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.